As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

SKB REIT, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	6798	35-2231963
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)
	1211 SW Fifth Avenue Suite 2250 Portland, Oregon 97204 (503) 220-2600

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert D. Scanlan
President and Chief Executive Officer
SKB REIT, Inc.
1211 SW Fifth Avenue
Suite 2250
Portland, Oregon 97204
(503) 220-2600
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Barry H. Lawrence, Esq.
Glenn D. Smith, Esq.
Kaye Scholer LLP
1999 Avenue of the Stars, Suite 1700
Los Angeles, California 90067
(310) 788-1000

     Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount To Be	Offering Price	Aggregate	Registration
Title of Securities Being Registered	Registered	Per Share(1)	Offering Price(1)	Fee
Common Stock, $0.001 par value per share	30,000,000 shares	$10.00	$300,000,000	$38,010
Common Stock, $0.001 par value per share (2)	3,000,000 shares	$9.50	$28,500,000	$3,611

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED                   , 2004

33,000,000 Shares of Common Stock Offered to the Public—Maximum Offering
250,000 Shares of Common Stock Offered to the Public—Minimum Offering

[SKB REIT, INC. LOGO]

Minimum Purchase – 100 Shares ($1,000) in most states

     This is the initial public offering of common stock of SKB REIT, Inc. We are a newly organized Maryland corporation sponsored by our affiliated advisor, SKB Advisors, LLC. We were incorporated in the State of Maryland in May 2004. We expect to use substantially all of the net proceeds from this offering to acquire and operate income-generating retail, office and industrial properties which are located in major and secondary U.S. cities located in the western United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. We intend to qualify and will elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

     We are offering and selling to the public, through SKB Real Estate Securities, Inc., up to 30,000,000 shares of our common stock on a best efforts basis at a price of $10 per share. We are also offering up to 3,000,000 shares of our common stock to be issued pursuant to our Dividend Reinvestment Plan at a purchase price during this offering of $9.50 per share. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering. Generally, you must initially purchase a minimum of 100 shares for a total purchase price of $1,000. This offering will terminate on or before            , 2006.

     We encourage you to carefully review the complete discussion of “Risk Factors” beginning on page 8 before purchasing our common stock. These risks include, among others, the following:

•	There is no public trading market for our common stock, and there is no assurance that one will develop; therefore, it will be difficult for you to sell shares of our common stock.

•	If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.

•	Neither we nor our affiliated advisor, SKB Advisors, LLC, has any prior operating history or any established financing sources and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

•	We have restrictions and limits on the ownership, transferability and repurchase of our common stock.

•	Our advisor has not managed a REIT and we cannot assure you that our advisor’s past experience will be sufficient to successfully manage our business as a REIT.

•	If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends.

•	This is a blind pool offering and, therefore, you will not have the opportunity to evaluate our investments before we make them.

•	We may incur substantial indebtedness, which may increase our business risks and hinder our ability to pay dividends.

•	Our advisor is owned by ScanlanKemperBard Companies, LLC and we have no ownership in our advisor.

•	We will pay our advisor substantial fees, including incentive fees from the sale, liquidation or refinancing of any of our properties, which may encourage our advisor to make decisions that generate higher fees and may not be in the best interests of our stockholders.

	Price	Selling	Dealer	Proceeds, Before
	to Public*	Commissions*	Manager Fee*	Expenses, to Us
Per Share	$10.00	$0.675	$0.25	$9.075
Minimum Offering	$2,500,000	$168,750	$62,500	$2,268,750
Maximum Offering	$300,000,000	$20,250,000	$7,500,000	$272,250,000
Dividend Reinvestment Plan	$28,500,000	$997,500	$0	$27,502,500

* The selling commission will be reduced to $0.3325 and no dealer manager fee will be charged with respect to shares sold pursuant to the Dividend Reinvestment Plan. The price for shares sold pursuant to our Dividend Reinvestment Plan will initially be $9.50. The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “The Offering.”

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission or other regulatory body has approved or disapproved of these securities, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

     No one is authorized to make any statements about this offering other than those that appear in this prospectus. We will only accept subscriptions from investors who meet the suitability standards described in this prospectus. You should also be aware that the description of SKB REIT, Inc. contained in this prospectus was accurate on               , 2004, but may no longer be accurate. We will amend or supplement this prospectus if there is a material change in our affairs.

     We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, as amended, and, therefore, investors will not have the benefit of the protections provided by the Investment Company Act of 1940, as amended.

     The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in our common stock is not permitted.

     We will pay our dealer manager selling commissions equal to up to 6.75% of the gross offering proceeds, 3.5% with respect to shares sold pursuant to the Dividend Reinvestment Plan. Our dealer manager will also receive a dealer manager fee equal to up to 2.5% of the gross offering proceeds. No dealer manager fee will be payable with respect to Shares sold pursuant to the Dividend Reinvestment Plan. Our advisor and its affiliates will receive reimbursements for organization and offering expenses incurred in connection with this offering. We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments.

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     Prior to the time we sell at least $2,500,000 of our common stock, your subscription payments will be placed in an account held by our escrow agent, Deutsche Bank AG, and will be held in trust for your benefit. If we are not able to sell at least $2,500,000 of our common stock by              , 2005, which is one year from the effective date of this prospectus, your funds in the escrow account, including interest thereon, will be promptly returned to you and we will terminate this offering.

SKB REIT, INC.

The date of this prospectus is                  , 2004

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SUITABILITY STANDARDS AND MINIMUM PURCHASE REQUIREMENTS

Suitability Standards

     The shares of our common stock that we are offering are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There currently is no public market for our common stock, which means that you will have difficulty selling shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount. You should not buy shares of our common stock if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your investment.

     In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of our common stock has either:

•	a net worth (excluding the value of the investor’s home, home furnishings and automobiles) of at least $150,000; or

•	a minimum annual gross income of at least $45,000 and a minimum net worth (excluding the value of the investor’s home, home furnishings and automobiles) of at least $45,000.

     Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.”

     Several states have established suitability standards different from those we have established. Shares will be sold only to an investor in these states who meet the special suitability standards set forth below.

     California, Iowa, Massachusetts, Missouri, Michigan, North Carolina, Oregon and Tennessee – The investor must have either (1) a minimum net worth of at least $225,000, or (2) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

     Maine – The investor must have either (1) a minimum net worth of at least $200,000, or (2) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

     New Hampshire – The investor must have either (1) a minimum net worth of at least $250,000, or (2) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $125,000.

     Missouri, Michigan, Ohio and Pennsylvania – In addition to the applicable suitability standards, the investor must have a minimum net worth of at least 10 times their investment in us.

     Because the minimum offering of our common stock is less than $600 million, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

     For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles.

     In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or retirement, pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of our common stock if the donor or grantor is the fiduciary.

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

     In addition to the foregoing, our suitability standards also require that a potential investor: (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of our common stock, (d) the background and qualifications of our advisor, and (e) the tax consequences of the investment.

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     Moreover, under the laws of certain states, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. You should read carefully the requirements in connection with resales of shares as set forth in our charter documents and as summarized under “Description of Capital Stock – Transfer Restrictions.”

     In purchasing shares, custodians or trustees of employee benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “United States Federal Income Tax Considerations – Taxation of U.S. Stockholders – Treatment of Tax-Exempt Stockholders.”

     These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement in the form attached hereto as Exhibit A or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

Minimum Purchase Requirements

     Subject to the restrictions imposed by state law, we will sell our common stock only to investors who initially purchase a minimum of 100 shares for a total purchase price of $1,000. Except as provided below, this initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code, including, without limitation, a Section 401(k) plan;

•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA which meets the requirements of Section 408 or Section 408A of the Internal Revenue Code.

     The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     In order to satisfy the minimum initial purchase requirements for plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common stock will not, in itself, create a plan of any kind, and that, in order to create a plan, you must comply with all applicable provisions of the Internal Revenue Code.

     The minimum purchase for Maine, New York, Nebraska and North Carolina residents is 500 shares ($5,000) of our common stock. The minimum purchase for Minnesota residents is 250 shares ($2,500) of our common stock, except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000) of our common stock. Following an initial subscription for at least the required minimum investment, any additional purchase must be in increments of 10 shares ($100) of our common stock except for residents of Maine, Minnesota, Nebraska and Washington who must still meet the applicable minimum purchase requirement set forth above, and purchases of shares of our common stock purchased pursuant to our Dividend Reinvestment Plan which may be in lesser amounts.

     You may not transfer fewer shares of our common stock than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide shares of our common stock so as to retain less than the number of shares of our common stock required for the minimum purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “expect,” “intend,” “forecast,” “project,” “anticipate,” “plan,” “estimate,” “could,” “predict,” “potential,” “believe,” “continue,” “should” or the negative of such terms and other comparable terminology. Any projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms is a forward-looking statement.

     The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs, which are subject to numerous known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please keep this cautionary note in mind as your read this prospectus.

     This prospectus contains certain statistics and other data that have been obtained from, or compiled from, information made available by third parties. These statistics and other data have not been prepared by us and we accept no responsibility for the accuracy of that information.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than or inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where such offers and sales are permitted.

Dealer Prospectus Delivery Requirement

     Until                , 2004 (which is 90 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

     We have set forth below some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. Only for purposes of this “Questions and Answers About This Offering” section, references to “you” or “your” in the question line refer to SKB REIT, Inc. and SKB Operating Partnership, L.P., and references to “I” in the question line refer to the investor. In all other sections, references to “you” refer to the investor.

Q:	What is SKB REIT, Inc.?

A:	Our company is a newly organized Maryland corporation sponsored by our affiliated advisor, SKB Advisors, LLC. We were incorporated in the State of Maryland in May 2004. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of income-generating retail, office and industrial properties which are located in the western United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. As of the date of this offering, we have not acquired or operated any real estate properties nor have we invested in any entities that make similar investments. We intend to qualify and will elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, but as of the date of this prospectus we are not qualified as a REIT.

Q:	What is a REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its taxable income; and

•	is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

Q:	Who is your advisor?

A:	SKB Advisors, LLC is our advisor and was organized in the state of Delaware in May 2004 by ScanlanKemperBard Companies, LLC. Our advisor is our affiliate and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds. Our advisor will manage our daily affairs, provide marketing, sales, client and investment advisory and management services, and make recommendations on all property acquisitions to our board of directors. As of the date of this offering, our advisor has not sponsored or advised any public real estate programs nor has it owned or operated any real estate properties.

ScanlanKemperBard Companies, LLC, has previously sponsored 51 privately offered real estate investments and partnerships. As of January, 2004, ScanlanKemperBard Companies, LLC has raised approximately $206 million and purchased approximately 51 properties through investments and partnerships. Neither our advisor, nor its principals, nor any of our other affiliates has sponsored a REIT. The “Prior Performance Summary” section of this prospectus beginning on page 67 contains a discussion of the investments sponsored by ScanlanKemperBard Companies, LLC from its formation in 1993 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the Prior Performance Tables included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by ScanlanKemperBard Companies, LLC is not necessarily indicative of the results we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

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Q:	Is your advisor independent of you?

A:	No. Some of our officers and directors are officers and directors of our advisor. The conflicts of interest that we and our advisor face are discussed under the heading “Conflicts of Interest” later in this prospectus.

Q:	What are the fees that you will pay to your advisor and its affiliates in connection with this offering?

A:	We will pay our advisor and its affiliates fees and commissions for services they will perform for us. We will also reimburse our advisor and its affiliates for expenses they pay or incur on our behalf. We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments and of the balance, in addition to acquisition fees and expenses we will pay to our advisor during the acquisition stage, we will pay our dealer manager selling commissions equal to up to 6.75% of the gross offering proceeds (3.5% with respect to shares issued pursuant to our Dividend Reinvestment Plan) and a dealer manager fee equal to up to 2.5% of the gross offering proceeds (other than with respect to shares issued pursuant to our Dividend Reinvestment Plan). In addition, we will reimburse our advisor and its affiliates for organization and offering expenses, which we expect to be approximately 1.5% of gross offering proceeds if we raise the maximum pursuant to this offering and 3.0% of gross offering proceeds if we raise the minimum. During the acquisition stage, we will also pay our advisor acquisition fees and expenses in connection with the selection, purchase, development and/or construction of real property. During the operating stage, our advisor will receive (i) property management and leasing fees, (ii) a refinancing fee in connection with any refinancing obtained by us for which our advisor rendered substantial services, (iii) brokerage commissions in connection with the sale of properties, and (iv) reimbursement of operating expenses and payment of a monitoring fee. Also, during the operating stage our advisor will receive a subordinated performance fee as well as a subordinated 13.0% share of the remaining net sales proceeds from the sale of properties after investors have received a return of their net capital contributions and an 8.0% cumulative, non-compounded return. In addition, our advisor will receive a subordinated fee if we choose to list our securities under certain circumstances. Upon termination of the advisory agreement with our advisor, and assuming listing has not occurred and the advisor has met applicable performance standards, our advisor shall be paid a performance fee. Please see the “Management Compensation” section of this prospectus for a detailed discussion of compensation.

Q:	Do you currently own any real estate properties?

A:	No. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office, retail and industrial properties. We may also invest in entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Q:	In what type of real estate will you invest?

A:	We intend to invest primarily in high-quality income-generating retail, office and industrial properties which are located in the western United States. To find properties that best meet our selection criteria for investment, our advisor’s property acquisition team will study regional demographics and market conditions. They will also interview local brokers and creditworthy tenants to gain the practical knowledge that these studies sometimes lack. Prior to acquisition, an experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments.

Q:	Will you acquire properties in joint ventures?

A:	Probably. We may acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group.

Q:	Will you use leverage?

A:	Yes. We expect to finance the acquisition of our commercial real estate properties with the net proceeds from this offering and borrowings from third parties. We expect to use leverage to attempt to increase potential returns to our stockholders. Our borrowing policy limits our borrowings to 60% of the cost (before deducting depreciation or other non-cash reserves) of all properties calculated on a total portfolio basis. However, our board of directors may change our borrowing limit from time to time without stockholder approval and there is no limitation on the amount we may borrow for the purchase of any single property. In connection with our borrowings, we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders.

Q:	What steps will you take to make sure you purchase environmentally compliant properties?

A:	Prior to acquisition, we will commission the preparation of a Phase I environmental assessment of a property. In addition, we generally expect to (1) obtain certain representations from the seller that, to its knowledge, the property is not contaminated with hazardous materials or (2) acquire insurance to protect against environmental liabilities.

Q:	What will be the terms of your leases?

A:	We will seek to secure leases with tenants prior to or at the time of the acquisition of a property. These leases may be either “gross” or “net” leases. Net leases typically provide that in addition to making its lease payments, the tenant will be required to pay or reimburse us for all or a majority of the operating and management costs, including real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs. Gross leases typically provide that the landlord will pay for all of the operating and management costs. The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. We expect that our leases generally will have a term between two and seven years, some of which may have renewal options. However, depending on the tenant, the terms may be longer or shorter in duration.

Q:	How will you own your real estate properties?

A:	We plan to own substantially all of our assets and conduct our operations through our operating partnership, SKB Operating Partnership, L.P., which we refer to as SKB OP. We are the sole general partner of SKB OP. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an “UPREIT”. We organized SKB OP to own, operate and manage our assets on our behalf.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Generally, a sale of property directly to us is a taxable transaction to the selling property owner. We plan to use an UPREIT structure because a seller of property who desires to defer taxable gain on the sale of the property will generally be able to transfer the property to SKB OP in exchange for limited partnership units in SKB OP on a tax-free basis. Accordingly, a seller of property will generally be able to defer the taxation of gains until they exchange their limited partnership units in SKB OP for our common stock or sell or redeem their units. If shares of our common stock are ever either repurchased or publicly traded, the former property owner may be able to achieve partial or complete liquidity for his or its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Are there any risks involved in an investment in your common stock?

A:	An investment in our common stock involves significant risks. You should read the “Risk Factors” section for a discussion of material risks that you should consider before you invest in our common stock. These risks include:

•	There is no public trading market for our common stock, and there is no assurance that one will develop; therefore, it will be difficult for you to sell shares of our common stock.	•	Significant restrictions on transfer and repurchase of our common stock will make it difficult for you to sell shares of our common stock promptly or at all.

•	If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.	•	Neither we nor our affiliated advisor has any prior operating history or any established financing sources and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

•	Our advisor has not managed a REIT and we	•	If we, through our advisor, are unable to find

	cannot assure you that our advisor’s past experience will be sufficient to successfully manage our business as a REIT.		suitable investments, then we may not be able to achieve our investment objectives or pay dividends.

•	This is a blind pool offering and, therefore, you will not have the opportunity to evaluate our investments before we make them.	•	We will pay our advisor substantial fees, including incentive fees from the sale, liquidation or refinancing of any of our properties, which may encourage our advisor to make decisions that generate higher fees with greater risks to us.

•	We may incur substantial indebtedness, which may increase our business risks and hinder our ability to pay dividends.

Q:	If I buy shares of your common stock, will I receive dividends and how often?

A:	In order to avoid corporate income and excise tax and to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to: (i) 90% of our REIT taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)); (ii) plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code; and (iii) minus any excess non-cash income. Provided we have funds readily available for the payment of dividends, we intend to declare regular monthly dividends. Our board of directors will determine the amount of our distributions, which will generally depend on the amount of distributable funds, current and projected cash requirements, tax considerations, including maintaining our qualification as a REIT, and other factors. Although we are required to make certain minimum distributions to maintain our qualification as a REIT, we have not established a maximum or minimum distribution policy nor do we expect to establish one in the future. We cannot predict when, if ever, we will generate sufficient funds to pay dividends. Until such time that we purchase a property and receive lease payments, we may fund dividend payments, if any, with proceeds from this offering.

Q:	How will you calculate the payment of dividends to stockholders?

A:	We expect to calculate our monthly dividends on a monthly basis. If we are able to pay dividends, they will be paid to stockholders of record as of the record dates selected by our board of directors.

Q:	May I reinvest my dividends in your common stock?

A:	Yes. You may participate in our Dividend Reinvestment Plan by checking the appropriate box on the subscription agreement, a form of which is attached as Appendix C, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under our Dividend Reinvestment Plan will initially be $9.50 per share of our common stock. After termination of this offering, the purchase price will be the fair market value of our common stock, as determined by the board of directors.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Yes and no. Generally, dividends that you receive, including dividends that are reinvested pursuant to our Dividend Reinvestment Plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, reduces current taxation, but may increase your tax when your investment is sold or we are liquidated; taxation at that time should be at favorable capital gains rates depending on the type of taxpayer you are and your holding period. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled “United States Federal Income Tax Considerations.”

Q:	What will you do with the proceeds raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating retail, office and industrial properties leased to creditworthy companies and governmental entities. We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments, and we will use the remaining proceeds to pay fees and expenses of this offering and acquisition-related fees and expenses. Some proceeds may also be used to pay dividends and fund the Share Repurchase Program. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share of our common stock, and your dividend yield will be based on your $10 per share of our common stock investment.

Until we invest the net proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the net proceeds in real estate.

Q:	What kind of offering is this?

A:	We are offering the public up to 30,000,000 shares of our common stock on a “best efforts” basis. In addition, we are offering up to 3,000,000 shares of our common stock to investors who want to participate in our Dividend Reinvestment Plan. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in this offering are only required to use their best efforts to sell our common stock and have no firm commitment or obligation to purchase any shares of our common stock. We are not guaranteeing that any minimum number of shares of our common stock will be sold. If you choose to purchase shares of our common stock in this offering, you will pay for our common stock at the time you subscribe. The purchase price will be placed into escrow with our escrow agent, Deutsche Bank AG. Our escrow agent will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by us as a stockholder.

Q:	How long will this offering last?

A:	This offering will not last beyond , 2006. However, we will not sell any shares of our common stock unless we sell a minimum of 250,000 shares of our common stock by , 2005 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by our escrow agent in trust for subscribers’ benefit, pending release to us. We will bear all costs of the escrow. If we do not sell at least 250,000 shares of our common stock by , 2005, we will return all funds in the escrow account (including interest), and we will stop selling shares of our common stock.

Q:	Who can buy shares of your common stock?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	How do I subscribe for shares of your common stock?

A:	If you choose to purchase shares of our common stock in this offering, you will need to contact your registered broker dealer or investment advisor and complete a subscription agreement in the form attached to this prospectus as Appendix B, for a specific number of shares of our common stock and pay for our common stock at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially invest at least $1,000. Thereafter, you may purchase additional shares in $100 increments. However, these minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	After I subscribe for shares of your common stock, can I change my mind and withdraw my money?

A:	Once you have subscribed for shares of our common stock and we have deposited the subscription with our escrow agent, your subscription is irrevocable, unless we elect to permit you to revoke your subscription.

Q:	What happens if you don’t sell at least 250,000 shares of your common stock?

A:	If the minimum of 250,000 shares of our common stock, or $2,500,000, is not reached before , 2005, we will terminate this offering and stop selling shares of our common stock. In such event, within 10 days after termination of this offering, the escrow agent will return your funds, including interest.

Q:	If I buy shares of your common stock in this offering, how may I later sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national exchange or market system. In fact, we expect that there will not be any public market for our common stock when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for our common stock and realize a return on your investment. Generally, you may sell our common stock to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding shares of any class or series of our stock. See “Description of Capital Stock – Transfer Restrictions.”

In addition, after you have held our common stock for at least one year, you may be able to have such shares repurchased by us pursuant to our Share Repurchase Program, subject to certain restrictions and limitations, provided we have sufficient funds available. See the “Dividend Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” section of this prospectus.

We may return all or a portion of your capital contribution in connection with a sale of our company or all or substantially all of our assets, including the properties we plan to acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares of our common stock.

Q:	Will you seek to list your common stock?

A:	If our board of directors believes listing would be in the best interest of our stockholders, we will seek to list our common stock. If we do not list our common stock on a national exchange or market system by December 31, 2014, our charter requires that we either:

•	seek approval of our board of directors of an extension or amendment of this listing deadline;

•	seek stockholder approval of the liquidation of our company; or

•	sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party.

If we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we will then be required to seek stockholder approval of our liquidation or sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party. If we seek and fail to obtain stockholder approval of our liquidation, our charter does not require us to list or liquidate. If we seek and obtain stockholder approval of our liquidation, we will begin an orderly sale of our properties and distribute our net proceeds to you. Alternatively, if we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we may sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party.

Q:	What is the experience of your officers and directors?

A:	Our management team has extensive experience in the financial services industry combined with specific experience investing in and managing real estate. Below is a short description of the background of each of our officers. See the “Management – Executive Officers and Directors” section of this prospectus for a more detailed description of the background and experience of each of our officers and directors.

•	Robert D. Scanlan, our Chairman, Chief Executive Officer and President, is also the Chief Executive Officer and President of our advisor. He has more than 30 years of experience in real estate brokerage, finance and investment management.

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•	N. Thomson Bard Jr., our Executive Vice President, is also Executive Vice President of our advisor. He has over 28 years of experience in real estate development and asset management.

•	Todd M. Gooding, our Executive Vice President and Chief Investment Officer, is also Executive Vice President of our advisor. He has more than 13 years experience in the real estate industry.

•	Sandra J. Rankin, our Chief Financial Officer is also Chief Financial Officer of our advisor. Prior to joining us she was Vice President and Investment Officer for Highmark Capital Management, a subsidiary of Union Bank of California.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly dividend reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required;

•	an investor newsletter;

•	supplements to this prospectus; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, which is www.SKBREIT.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Q:	Who is your transfer agent?

A:	Phoenix American Financial Services, Inc. is our transfer agent and registrar of our common stock. Their mailing address is 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Investor Services. Their telephone number is (866) 895-5050. To ensure that any account changes are made promptly and accurately, all changes including stockholder address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

SKB REIT, Inc.
1211 SW Fifth Avenue, Suite 2250
Portland, Oregon 97204
Attention: Investor Relations
Telephone: (503) 220-2600; Fax: (503) 220-2648
E-mail: investors@SKBREIT.com
www.SKBREIT.com

PROSPECTUS SUMMARY

     This prospectus summary contains basic information about us and this offering. Because it is a summary, it is not complete and does not contain all of the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section and the balance sheet and the notes thereto before making an investment in our common stock. As used in this prospectus, “SKB Funds,” “company,” “we,” “our,” and “us” refer to SKB REIT, Inc. and SKB Operating Partnership, L.P. (which we refer to as SKB OP), except where the context otherwise requires.

SKB REIT, Inc.

     We were incorporated in the State of Maryland in May 2004. We will be externally managed and advised by our affiliated advisor, SKB Advisors, LLC, pursuant to an advisory agreement which will be entered into with our advisor. Our advisor was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds.

     We expect to use substantially all of the net proceeds from this offering to acquire and operate high quality income generating retail, office and industrial properties which are located in the western United States. In addition, we may invest in other real estate investments, including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. As of the date of this prospectus, neither we nor our advisor has acquired or operated any real estate properties or invested in any entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

     We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income to the extent that we distribute substantially all of our net income to our stockholders.

     As of the date of this prospectus, we do not have any employees and do not expect to have any employees. As described above, our advisor manages our day-to-day operations pursuant to an advisory agreement, subject to the direction and oversight of our board of directors.

     Our office is located at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 92704, telephone number (503) 220-2600. We maintain an internet site at www.SKBREIT.com where you can find additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Investment Strategy

     Our strategy is to invest substantially all of the net proceeds from this offering in high quality income-producing retail, office and industrial properties that we believe offer attractive current returns with potential for long-term appreciation. We plan to acquire properties located in the western United States. In addition, we may invest in other real estate investments, including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. We expect that the size of each transaction, which may consist of one or more properties, that we consummate will range from $8 million to $75 million. For a description of our asset acquisition policy, see “Investment Objectives and Criteria – Acquisition and Investment Policies.” As we acquire properties, we will provide supplements to this prospectus to describe those properties.

     In addition, because we are organized as an UPREIT, we will be able to purchase properties with limited partnership units in SKB OP, which will be exchangeable on a one-for-one basis for our common stock.

Financing Strategy

     Our borrowing policy will limit our aggregate borrowings to 60% of the cost (before deducting depreciation or other non-cash reserves) of all properties calculated on a portfolio basis. However, our board of directors may change our borrowing limit from time to time without stockholder approval and there is no limitation on the amount we may borrow for the purchase of any single property. In connection with our borrowings, we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders and may secure our borrowings with the properties we acquire and corporate guarantees.

Leasing Strategy

     Generally, any lease that we enter into with one of our tenants will have a term between two and seven years, some of which may have renewal options. However, depending on the tenant, the terms may be longer or shorter in duration. Moreover, our leases may be either what is generally referred to from an economic perspective as “gross” or “net” leases. A net lease typically provides that, in addition to making its lease payments, the tenant will be required to pay or reimburse us for all or a majority of the operating and management costs, including real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs. A gross lease typically provides that the landlord pay for all of the operating and management costs. The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. For a description of our leasing policy, see “Investment Objectives and Criteria – Terms of Leases and Tenant Creditworthiness.”

Our Advisor

     Our advisor, SKB Advisors, LLC, is an affiliate of ours and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf, subject to the direction and oversight of our board of directors. We have no direct ownership of our advisor. SKB Advisors, LLC was organized in the State of Delaware in May 2004 and is located at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 92704.

Our Management

     Prior to commencement of this offering, we expect to have three members on our board of directors who are affiliated with our advisor and four additional directors who will be independent of our advisor. Our board of directors is responsible for reviewing the performance of our advisor. Our board of directors must also approve each material transaction, including material property acquisitions proposed by our advisor, as well as certain other matters set forth in our charter.

Our REIT Status

     We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2004. Provided we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on taxable income that we distribute to our stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income. We face the risk that we might not be able to comply with all of the REIT requirements in the future. Failure to qualify as a REIT would subject us to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income and property. See “United States Federal Income Tax Considerations.”

Risk Factors

     An investment in our common stock involves material risks, including a number of potential conflicts of interests between us, on the one hand, and our advisor and its affiliates, on the other hand. Each prospective purchaser of our common stock should consider carefully the matters discussed under “Risk Factors” beginning on page 8 of this prospectus before investing in our common stock.

Estimated Use of Proceeds of this Offering

     We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments. We will use the remainder of the gross proceeds of this offering to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of this offering.

Investment Objectives

     Our investment objectives are:

•	to provide current income for you through the payment of cash dividends;

•	to preserve and return your capital contributions; and

•	to realize growth in the value of the properties we acquire upon our ultimate sale of such properties.

     See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our policies and charter-imposed investment restrictions.

Conflicts of Interest

     Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	our advisor and its affiliates will also receive fees in connection with our public offerings of equity securities.

     Our officers, including three of our directors will also face these conflicts because of their affiliation with our advisor. Our advisor has purchased 20,000 shares of our common stock at the price of $10.00 per share for a total initial investment by our advisor of $200,000. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

     The following chart shows the ownership structure of the various entities of our company that are affiliated with our advisor.

(1)	SKB Advisors, LLC is 100% owned by ScanlanKemperBard Companies, LLC.

(2)	We are currently owned 100% by our advisor.

(3)	SKB OP is owned by us as its sole general partner and by our advisor as its only initial limited partner.

(4)	We expect that each new SKB Fund, if any, will be owned by our advisor and other investors.

Prior Offering Summary

     As of the date of this offering, our advisor and its affiliates have never sponsored any publicly offered securities.

This Offering

     We are offering up to 33,000,000 shares of our common stock, including 30,000,000 shares offered at $10 per share and 3,000,000 shares offered pursuant to our Dividend Reinvestment Plan, at $9.50 per share during this offering. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering. We will, however, waive the selling commission, and in some circumstances the dealer manager fee, for certain categories of purchasers. See “The Offering.” This offering will not last beyond      , 2006. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by      , 2005 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Deutsche Bank AG, in trust for subscribers’ benefit, pending release to us. If we do not sell 250,000 shares of our common stock by      , 2005, we will terminate this offering and return all subscribers’ funds, plus interest. Funds in escrow will be invested in short-term investments that mature on or before      , 2005 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the proceeds of this offering invested.

Compensation to Our Advisor

     We will pay our advisor and its affiliates fees and commissions for services they will perform for us. We will also reimburse our advisor and its affiliates for expenses they pay or incur on our behalf. The most significant items of compensation are included in the following table:

Estimated Amount for Maximum
Type of Compensation	Form of Compensation	Offering (33,000,000 shares)
Organizational and Offering Stage

Selling Commissions	Up to 6.75% of gross offering proceeds (3.5% with respect to shares issued pursuant to the Dividend Reinvestment Plan).	$21,247,500

Dealer Manager Fee	Up to 2.5% of gross offering proceeds (other than shares issued pursuant to the Dividend Reinvestment Plan).	$ 7,500,000

Organization and Offering Expenses	Reimbursement to our advisor and its affiliates of actual organization and offering fees as they have occurred, up to 3.0% of gross offering proceeds (including due diligence expenses of up to 0.5% of gross offering proceeds), but which we expect to be approximately 1.5% of gross offering proceeds if we raise the maximum pursuant to this offering.	$4,927,500 (estimated)

Acquisition and Development Stage

Acquisition and Advisory Fees	2.25% of total acquisition costs of the properties we acquire.	Actual amounts cannot be determined at the present time.

Operational Stage

Asset and Property Management and Leasing Fees	0.5% of the purchase price of properties owned by us, including any debt attributable to such properties. Also, property management and leasing fees at market rates for supervising the management, leasing, development and construction of our properties, any of which services may be subcontracted to third parties. In addition, a one-time initial rent-up or leasing-up of newly constructed properties which is equal to a competitive fee for geographic location of property based on a survey of brokers and agents (customarily equal to the first month’s rent).	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Loan Refinancing Fee	Up to 0.5% of the principal amount of any refinancing obtained by us for which advisor renders substantial services.	Actual amounts are dependent upon the aggregate amount of the refinancing and therefore cannot be determined at the present time.

Estimated Amount for Maximum
Type of Compensation	Form of Compensation	Offering (33,000,000 shares)
Real Estate Commissions	Lesser of 50% of competitive real estate brokerage commissions, or 3.0% of contract price for properties sold after investors receive a return of capital plus an 8.0% return on capital not to exceed the lesser of 100% of competitive real estate brokerage commissions or 6% of the contract sales price when combined with real estate commissions paid to third parties.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Performance Fee	After investors have attained an 8.0% cumulative, non-compounded return, our advisor will receive up to 13.0% of the return which is greater than 8.0%.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Expense Reimbursements	Reimbursement of actual expenses incurred by our advisor and its affiliates in connection with their acquisition, administration, and management of properties, and the operation of our company and its affiliates.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on a national exchange or market system)	13.0% of remaining amounts of net sale proceeds after return of capital plus payment to stockholders of an 8.0% cumulative non-compounded return on the capital contributed by investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange or market system)	13.0% of the amount by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of invested capital plus an amount equal to stockholders’ 8.0% cumulative non-compounded return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. See the “Management Compensation” section of this prospectus.

Dividend Policy

     To avoid corporate income and excise tax and to maintain our qualification as a REIT, we intend to make annual distributions to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. REIT taxable income is calculated pursuant to standards in the Internal Revenue Code and will not necessarily be the same as our net income as calculated in accordance with generally accepted accounting principles, or GAAP. As a result, we may be required to borrow money, issue securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Our board of directors may, in its discretion, cause us to make additional distributions of cash legally available for that purpose. We cannot predict when, if ever, we will generate sufficient cash to pay dividends. Until such time that we purchase a property and receive lease payments, we may fund dividend payments, if any, with proceeds of this offering. We expect our dividend rate from month to month will depend on our taxable earnings, financial condition and such other factors as our board of directors deems relevant. See the “Dividend Policy” section of this prospectus for a more detailed description of our distributions.

Listing

     Our common shares are not currently listed on a national exchange or market system. We will seek to list our common stock if and when our board of directors believes listing would be in the best interest of our stockholders. If our board of directors determines it is not in the best interest of our stockholders to list our common stock on a national exchange or market system by December 31, 2014, our charter requires that we either:

▪	seek approval of our board of directors of an extension or amendment of this listing deadline;

▪	seek stockholder approval of the liquidation of our company; or

▪	sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party.

Dividend Reinvestment Plan

     You may participate in our Dividend Reinvestment Plan pursuant to which you may have the dividends you earn reinvested in additional shares of our common stock. If you participate, you will not receive the cash from your dividends. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash dividends to pay such liability. The purchase price for shares purchased under our Dividend Reinvestment Program will initially be $9.50 per share of our common stock during this offering and thereafter at the fair market value of our common stock, but not less than $10 per share of our common stock. We may terminate our Dividend Reinvestment Plan at our discretion at any time upon ten days notice to you. See the “Dividend Reinvestment Plan and Share Repurchase Program – Dividend Reinvestment Plan” section of this prospectus for a more complete description of our Dividend Reinvestment Plan.

Share Repurchase Program

     We may use the net proceeds received from the sale of our common stock pursuant to our Dividend Reinvestment Plan to repurchase your shares of our common stock. After you have held our common stock for a minimum of one year, our Share Repurchase Program provides an opportunity for you to have your shares of our common stock repurchased during this offering at a purchase price equal to $9.00 per share subject to certain limitations and restrictions. After the termination of this offering, our board of directors will determine the repurchase price based on consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price, if any, the then-current Dividend Reinvestment Plan price and general market conditions. Our board of directors reserves the right to amend or terminate our Share Repurchase Program at any time. See the “Dividend Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” section of this prospectus for a more complete description of our Share Repurchase Program.

SKB Operating Partnership, L.P.

     We organized SKB OP, our operating partnership in the State of Delaware in May 2004. We expect to own substantially all of our real estate properties through SKB OP. We are the sole general partner and our advisor is a limited partner of SKB OP. This structure will allow sellers of properties to transfer their properties to SKB OP in exchange for additional limited partnership interests of SKB OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of SKB OP. Holders of units in SKB OP may have their units redeemed for cash or, at our option, shares of our common stock.

ERISA Considerations

     The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on employee benefit plans and individual retirement accounts (IRAs) subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any plan trustee or individual considering purchasing shares for a plan or an IRA should read the “ERISA Considerations” section of this prospectus very carefully.

Description of Capital Stock

     General

     Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form, unless we list shares of our common stock on a national exchange or market system. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of such shares of our common stock until the new owner delivers a properly executed form to us, which we will provide to any registered holder upon request.

     Stockholder Voting Rights and Limitations

     We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time. You are entitled to one vote for each share of our common stock you own at any of these meetings.

     Restrictions on Ownership of Our Common Stock

     In order to facilitate our REIT election, our charter prohibits any stockholder from directly or indirectly owning more than 9.8% of the outstanding shares of any class or series of our stock, unless that stockholder receives approval from our board of directors. We adopted this restriction to promote compliance with the provisions of the Internal Revenue Code which limit the degree to which ownership of a REIT may be concentrated. See “Description of Capital Stock – Transfer Restrictions.”

RISK FACTORS

     An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before making an investment decision. The risks discussed in this prospectus can harm our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties.

Risks Related to an Investment In Our Common Stock

There is no public trading market for our common stock and there is no assurance that one will develop; therefore, it will be difficult for you to sell shares of our common stock.

     There is no current public market for our common stock and we do not expect one to develop prior to the listing of our common stock on a national exchange or market system, which may never occur. Even if we do apply for listing, we cannot guarantee when such application would be made or whether it would be accepted. If our common stock is listed, we cannot assure you a public trading market will develop. In addition, the price received for any shares of our common stock sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase shares of our common stock only as a long-term investment.

Significant restrictions on transfer and repurchase of our common stock will make it difficult for you to sell shares of our common stock promptly or at all.

     Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of shares of our common stock. If you are able to find a buyer for your shares of our common, you may not sell your shares of our common stock to that buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of our common stock that apply to potential transferees which may further inhibit your ability to sell your shares of our common stock. Moreover, our board of directors may reject any request for repurchase of shares of our common stock or amend, suspend or terminate our Share Repurchase Program at any time. Therefore, it will be difficult for you to sell shares of our common stock promptly or at all. You may not be able to sell shares of our common stock in the event of an emergency, and, if you are able to sell your shares of our common stock, you may have to sell them at a substantial discount. It is also likely that shares of our common stock will not be accepted as the primary collateral for a loan. In addition, the offering price of our common stock was determined by our board of directors in the exercise of its business judgment but may not be indicative of the price that our common stock may trade if our common stock were listed on a national exchange or market system or of the proceeds that a stockholder may receive if we were liquidated or dissolved.

If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.

     This offering is being made on a “best efforts” basis, whereby the brokers participating in this offering have no firm commitment or obligation to purchase any of our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments, the geographic regions in which our investments are located and the types of investments that we make. In such event, the performance of any one of our investments will have a significant effect on our financial results. For example, in the event we only raise the minimum amount of $2,500,000, we will most likely make our investments through one or more joint ventures and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Your investment in our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

Both we and our advisor have no prior operating history and no established financing sources and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

     We and our advisor have no operating histories and our operating policies and strategies are untested. Moreover, we have no material net worth. We were incorporated in May 2004, and as of the date of this prospectus we have not made any investments in real estate or otherwise. We will be dependent upon the experience and expertise of our advisor in administering our day-to-day operations and the oversight of our board of directors. However, our advisor and its affiliates have no experience operating a public company or an entity that has elected to be a REIT. There can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue. In addition, as a newly-organized company, our policies and procedures are subject to change over time.

     Moreover, neither we nor our advisor has any established financing sources. Presently, our advisor is funded by ScanlanKemperBard Companies, LLC and its affiliates. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

     You should consider our prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

▪	identify and acquire investments that further our investment strategies;

▪	increase awareness of the SKB Real Estate Funds name within the investment products market;

▪	establish and maintain our network of licensed securities brokers and other agents;

▪	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

▪	respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

▪	continue to build and expand our operations structure to support our business.

     We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Our advisor has not managed a REIT and we cannot assure you that our advisor’s past experience will be sufficient to successfully manage our business as a REIT.

     Our advisor has not previously managed a REIT, and does not have any experience in complying with income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends.

     Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our advisor in the acquisition of our investments, the selection of tenants and the determination and negotiation of any financing arrangements. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of this offering in an interest-bearing account, invest the net proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay dividends to our stockholders would be adversely affected.

This is a blind pool offering and, therefore, you will not have the opportunity to evaluate our investments before we make them.

     Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. Except for the investments, if any, described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We will seek to invest substantially all of the net proceeds of this offering available for investment, after the payment of fees and expenses, in the acquisition of commercial properties. We have established policies relating to the creditworthiness of tenants, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

     Our board of directors has the authority to modify or waive our current operating policies and our strategies (including our election to operate as a REIT) without prior notice and without stockholder approval. We cannot predict the effect any changes to our current policies and strategies would have on our business, operating results and value of our stock. However, the effects might be materially adverse.

You will rely on our advisor and our board of directors to manage us.

     If you invest in us, you will be relying entirely on the management ability of our advisor and the oversight of our board of directors. You will have no right or power to take part in the management of us, except through the exercise of your voting rights. Thus, you should not purchase our common stock offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and our board of directors.

We have extremely limited reserves for working capital.

     As of the date of this offering, we have not established a working capital reserve. If this offering is not completed or, if completed, the net proceeds from this offering are not sufficient to adequately meet our cash needs, then we will have to obtain financing from affiliated or unaffiliated sources to fund these cash requirements. There is no assurance that financing will be available or, if available, will be available on terms acceptable to us.

Implementation of our growth strategy is dependent on our ability to increase our available capital.

     Our ability to implement our growth strategy is dependent on our ability to access the capital markets through the use of borrowings, this offering and future offerings of shares of our common stock and other securities. The failure to obtain necessary capital could harm our ability to acquire assets. We may be dependent on a bank or other institutional lender with respect to any credit facility. However, no such credit facility is expected to be in place at the closing of this offering.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

     We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our net offering proceeds in income-producing real properties in a timely manner, our ability to pay dividends to our stockholders would be harmed. Until we invest in properties, our investment returns on net offering proceeds will be limited to the rates of return available on short-term, highly liquid instruments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments.

Past performance of our officers and directors is not a predictor of our future results.

     Neither the track record of our officers and directors, while they were affiliated with other organizations, nor the performance of those organizations during the period of their affiliation, implies or predicts any level of future performance of our advisor or us. Our advisor’s performance and our performance is dependent on future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events for a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics relevant to buyers and sellers of assets, varying degrees of competition and varying circumstances pertaining to the real estate markets.

We are dependent on our advisor.

     Our advisor, subject to oversight by our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our board of directors may terminate our advisor, with or without cause, but only subject to payment and release of our advisor from all guarantees and other obligations incurred as our advisor, which are referenced in the “Management Compensation” section of this prospectus. We cannot be sure that our advisor will achieve our objectives or that our board of directors will be able to act sufficiently quickly to remove our advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

     Our success depends to a significant degree upon our officers and other key personnel, including Messrs. Scanlan, Bard and Gooding, each of whom would be difficult to replace. Neither we nor our advisor has employment agreements with any of our key personnel and we cannot guarantee that such persons will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We do not intend to separately maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that we will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

There will be competing demands on our officers and directors.

     Our directors and some of our officers, and the directors and some of the officers of our advisor, have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us and could take actions that are more favorable to the other companies than to us.

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited.

     Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Subject to certain limitations, our charter will limit the liability of our directors and officers to us and our stockholders for monetary damages to the maximum extent permitted under Maryland law. In addition, subject to certain limitations, the SKB OP partnership agreement requires that SKB OP indemnify our directors and officers and, when acting as our agents, our advisor and its affiliates against certain liabilities incurred in connection with their services to the maximum extent permitted under Maryland law. We will execute indemnification agreements with each officer and director and agree to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. In addition, we may be obligated to fund the defense costs incurred by our advisor and directors, officers, employees and agents in some cases.

Majority stockholder vote may discourage changes of control.

     Stockholders may take some action, including approving amendments to our charter, by a vote of a majority of our common stock outstanding and entitled to vote. If approved by the holders of the appropriate number of shares of our common stock, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

Risks Related to Conflicts of Interest

     We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not in the long-term best interests of our stockholders.

     Under our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not presently maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. As a result, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. Accordingly, these fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

▪	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

▪	public offerings of equity by us, which entitle our dealer manager to underwriting fees and entitle our advisor to increased advisory fees;

▪	property purchases and sales, which entitle our advisor to real estate commissions and asset and property management fees and possible success-based sales fees;

▪	the leasing of our properties to tenants, which entitles our advisor to leasing fees;

▪	the refinancing of existing financing, which entitles our advisor to refinancing fees;

▪	property acquisitions from one or more New Series SKB Funds, if any, which might entitle our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

▪	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for our dealer manager and our advisor;

▪	acquisitions of property which requires development, for which our advisor or its affiliate may serve as a developer and would be entitled to development fees;

▪	whether and when we seek to list our common stock on a national exchange or market system, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our common stock trades; and

▪	whether and when we seek to sell our company or our assets, which sale could entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.

     The advisory and acquisition fees and commissions and the management and leasing fees paid to our advisor are paid irrespective of the quality of its acquisition or property-management services. Moreover, our advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions.

     In addition, our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate our advisor prior to the listing of our common stock on a national exchange or market system or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares of common stock or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. Also, the requirement to pay the fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

     Our advisor was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds. Accordingly, our advisor in the future expects to form and organize, offer interests in, and manage and promote one or more other SKB Real Estate Funds sponsored programs, each of which is referred to in this prospectus as a New Series SKB Fund. We rely on our advisor to identify suitable investment opportunities for us. However, in the future, one or more New Series SKB Funds, if any, may also rely on our advisor for investment opportunities. Many investment opportunities may be suitable for us as well as one or more New Series SKB Funds, if any. If our advisor directs an investment opportunity to us or to one or more New Series SKB Funds, if any, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. In the event that an investment opportunity becomes available which is equally suitable for us and one or more New Series SKB Funds, if any, then our advisor will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to our advisor that our advisor has not recommended to us. In addition, we may acquire properties in geographic areas where one or more New Series SKB Funds, if any, own properties. If one of the other New Series SKB Funds, if any, attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our advisor has significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

     In addition to managing us, our advisor provides advice on our operating policies and strategies. Our advisor may also cause us to engage in future transactions with our advisor and its affiliates, subject to the approval of, or guidelines approved by, our board of directors. Our board of directors, however, rely primarily on information supplied by our advisor in reaching their determinations. Accordingly, our advisor has significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest. Additionally, our advisor has purchased 20,000 shares of our common stock at the price of $10.00 per share for a total initial investment of $200,000. Our advisor has also purchased 1,000 units of SKB OP at the price of $10.00 per unit for a total initial investment of $10,000.

The timing of sales and acquisitions may favor our advisor.

     Our advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve any material transactions, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s compensation. Because certain of our officers and directors are also officers and directors of our advisor, the agreements between us and our advisor were not the result of arm’s-length negotiations. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

Some or all of our properties may be developed by affiliates.

     Properties that we acquire may require development prior to use by tenants. Our affiliates may serve as developer and if so, those affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. Our independent directors must approve employing an affiliate of ours to serve as a developer and services must be provided on competitive terms. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor or third parties, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

     In the future, we are likely to enter into joint venture agreements with one or more New Series SKB Funds, if any, as well as third parties for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest if a situation arises where our advisor must determine which SKB Real Estate Funds sponsored program, including us or a New Series SKB Fund, should enter into any particular joint venture agreement. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

     We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

▪	the possibility that our co-venturer, co-tenant or partner in an investment may have more rights, power or control than us;

▪	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

▪	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

▪	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Our advisor, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

     We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of their interests in an SKB Real Estate Funds sponsored program, including us or a New Series SKB Fund, and the fact that they also engage in other business activities, our advisor and its affiliates, including our officers, will have conflicts of interest in allocating their time between us and one or more New Series SKB Funds, if any, and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could diminish the value of the services they provide to us.

     Each of our executive officers and some of our directors are also officers and directors of our advisor and other affiliated entities. As a result, these individuals owe fiduciary duties to these various entities and their stockholders and others, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our property manager.

Our fiduciary obligations to SKB OP may conflict with the interests of our stockholders.

     As the sole general partner of SKB OP, we have fiduciary obligations to the limited partners of SKB OP, the discharge of which may conflict with the interests of our stockholders. In addition, those persons holding units of SKB OP, as limited partners, have the right to vote as a class on certain amendments to the operating partnership agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of those investors who acquire our common stock in this offering. In addition, the holders of units of SKB OP have certain approval rights with respect to certain transactions that affect all stockholders but which may be exercised in a manner which does not reflect the interests of all stockholders.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

     Kaye Scholer LLP is counsel to us, to our advisor and its affiliates and to SKB OP. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of SKB OP, our advisor and its affiliates, our counsel’s loyalties to SKB OP, our advisor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue.

Risks Related to our Business in General

A limit on the number of shares of our common stock a person may own may discourage a takeover.

     For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the value of the outstanding shares of our common stock. The constructive ownership rules set forth in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the aggregate value of the outstanding stock, and thus be subject to the ownership limit in our charter. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of our board of directors shall be void, and will result in the shares being transferred by operation of law to a charitable trust. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control of our company.

     Certain provisions of Maryland law, our charter and our bylaws will have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

▪	Removal of Directors. Our charter provides that, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast by our stockholders generally in the election of directors.

▪	Number of Directors, Board Vacancies, Term of Office. At such time as a class of our equity securities is registered under the Securities Exchange Act of 1934, as amended, which will occur upon completion of our initial public offering, we intend to amend our bylaws to elect to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum.

▪	Limitation on Stockholder-Requested Special Meetings. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of stockholders entitled to cast not less than 10% of all the votes entitled to be cast by the stockholders at such meeting.

▪	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

▪	Exclusive Authority of our Board to Amend the Bylaws. Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

▪	Preferred Stock. Our charter will provide that our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

▪	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

▪	Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our Articles of Incorporation exempt us from this statute. However, our Articles of Incorporation may be amended in the future by a vote of a majority of our the board of directors and a majority of our stockholders, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between our company and other persons.

▪	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may repurchase any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend distributions, may harm the value of our common stock.

     In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of our preferred stock or common stock. Upon the liquidation of our company, holders of our debt securities and shares of our preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock. Our preferred stock, if issued, would have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the value of our common stock and diluting their stock holdings in us.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

     We are not registered, and we do not intend to register, as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

▪	limitations on capital structure;

▪	restrictions on specified investments;

▪	prohibitions on transactions with affiliates; and

▪	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

     In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to our stockholders and possibly lower the returns of our stockholders.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Terrorist attacks and other acts of violence or war may affect any market for our common stock, the industry in which we operate, our operations and our profitability.

     Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may impact our investments, directly or indirectly, by undermining economic conditions in the U.S. and increasing our operating expenses, including our costs of insurance and security. Losses resulting from terrorist events are generally uninsurable.

Stockholders have limited control over changes in our policies and operations.

     Our board of directors determines our major policies, including our policies regarding investment, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

▪	the election or removal of directors;

▪	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval, as necessary for us to qualify or maintain our status as a REIT or to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of repurchase of such shares, provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

▪	our termination, liquidation or dissolution;

▪	any merger, consolidation or sale or other disposition of substantially all of our assets; and

▪	the termination of our status as a REIT.

All other matters are subject to the discretion of our board of directors.

You are bound by the majority vote on matters on which you are entitled to vote.

     You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

You are limited in your ability to sell our common stock pursuant to our Share Repurchase Program.

     Any stockholder requesting repurchase of their shares of our common stock pursuant to our Share Repurchase Program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should be fully aware that our Share Repurchase Program contains additional restrictions and limitations. Generally, you must have held our common stock for at least one year in order to participate in our Share Repurchase Program. Shares of our common stock will be repurchased on a first-come, first-served basis, with a priority given to repurchases upon the death of a stockholder. Subject to funds being available, we will limit the number of shares of our common stock repurchased pursuant to our Share Repurchase Program as follows: (1) during any calendar year, we will not repurchase in excess of 3.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (2) funding for the repurchase of our common stock will come exclusively from the proceeds we receive from the sale of our common stock under our Dividend Reinvestment Plan such that in no event shall the aggregate amount of repurchases under our Share Repurchase Program exceed aggregate proceeds received from the sale of our common stock pursuant to our Dividend Reinvestment Plan. We cannot guarantee that the funds set aside for our Share Repurchase Program will be sufficient to accommodate all requests made in any year. The board of directors, in its sole discretion, may reject any request for repurchase or terminate or amend our Share Repurchase Program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our Share Repurchase Program.

If you are able to resell your shares of our common stock to us pursuant to our Share Repurchase Program, you will likely receive substantially less than the fair market value for your shares.

     The purchase price for shares of our common stock we repurchase during this offering under our Share Repurchase Program will equal $9.00 per share. After the termination of this offering, our board of directors will determine the repurchase price based on consideration of numerous factors including the then-current fair market value of our portfolio, the then-current offering price, if any, the then-current Dividend Reinvestment Plan price and general market conditions. You may receive substantially less by selling your shares of our common stock back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. Even if you sold shares of our common stock to a subsequent third party purchaser, you would probably receive substantially less than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

We established the offering price on an arbitrary basis; as a result, your subscription price for shares is not related to any independent valuation.

     Our board of directors has arbitrarily determined the selling price of our common stock, and such price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

     Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our investments, and the management and leasing of our properties and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders.

There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.

     There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions will be based principally on cash available from our properties and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields from our investments, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We have not established a minimum dividend payment level and our ability to pay dividends might be adversely affected by the foregoing factors as well as the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Moreover, with no prior operations, there is no basis for anyone to predict the amount of distributions you may receive.

Adverse economic conditions will negatively affect our returns and profitability.

     Recent geopolitical events may have a negative economic effect on the nation as a whole and the local economies where our properties may be located. The length and severity of any shock to the economy or economic downturn cannot be predicted. In addition, our operating results may be affected by the following market and economic challenges:

▪	Poor economic times may result in defaults by tenants of our properties.

▪	Job transfers and layoffs may cause vacancies to increase.

▪	Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

▪	Increased insurance premiums, which in part are due to concern over terrorist activities, and other costs of doing business (including security costs), may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums and other costs of doing business may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

     The foregoing factors and others beyond our control may reduce the value of properties that we acquire in the future. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

     Substantially all of the gross proceeds of this offering will be used to buy real estate or other investments and to pay various fees and expenses and to establish an initial working capital reserve. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

General Risks Related To Investments In Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

     Our operating results will be subject to risks generally incident to the ownership of real estate, including:

▪	changes in general economic or local conditions;

▪	changes in supply of or demand for similar or competing properties in an area;

▪	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

▪	changes in tax, real estate, environmental and zoning laws; and

▪	periods of high interest rates and tight money supply.

     For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Possible lack of diversification increases the risk of investment.

     We plan to use the net proceeds of this offering to acquire and operate commercial real estate primarily consisting of income-generating retail, office and industrial properties. In general, the commercial real estate industry has recently experienced high levels of vacancy due, in large part, to over construction in this market segment and, at the same time, many companies going out of business or consolidating their operations. Even if we are successful in acquiring a property and leasing the property to a tenant, if the tenant subsequently terminates or otherwise defaults on the lease we can not assure you that we will be able to re-lease the property to another tenant on favorable terms, if at all. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders. Moreover, if our properties become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares of our common stock being offered by this prospectus. If we do not, it is possible that we will not have the money necessary to diversify our investments or achieve a favorable return on our investments.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

     A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We depend on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

     The success of our investments materially depends on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

Increased competition for tenants could increase our operating costs.

     We could be adversely affected if similar types of properties are built in locations competitive with properties owned by us, causing increased competition for tenants. This could result in decreased cash flow and may require us to make capital improvements to our properties which we would not have otherwise made which could harm our results of operations and financial condition.

Potential additional costs in connection with acquiring single-user commercial properties.

     We may acquire properties that are designed or built primarily for a particular tenant or for a specific type of use. If the tenant fails to renew or defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which could harm our results of operation and financial condition.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.

     When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be harmed.

We may be unable to sell a property if or when we decide to do so, which could harm our ability to pay cash distributions to our stockholders.

     The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may harm your returns.

     Our advisor will attempt to obtain adequate insurance on all of our properties to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash dividends to be distributed to stockholders.

Our operating results may be harmed by potential development and construction delays and resultant increased costs and risks.

     We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

     In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Natural disasters, construction defects and title defects could significantly reduce the value of our properties and your investment.

     Natural disasters, including earthquakes, could significantly reduce the value of our properties. While we will attempt to obtain adequate insurance coverage for natural disasters, insurance may not properly compensate us for the long-term loss in value that a property may suffer if the area around it suffers a significant natural disaster. In addition, construction defects, including building code violations, and title defects could adversely affect the value of our properties. Although we will attempt to obtain indemnification from sellers for any such defects, there can be no guarantee that we will be able to collect indemnification reimbursements once a defect is discovered. As a result, we may not be compensated for the loss in value. Any diminution in the value of our properties that is not fully reimbursed will reduce our profitability and adversely affect the value of your investment.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

     We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment. In addition, if we, our tenants or our managers are unable to continue to compete successfully, our results of operations will be adversely affected.

Delays in acquisitions of properties may have adverse effects on your investment.

     There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash dividends attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash dividends attributable to such property.

Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment.

     We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to further our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

     If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

If we or one of our affiliates undertakes any construction or development activities for a property we will be exposed to additional risks.

     We or one of our affiliates may construct or develop properties or render services in connection with construction or development. These activities may expose us to additional risks such as cost overruns, increases in carrying costs of projects under construction and development, shortages of or increases in the cost of materials and labor, adverse weather conditions, and limitations on construction and development imposed by governmental regulation.

The success of our joint venture activity depends upon our ability to work effectively with financially sound partners.

     We may enter into joint ventures with one or more New Series SKB Funds, if any, as well as other third parties for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

▪	the possibility that our co-venturer, co-tenant or partner in an investment may have more rights, power or control than us;

▪	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

▪	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

▪	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

     All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We may acquire properties that are subject to environmental liabilities.

     All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the visual inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. Our board of directors and our advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller has (a) agreed in writing to indemnify us for the predetermined risk as identified by our advisor and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; (ii) we have negotiated other comparable arrangements with the seller, including a reduction in the purchase price or (iii) we have acquired insurance to limit our liability. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that we will identify the correct risk for which we need indemnification or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could harm our financial condition or results of operations.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

     If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could harm our cash dividends to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could harm our ability to pay cash dividends to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may harm our ability to make distributions.

     Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Americans with Disabilities Act, all places of public accommodations are required to comply with certain federal requirement for access and use by disabled persons. The Americans with Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Americans with Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Americans with Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Americans with Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Americans with Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

Inflation could harm our investment returns.

     Inflation may decrease the value of some of our investments. For example, inflation could reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

We may be unable to control the sale of some properties.

     We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. A lease may also provide the tenant with a right of first refusal on any proposed sale of the property. These policies may lessen the ability of our advisor and our board of directors to freely control the sale of a property.

We will have no economic interest in ground lease properties after expiration of the lease.

     If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

Multiple property leases with individual tenants increase our risks.

     The value of our properties leased to unaffiliated third parties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant may continue for some time before our advisor or our board of directors determines that it is in our interest to evict the tenant. Tenants may lease more than one property. As a result, a default by or the financial failure of a tenant could cause a reduction in income.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

     We may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

     We may incur mortgage debt on a particular real property, especially if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be harmed.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

     If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, which may further limit the number of properties we can acquire. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties with mortgaged debt are refinanced, we may not be able to refinance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it might prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

     In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our advisor as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.

     We expect that in the future we will incur indebtedness that bears interest at variable rates. Accordingly, increases in interest rates would increase our interest costs, which could harm our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, we may be forced to refinance or sell property on unfavorable terms, which could cause significant harm to your investment.

     Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

     We intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service that we qualify as a REIT, we have received an opinion from our counsel, Kaye Scholer LLP, that based on our proposed method of operation, we expect to qualify as a REIT for the taxable year ending December 31, 2004. You should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or any court. The REIT qualification opinion only represents the views of our counsel based on its review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and our qualification as a REIT will depend on our continuing ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of the distributions to our stockholders.

     The opinion of our legal counsel regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Kaye Scholer LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Kaye Scholer LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts. Those legal conclusions could be changed or invalidated based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

     You should be aware that qualification as a REIT involves the application of highly technical and complex U.S. federal income tax code provisions for which only a limited number of judicial or administrative interpretations exist. Accordingly, it is not certain we will be able to become and remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the Internal Revenue Service might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

▪	we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and we would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

▪	any resulting tax liability could be substantial, would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

▪	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the taxable year of disqualification and for the subsequent four taxable years following the year during which we lost our qualification and, thus, our cash available for investment or distribution to our stockholders would be reduced for each of the years during which we did not qualify as a REIT because of the additional tax liability.

Complying with REIT requirements might cause us to forego otherwise attractive opportunities.

     In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature and diversification of our mortgage-backed securities, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.

     In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our desire to sell commercial real estate and other investments at otherwise opportune times if we believe such sales could be considered a prohibited transaction.

Complying with REIT requirements may force us to borrow to make distributions to our stockholders.

     As a REIT, we generally must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. From time to time, we might generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income might be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we might be unable to distribute 90% of our taxable income as required by the REIT rules. In that case, we would need to borrow funds, sell portion of our investments (potentially at disadvantageous prices) or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts to invest in commercial real estate and other investments. Moreover, the distributions received by our stockholders in such an event could constitute a return of capital for federal income tax purposes since the distributions are in excess of our earnings and profits, although such distributions would not reduce stockholders’ aggregate invested capital.

Excessive non-real estate asset values may jeopardize our qualification as a REIT.

     In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. We may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its qualification as a REIT during a taxable year in which our investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, we will lose our qualification as a REIT. The 25%, 20%, 10% and 5% tests are determine at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

     If you participate in our Dividend Reinvestment Plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Your tax liability on a repurchase of shares may exceed that which would result upon a sale.

     Generally, the repurchase of shares of our common stock by us will result in recognition of ordinary income by a stockholder whose shares are repurchased unless the stockholder’s interest in us is terminated or substantially reduced. Ordinary income is subject to tax rates for individual shareholders that are significantly higher than those that apply to gains recognized on sales of our stock to third parties. In addition, where repurchases are subject to ordinary income treatment the taxable amount is not reduced by a stockholder’s tax basis in his or her shares. Taxable gain on a sale of shares, by contrast, is computed as the amount received in excess of such tax basis. Accordingly, our shareholders may be subject to less favorable tax consequences upon repurchase of their shares by us than upon sales of shares to a third party.

If SKB OP fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce cash available for distribution to our stockholders.

     We intend to maintain the status of SKB OP as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing our qualification as a REIT, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which SKB OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it could be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our qualification as a REIT.

In certain circumstances, we may be subject to federal, state and local income taxes and property taxes, which would reduce our cash available for distribution to our stockholders.

     Even if we qualify and maintain our qualification as a REIT, we may be subject to federal income taxes and related state and local taxes and property taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any taxes paid by us will reduce our cash available for distribution to our stockholders.

We may be subject to other tax liabilities even if we qualify as a REIT.

     Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce our operating cash flow.

We may be harmed by changes in various laws and regulations.

     Changes in the laws or regulations governing our advisor or its affiliates may impair our advisor’s or its affiliates’ ability to perform services in accordance with the advisory agreement. Our business may be harmed by changes to the laws and regulations affecting our advisor or us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us, our advisor and our stockholders, potentially with retroactive effect.

     Under current law, the maximum tax rate of non-corporate taxpayers for capital gains (for taxable years ending on or after May 6, 2003 and before January 1, 2009) and for dividends (for taxable years beginning after December 31, 2002 and before January 1, 2009) to 15%. Generally, dividends paid by REITs are not eligible for this 15% federal income tax rate, with certain exceptions discussed at “United States Federal Income Tax Considerations—Taxation of U.S. Stockholders – Distributions Generally.” Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

     In addition, legislation is currently pending in the United States House of Representatives and the United States Senate that would amend certain rules relating to REITs. Among other changes, the proposed legislation would provide the Internal Revenue Service with the ability to impose monetary penalties, rather than a loss of REIT status, for reasonable cause violations of certain tests relating to REIT qualification, and would change the formula for calculating the tax imposed for certain violations of the income tests discussed at “United States Federal Income Tax Considerations – Requirements for Qualification – Income Tests.” In general, the changes would apply to taxable years beginning after the date the legislation is enacted. As of the date hereof, it is not possible to predict with any certainty whether the proposed legislation will be enacted in its current form.

Risks to Plans and IRAs

Possible effect of ERISA and Prohibited Transaction Rules.

     We believe that our assets will not be deemed, under ERISA to be “plan assets” of any plan that invests in our common stock, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excises taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

There are special considerations that apply to plans or IRAs investing in shares.

     If you are investing the assets of any plan, including any pension, profit sharing, 401(k), Keogh or other qualified retirement plan, or the assets of an IRA in our common stock, you should satisfy yourself that:

▪	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

▪	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

▪	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

▪	your investment will not impair the liquidity of the plan or IRA;

▪	your investment will not produce “unrelated business taxable income” for the plan or IRA;

▪	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

▪	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

ESTIMATED USE OF PROCEEDS

     The following tables set forth information about how we intend to use the proceeds raised in this offering assuming the minimum and maximum offering proceeds are raised. The minimum offering assumes we sell the minimum 250,000 shares at $10 per share pursuant to this offering and that we issue no shares pursuant to our Dividend Reinvestment Plan. The maximum offering assumes we sell the maximum 30,000,000 shares at $10 per share pursuant to this offering and we issue all of the 3,000,000 shares relating to our Dividend Reinvestment Plan at $9.50 per share. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering.

     Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

     Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that at least 85% of the money you invest will be used generally to buy real estate and make other investments, while the remainder will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering, as well as acquisition fees and expenses to our advisor for investing the net offering proceeds.

	Minimum Offering		Maximum Offering
	250,000 shares		33,000,000 shares
	Amount	Percentage	Amount	Percentage
GROSS OFFERING PROCEEDS (1)	$2,500,000	100.0%	$328,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	231,250	9.25%	28,747,500	8.75%
Organization and Offering Expenses (3)	75,000	3.0%	4,927,500	1.5%
Total Public Offering Expenses	306,250	12.25%	33,675,000	10.25%
NET PROCEEDS TO OUR COMPANY (4)	$2,193,750	87.75%	$294,825,000	89.75%
Less Acquisition Fees and Initial Working Capital Reserve:
Acquisition and Advisory Fees (5)	49,360	2.25%	6,633,562	2.25%
Expense Reimbursements (6)	12,500	0.5%	1,642,500	0.5%
Initial Working Capital Reserve (7)	—	—	—	—
NET AMOUNT AVAILABLE FOR INVESTMENT (4)(8)	$2,131,890	85.00%	$286,548,938	87.00%

1.	Gross proceeds of this offering are calculated as if the minimum of 250,000 shares of our common stock and the maximum of 33,000,000 shares (including shares of our common stock that may be sold pursuant to our Dividend Reinvestment Plan) of our common stock are sold at $10.00 per share ($9.50 in the case of shares sold pursuant to our Dividend Reinvestment Plan) and do not take into account any reduction in selling commissions.

2.	Includes selling commissions equal to 6.75% of aggregate gross offering proceeds and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to our dealer manager, an affiliate of our advisor and us. Selling commissions are reduced to 3.5% and no dealer manager fee is payable with respect to shares issued pursuant to our Dividend Reinvestment Plan. Our dealer manager, in its sole discretion, may reallow up to 100% of selling commissions earned for those transactions that involve other broker-dealers participating in this offering. In addition, our dealer manager, in its sole discretion, may reallow up to 100% of its dealer manager fee to be paid to such participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers the costs and expenses of attending our educational conferences and seminars or to defray other distribution-related expenses. The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “The Offering.” The reduced commissions will lower the price paid for our common stock and will not, therefore, affect the amount of proceeds available to us for investment in properties.

3.	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse our advisor for all marketing related costs and expenses, technology costs and expenses attributable to this offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Due diligence expenses will not exceed 0.5% of gross offering proceeds. Total organization and offering expenses payable by us will not exceed 3.0% and may be less if we raise the maximum pursuant to this offering.

4.	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

5.	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. Our advisor will be paid acquisition and advisory fees of 2.25% of the total acquisition costs of the properties we acquire.

6.	We will reimburse our advisor and its affiliates for expenses actually incurred in connection with their acquisition, administration, and management of properties, and the operation of our company and its affiliates. We expect that expense reimbursements will be approximately 0.5% of the gross offering proceeds.

7.	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

8.	Includes amounts anticipated to be invested in properties net of fees and expenses. We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments.

MANAGEMENT

Board of Directors and Non-Employee Officers

     We operate under the direction of our board of directors, the members of which are accountable to us as fiduciaries. We expect to appoint four independent directors to our board of directors prior to commencement of this offering, which will give us a total of seven directors. Our board of directors is responsible for the management and control of our affairs. We do not employ any of our officers. As we grow, our advisor will need to hire additional qualified personnel to assist in our operations. However, there can be no assurance that they will be successful in attracting or retaining any qualified candidates. Our officers are officers and/or employees of our advisor and are compensated by our advisor. We do not reimburse our advisor for any portion of our officers’ compensation from our advisor, other than through the general fees we pay to our advisor under the advisory agreement. In the future, our board of directors or the compensation committee may decide to pay annual compensation or bonuses and/or long-term compensation awards to one or more of our officers for their services as officers of our company. In their capacity as officers of our company, these non-employee officers perform only ministerial functions, such as executing contracts and filing reports with regulatory agencies. In their capacity as officers and employees of our advisor, they are expected to fulfill our advisor’s duties to us under the advisory agreement. In their capacity as officers and employees of our advisor, such persons do not have fiduciary obligations to us or our stockholders.

     We have retained SKB Advisors, LLC, our advisor, to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the direction and oversight of our board of directors. Where required by law or our charter, bylaws or advisory agreement, decisions made by our advisor will be subject to approval of the board of directors. For example, all material transactions will be subject to approval by a majority of the board of directors.

     Our charter and bylaws provide that the number of members of our board of directors may be established by a majority of the entire board of directors but may not be fewer than three. Our charter provides that a majority of the members of our board of directors (and of each committee of our board of directors) must at all times be independent directors, unless independent directors comprise less than a majority as a result of a board or committee vacancy.

     Our charter provides that the term “independent director” refers to a director who is not, and within the prior two years has not been directly or indirectly associated with our advisor or sponsor. This means that within the prior two years they have not (i) owned an interest in our advisor or sponsor or any of their affiliates, (ii) been employed by our advisor or sponsor or any of their affiliates, (iii) been an officer, trust manager or director of our advisor or sponsor or any of their affiliates, (iv) performed services, other than as a director, for us, (v) served as a director, trust manager or trustee of more than three real estate investment trusts advised by our advisor or organized by our sponsor, or (vi) had any material business or professional relationship with our advisor or sponsor or any of their affiliates.

     An indirect relationship includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been, within the last two years, associated with us, our advisor or sponsor or any of their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from our advisor or sponsor and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

     Serving as a director of, or having an ownership interest in, another SKB Real Estate Funds sponsored program will not, by itself, preclude independent director status.

     Members of our board of directors will be elected annually, and each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

     Unless filled by a vote of the stockholders as permitted by the MGCL, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions. Nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

     Our directors and officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties may require. Members of our board of directors will meet quarterly or more frequently if necessary in order to discharge their duties as directors. We do not expect that members of our board of directors will be required to devote a substantial portion of their time in discharging such duties. Consequently, in the exercise of their duties, our board of directors will be relying heavily on our advisor. In this regard, our advisor, in addition to the members of our board of directors, has a fiduciary duty to us. Our board of directors is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

     Our general investment and borrowing policies are set forth in this prospectus. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors. Our policies on investments and borrowings shall be reviewed and approved by our board of directors with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of our stockholders.

     Our board of directors is responsible for reviewing the fees and expenses which we have incurred with sufficient frequency (but at least annually) to determine that our investment policies and the total fees and expenses which we have incurred are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. Such determination will be reflected in the minutes of the meetings of our board of directors.

     Our board of directors will be responsible for reviewing and evaluating the performance of our advisor before entering into or renewing an advisory agreement. Our independent directors shall determine from time to time and at least prior to renewing the advisory agreement that compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our advisor and the compensation paid to it by us to determine that the provisions of the advisory agreement are being carried out. Specifically, our independent directors will consider factors such as the amount of the fee paid to our advisor in relation to the size, composition and performance of our investments, the success of our advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by our advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by our advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of our board of directors. Our board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

Committees of the Board of Directors

     Many of the powers of the board of directors may be delegated to a committee. Our charter requires that each committee consist of at least a majority of independent directors.

     Audit Committee

     The audit committee of the board of directors will consist of at least three independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

     Compensation Committee

     The compensation committee of the board of directors will consist of all independent members of our board of directors. The primary function of the compensation committee will be to approve the compensation of our officers, to administer the granting of stock options to selected employees of our advisor based upon recommendations from our advisor, and to set the terms and conditions of such options in accordance with the Stock Option Plan.

Corporate Governance

     Corporate Governance Guidelines

     Our board of directors has adopted corporate governance guidelines. The guidelines address matters such as frequency of meetings of our board of directors, director tenure, director compensation, executive sessions of our board of directors, communication with the independent directors and continuing education.

     Code of Business Conduct

     Our board of directors has established a code of business conduct. Among other matters, the code of business conduct is designed to deter wrongdoing and to promote:

▪	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

▪	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

▪	compliance with applicable governmental laws, rules and regulations;

▪	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

▪	accountability for adherence to the code.

     Waivers to the code of business conduct may be granted only by the independent directors. In the event that the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the investor relations section of our Web site.

     Public Availability of Corporate Governance Documents

     Our key corporate governance documents, including our corporate governance guidelines, our code of business conduct and the charters of our audit committee and compensation committee will be available in print to any stockholder who requests them from our corporate secretary.

Executive Officers and Directors

     The names and ages of our existing executive officers and directors as of the date of this prospectus are as set forth below.

Name	Age	Position
Robert D. Scanlan	65	Chief Executive Officer, President and Chairman of the Board of Directors
N. Thomson Bard Jr.	61	Executive Vice President and Director
Todd M. Gooding	37	Executive Vice President, Chief Investment Officer and Director
Sandra J. Rankin	50	Chief Financial Officer
Robert H. Given	59	Independent Director Nominee
Robert J. Holmes	60	Independent Director Nominee
Craig N. Longfield	58	Independent Director Nominee
Sol L. Rabin	68	Independent Director Nominee

     Robert D. Scanlan is our President and Chief Executive Officer and Chairman of our board of directors. Mr. Scanlan is also a Founding Principal of ScanlanKemperBard Companies, LLC, where he has served as Chief Executive Officer and President since 1993. He serves as Chief Executive Officer, President and a director of various affiliates of ScanlanKemperBard Companies, LLC including SKB Portfolio Company, SKB Real Estate Securities, Inc., SKB-San Diego Members, LLC, SKB-San Diego Management, Inc., SKB PDM Investments, LLC, SKB-Plaza Partners, SKB-PTP, LLC, SKB-Chesapeake, LLC, 11th & Grand Investments, LLC and SKB-San Diego Office Investments LLC, formerly known as Reno Industrial Investments, LLC. Prior to founding ScanlanKemperBard Companies, LLC, Mr. Scanlan served for two and a half years as Senior Managing Director of Pacificorp Financial Services, for 18 years with CB Commercial, Inc. (CB Richard Ellis), where he became President of Capital Markets and for 10 years at Grainger’s, where he became Vice President and National Operations Manager. Mr. Scanlan graduated from Beloit College with a Bachelor’s degree.

     N. Thomson Bard Jr. is Executive Vice President and one of our directors. He is also a Founding Principal of ScanlanKemperBard Companies, LLC, where he has been a Senior Vice President since 1993 and is Director of Asset Management. He also serves as an executive officer and director of SKB Portfolio Company, SKB Real Estate Securities, Inc., SKB-San Diego Members, LLC, SKB-San Diego Management, Inc., SKB PDM Investments, LLC, SKB-Plaza Partners, SKB-PTP, LLC, SKB-Chesapeake, LLC, 11th & Grand Investments, LLC and SKB-San Diego Office Investments LLC, formerly known as Reno Industrial Investments, LLC. Prior to founding ScanlanKemperBard Companies, LLC, Mr. Bard served for two years as Senior Vice President of the Asset Management Group of Stein and Co. (developers of the United Center, AT&T Corporate Center and Comiskey Park), for four years as Midatlantic/Midwest Regional Director and Vice President of Asset Management at Cushman and Wakefield, for five years as the Senior Vice President of Property Management of the Gilley Company, for two years as Leasing Coordinator at Evans Pitcairn, for one year as an Analyst at Grubin, Horth and Lawless and for five years in the U.S. Navy Nuclear Submarine Program. He received a Bachelor’s from the University of Notre Dame and a Master’s degree in Business Administration from Harvard Business School.

     Todd M. Gooding is Executive Vice President, Chief Investment Officer and one of our directors. He is also a Principal of ScanlanKemperBard Companies, LLC, where he has been Chief Investment Officer since 1996. He also serves as an executive officer and director of SKB Portfolio Company, SKB Real Estate Securities, Inc., SKB-San Diego Members, LLC, SKB-San Diego Management, Inc., SKB PDM Investments, LLC, SKB-Plaza Partners, SKB-PTP, LLC, SKB-Chesapeake, LLC, 11th & Grand Investments, LLC and SKB-San Diego Office Investments LLC, formerly known as Reno Industrial Investments, LLC. Previously, Mr. Gooding served for three years as Acquisitions Officer for GE Capital Investment Advisors, for one year as a Senior Real Estate Appraiser for CB Commercial and for three years as a Senior Real Estate Appraiser for Property Sciences Group. Mr. Gooding received a Bachelor’s degree in finance from the University of Oregon.

     Sandra J. Rankin is our Chief Financial Officer. She has also been Chief Financial Officer of ScanlanKemperBard Companies, LLC since December 2003. From 2000-2003, Ms. Rankin served as Vice President and Investment Officer at Highmark Capital Management, a subsidiary of Union Bank of California. Prior to Highmark, she held Controller, Treasurer and Accountant positions with Myers Capital Corp., Relwest Inc., Keegan, Linscott & Kenon, P.C. and Cienega, Ltd. Ms. Rankin received a Bachelor’s degree in finance and accounting from the University of Arizona and is a Certified Public Accountant and a Chartered Financial Analyst.

     Robert H. Given has agreed to become one of our directors upon the closing of this offering. He is also President of Given & Company, an accounting company, which he founded in 1975. From 1973 to 1975, he was Chief Financial Officer of Morly Construction Co. and, from 1968 to 1973, he was employed by Touche Ross and Co. Since 1975, Mr. Given has advised clients in their acquisition of properties, been managing partner of a 150 unit apartment building, served as trustee of several trusts that have owned commercial properties and engaged in acquisitions, exchanges and sale of property and been actively involved in several construction projects. Mr. Given holds a Bachelor’s degree in business administration with emphasis in accounting and finance from the Menlo School of Business, Menlo College.

     Robert J. Holmes has agreed to become one of our directors upon the closing of this offering. He has been Chief Executive Officer, President and a director of Harbor Properties and President and Manager of Harbor Resort LLC since 1996, both of which are involved with real estate and resort development, operation and ownership. Mr. Holmes previously served as Development Director and Executive Director with the Portland Development Commission from 1975 to 1984. He also served as Chief Operations Officer, President and Chairman of Intrawest (USA) Corporation and as Executive Vice President of Resort Real Estate of Intrawest Corporation from 1985 to 1995. Mr. Holmes received his Bachelor’s degree from Central Washington State University and University of California Los Angeles.

     Craig N. Longfield has agreed to become one of our directors upon the closing of this offering. He has been retired since 2001. From 1989 to 2001, Mr. Longfield held various executive management positions with PacifiCorp, including President of PacifiCorp Financial Services, Inc., a director of various PacifiCorp subsidiaries and Chairman of PacifiCorp’s Pension Investment Committee. He was with Bank of America from 1973 to 1989, where he was a Vice President in the Commercial Banking Group in San Francisco, Chicago and New York; and also was a director with BankAmerica International, Ltd., a merchant bank in London. Mr. Longfield currently serves as a director of PreCare, Inc., a privately-held health care services company. He has a Bachelor’s degree in international economics from the University of Washington and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

     Sol L. Rabin has agreed to become one of our directors upon the closing of this offering. He has been a Founding Partner with Griffin Partners, LLC, a company that purchases and manages apartment buildings in Southern California since 2000. Mr. Rabin was also a Founding Partner of TCW Realty Advisors, where he worked from 1989 to 1999 and was involved in all aspects of managing a large domestic real estate investment company. He has more than 35 years of experience in the real estate industry, including teaching at the graduate schools of management at UCLA and USC. He holds a Bachelor’s degree from Reed College, a MCP from Harvard University and a PhD from the University of Pennsylvania.

Compensation of Directors

     We intend to pay each of our independent directors an annual fee of $13,500 in addition to $2,000 per board meeting attended, $1,000 per audit committee meeting attended plus an additional $1,000 for the audit committee chair and $500 per compensation committee meeting attended in person. In addition, each director is entitled to receive $500 per meeting of any other committee of our board of directors attended in person plus an additional $500 for that committee’s chair. For meetings attended by telephone conference, each director will receive $250 with no additional payment to the chair. In addition, we plan to reserve 1,000,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is one of our officers, we will not pay separate compensation for services rendered as a director (or for their services as officers). In addition, we will not pay any compensation to any of our officers and directors who also serve as officers and directors of our advisor.

Independent Director Stock Option Plan

     Our sole stockholder intends to approve the Independent Director Stock Option Plan prior to commencement of this offering. We expect to issue non-qualified stock options to purchase 25,000 shares, which we refer to as Initial Options, to each independent director pursuant to the Independent Director Stock Option Plan. In addition, we expect to issue options to purchase 8,333 shares, which we refer to as Subsequent Options, to each independent director then in office on the date of each annual stockholders’ meeting. We refer to the Initial Options and the Subsequent Options collectively as the Director Options. We may not grant Director Options at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares.

     The exercise price for the Initial Options will be $10 per share. The exercise price for the Subsequent Options will be the greater of (1) $10 per share or (2) the fair market value of our common stock on the date they are granted.

     We plan to authorize and reserve a total of 1,000,000 shares for issuance under the Independent Director Stock Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, we will make an appropriate adjustment in the number and kind of shares that may be issued pursuant to exercise of the Director Options. We will also make a corresponding adjustment to the exercise price of the Director Options granted prior to any change. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised but will change only the exercise price for each share. To date, we have not issued any Director Options under the Independent Director Stock Option Plan.

     Director Options shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Director Options may be exercised by payment of cash or through the delivery of common stock. Director Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our qualification as a REIT under the Internal Revenue Code.

     The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

     The term of the Independent Director Stock Option Plan will be 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our assets (including the properties we plan to acquire), the Independent Director Stock Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

▪	for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

▪	for the continuance of the Independent Director Stock Option Plan and the Director Options by such successor corporation under the original terms; or

▪	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

     Subject to certain limitations, our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our other employees and agents may be indemnified to such extent as is authorized by our board of directors or our bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:

▪	an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

▪	such person actually received an improper personal benefit in money, property or services; or

▪	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

     Our charter provides that the personal liability of any of our directors or officers to us or our stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland, as amended or interpreted. As more fully described below under the caption “Certain Provisions of Maryland Law and of our Charter and Bylaws,” Maryland law authorizes the limitation of liability of directors and officers to corporations and their stockholders for money damages, except:

▪	to the extent that it is proved that the person actually received an improper personal benefit; or

▪	to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

     Maryland law also permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

▪	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

▪	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     In addition to the requirements of Maryland law, our charter restricts indemnification of officer and director indemnitees if in the case of any indemnitee other than an Independent Director, the loss or liability was the result of negligence or misconduct by the indemnitee, or in the case that the indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the indemnitee. Additionally, prior to the listing of our common stock, we will not indemnify any indemnitee unless the indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in our best interests, and the indemnitee was acting on our behalf or performing services for us.

     Furthermore, we will not indemnify any indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless each claim or count involving alleged violations of federal or state securities laws has been adjudicated in favor of the indemnitee, each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

     We also plan to enter into indemnity agreements with each of our directors and executive officers, as well as our manager and its officers, director, employees and some of its affiliates. The form of indemnity agreement is included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements will require, among other things, that we indemnify such persons to the fullest extent permitted by law and our charter, and advance to such persons reasonable expenses, subject to certain requirements including reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we will also be required to indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnity agreement will offer substantially the same scope of coverage afforded our directors and officers by law, it will provide greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it will not be able to be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The partnership agreement of SKB OP, however, indemnifies our directors and officers and our advisor and its employees and affiliates to the maximum extent permitted by Delaware law.

Our Advisor

     Our advisor is SKB Advisors, LLC. Our advisor is a Delaware limited liability company organized in May 2004 to provide management, advisory and administrative services. Our advisor has contractual responsibilities to us and our stockholders pursuant to the advisory agreement which we entered into with our advisor on      , 2004. Our advisor has a fiduciary responsibility to us and our stockholders. Some of our officers are also officers of our advisor, and, thus, our advisor is one of our affiliates.

     We have been initially capitalized by a payment of $10,000 on June 17, 2004 and a payment of $190,000 on    , 2004 by our advisor for which it received 20,000 shares of our common stock. Neither our advisor, a member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding removal of our advisor, a member of our board of directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which our advisor, a member of our board of directors or any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

     The names and ages of our advisor’s executive officers as of the date of this prospectus are as set forth below.

Name	Age	Position
Robert D. Scanlan	65	Chief Executive Officer and President
N. Thomson Bard Jr.	61	Executive Vice President
Todd M. Gooding	37	Executive Vice President and Chief Investment Officer
Sandra J. Rankin	50	Chief Financial Officer
Robert W. Gibson	59	Managing Director

     The backgrounds of Messrs. Scanlan, Bard and Gooding and Ms. Rankin are described in the “Management – Executive Officers and Directors” section of this prospectus and Mr. Gibson’s is described below.

     Robert W. Gibson is Managing Director of our advisor. He also serves as Managing Director of SKB Real Estate Securities, Inc., a position he has held since 2001. Previously, from 1991 to 2001, he owned and operated Gibson & Co., a corporate finance advisory services firm; from 1989 to 1991 he was Managing Director of Pacific Harbor Capital, the merchant banking subsidiary of PacifiCorp; from 1971 to 1980 and from 1982 to 1987 was with Bank of America, where he was President of BankAmerica Capital Corporation and a Vice President in the Corporate Banking Group; from 1980 to 1982 he was Vice President and Chief Financial Officer of Heizer Corporation, a public venture capital firm. Mr. Gibson holds a Bachelor’s degree in marketing from Northwestern University and a Masters of Business Administration from the University of Chicago.

     Our advisor employs personnel, in addition to the executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

     Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by our advisor or by third parties. Under the terms of the advisory agreement with our advisor, our advisor will present to us investment opportunities consistent with our investment policies and objectives which will be adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of our board of directors:

▪	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

▪	serve as our consultant in connection with policy decisions and objectives to be made by our board of directors;

▪	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

▪	acquire properties on our behalf in compliance with our investment objectives and policies;

▪	arrange for financing and refinancing of properties; and

▪	enter into leases and service contracts for the properties acquired.

     In addition to the foregoing, our advisor shall be responsible for the administration of our bookkeeping and accounting functions, and the management of our properties and performance of such other services as our board of directors deems appropriate. Our advisor in its performance of its duties will be subject to the supervision of our board of directors and has only such functions as are delegated to it. The term of the advisory agreement will end after one year of its effective date and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

▪	immediately by us upon any fraudulent conduct, criminal conduct, willful misconduct or negligent breach of fiduciary duty by our advisor, a material breach of the advisory agreement by our advisor or upon the bankruptcy of our advisor;

▪	without cause by a majority vote of the independent directors or by our advisor upon 60 days’ written notice; or

▪	immediately by our advisor upon the bankruptcy of SKB OP or its general partner or a material breach of the advisory agreement by us.

     Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, the advisory agreement will provide that our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor will be able to assign the advisory agreement to an affiliate upon our approval. We will be able to assign or transfer the advisory agreement to a successor entity.

     We will reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

▪	organization and offering expenses, which we expect to be approximately 1.5% of gross offering proceeds if we raise the maximum pursuant to this offering and include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of our common stock for sale in the states and filing fees incurred by our advisor, as well as marketing and organization costs, other than selling commissions and the dealer manager fee;

▪	the annual cost of goods and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

▪	administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee; and

▪	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

     Our advisor and its affiliates will be paid fees in connection with services provided to us. In the event the advisory agreement is not renewed by us or is terminated by us in connection with a change in control or without cause or with good reason by our advisor, our advisor will be paid all accrued and unpaid fees and expense reimbursements, any subordinated acquisition fees earned prior to the termination, and under certain circumstances, will also be paid a termination fee. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Initial Investment by Our Advisor

     Our advisor has purchased $10,000 of limited partnership units in SKB OP. These units constitute 100% of the limited partner units outstanding as of the date of this prospectus. Our advisor may not sell any of these units during the period it serves as our advisor. Although our advisor and its affiliates are not prohibited from acquiring shares of our common stock in the future, our advisor currently has no options or warrants to acquire any shares in the future and has no current plans to acquire shares in the future. Our advisor has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates.

Affiliated Companies

     Dealer Manager

     SKB Real Estate Securities, Inc., the dealer manager for this offering, is a member firm of the NASD. SKB Real Estate Securities, Inc. is an Oregon corporation that was organized on April 11, 1995 for the purpose of providing financial advice and capital access and first became a registered broker dealer on June 11, 1996. Some of our officers and directors are also officers and directors of our dealer manager, and, thus, our dealer manager is one of our affiliates.

     SKB Real Estate Securities, Inc. will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offering pursuant to this prospectus. It may also sell shares at the retail level.

     The following table sets forth information with respect to the directors, officers and the key employees of SKB Real Estate Securities, Inc.

Name	Age	Position and Office with the Dealer Manager
Robert D. Scanlan	65	Chief Executive Officer, President and Director
N. Thomson Bard Jr.	61	Executive Vice President and Director
Todd M. Gooding	37	Executive Vice President
Robert W. Gibson	59	Managing Director
Craig R. Cheney	49	National Marketing Director

     The backgrounds of Messrs. Scanlan, Bard and Gooding are described in the “Management – Executive Officers and Directors” section of this prospectus. The background of Mr. Gibson is described in the “Management – Our Advisor” section of this prospectus and Mr. Cheney’s is described below.

     Craig R. Cheney is National Marketing Director of SKB Real Estate Securities, Inc. Prior to joining SKB Real Estate Securities, Inc. he was Regional Vice President of Outside Marketing of DPP Real Estate for Behringer Harvard, where he has served since 2003. From 2000 to 2003, Mr. Cheney was Vice President Sales Manager-Variable Annuities for Allmerica Inc. and, from 1994 to 2000, he was Vice President Sales Manager-Variable Annuities for MFS.

Management Decisions

     The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties, will reside in Messrs. Scanlan, Bard and Gooding. We expect that proposed transactions will often be discussed before being brought to a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The independent directors must approve all material transactions.

MANAGEMENT COMPENSATION

     We have no paid officers or employees. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the direction and oversight of our board of directors. The following table summarizes all of the fees and commissions, and reimbursement of expenses, to be paid directly or indirectly by us to our advisor and its affiliates including, SKB Real Estate Securities, Inc., exclusive of any distributions to which they may be entitled by reason of their purchase and ownership of shares.

     The following arrangements for fees and commissions, and reimbursement of expenses, to our advisor and its affiliates including, SKB Real Estate Securities, Inc. were not determined by arm’s-length negotiations. There is no item of fee or commission, or reimbursement of expense, that can be paid under more than one category.

Estimated Amount for
Maximum Offering(33,000,000
Type of Compensation	Form of Compensation	shares)(1)
Organizational and Offering Stage

Selling Commissions - Our Dealer Manager (2)	Up to 6.75% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Up to 3.5% of gross offering proceeds with respect to shares sold pursuant to our Dividend Reinvestment Plan. Our dealer manager, in its sole discretion, may reallow up to 100% of commissions earned for those transactions that involve participating broker-dealers.	$21,237,000

Dealer Manager Fee- Our Dealer Manager (2)	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow or return up to 1.5% of the gross offering proceeds its dealer manager fee to be paid to such participating broker-dealers. No dealer manager fee will be paid with respect to shares sold pursuant to our Dividend Reinvestment Plan.	$ 7,500,000

Reimbursement of Organization and Offering Expenses - Our advisor or its Affiliates (3)	Up to 3.0% of gross offering proceeds, which may include reimbursement of due diligence expenses in an amount not to exceed 0.5% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by our advisor or its affiliates and reimbursed by us. We currently estimate that total organization and offering expenses paid by us will be approximately 1.5% of gross offering proceeds, or $4,938,750, if we raise the maximum pursuant to this offering.	$ 4,938,750 (estimated)

Acquisition and Development Stage

Acquisition and Advisory Fees - Our advisor or its Affiliates	2.25% of total acquisition costs (acquisition costs include real estate brokerage fees, mortgage placement fees, lease-up fees and transactions structuring fees).	Actual amounts cannot be determined at the present time.

Operational Stage

Asset Management Fee - Our advisor	We will pay our advisor property management and leasing fees of 0.5% of the total asset value of the properties owned by us, calculated on an annual basis. For purposes of this calculation, asset value shall be defined as the aggregate fair market value of all properties owned by us. We will also pay our advisor property management and leasing fees at market rates for supervising the management, leasing, development and construction of our properties, any of which services may be subcontracted to third parties. In addition, we may pay our	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Estimated Amount for
Maximum Offering(33,000,000
Type of Compensation	Form of Compensation	shares)(1)
advisor a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).

Loan Refinancing Fee - Our advisor	A loan refinancing fee payable by either the tenant of a property or by us to advisor, which fee will not exceed 0.5% of the principal amount of any refinancing obtained by us for which advisor renders substantial services. The loan refinancing fee will be payable only if (A) the new loan is approved by our board of directors and found to be in our best interests, and (B) the terms of the new loan represent an improvement over the terms of the refinanced loan, the new loan materially increases the total debt secured by a particular property, or the maturity date of the refinanced loan (which must have had an initial term of five years or more) is less than one year from the date of the refinancing.	The actual amount to be paid to advisor is not limited, but will depend upon the aggregate amount of the refinancing we obtain.

Real Estate Commissions - Our advisor or its Affiliates	In connection with the sale of properties, an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property; or (B) 3.0% of the contract price of each property sold, subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions, plus (2) an 8.0% annual cumulative, non-compounded return on their net capital contributions; provided however, in no event will the amounts paid under (A) or (B) exceed an amount equal to the lesser of (x) 100% of the reasonable, customary and competitive real estate brokerage commissions customarily paid; or (y) 6% of the contract sales price when combined with real estate commissions paid to unaffiliated third parties.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Estimated Amount for
Maximum Offering(33,000,000
Type of Compensation	Form of Compensation	shares)(1)
If, at the time of a sale, payment of the real estate commission is deferred because the subordination conditions have not been satisfied, then the real estate commission shall be paid at such later time as the subordination conditions are satisfied. Upon listing of our common stock, if our advisor has accrued but not been paid the real estate commission, then solely for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the market value of our common stock following listing. Upon termination of the advisory agreement between us and our advisor, other than a termination by us or SKB OP for cause, if the real estate commission has accrued but not been paid, then solely for purposes of determining whether the subordination conditions have been satisfied, the stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the appraised value of our assets on the termination date, less any indebtedness secured by such assets.

Performance Fee	After investors have attained an 8.0% cumulative, non-compounded return, our advisor will receive up to 13.0% of the return which is greater than 8.0%.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Expenses Reimbursement	We will reimburse the actual expenses incurred by our advisor and its affiliates in connection with their provision of services in connection with the acquisition, administration, management, personnel expenses, and operations as an advisor and manager of properties and of us and our affiliates.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation in Net Sale Proceed - Our advisor (4)	If sale occurs prior to listing and after investors have received a return of their net capital contributions and an 8.0% cumulative, non-compounded return, then our advisor is entitled to receive 13.0% of remaining net sale proceeds.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee - Our advisor(4) (5)	Upon listing of our common stock on a national exchange or market system, a fee equal to 13.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% cumulative, non-compounded return to investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Estimated Amount for
Maximum Offering (33,000,000
Type of Compensation	Form of Compensation	shares)(1)
Termination Fee – Our advisor (6)	Upon termination of the advisory agreement, if listing has not occurred and our advisor has met applicable performance standards, our advisor shall be paid the performance fee in the amount equal to 13.0% of the amount by which (A) the appraised value of our assets less any indebtedness secured by such assets, plus total distributions paid to stockholders, exceeds (B) the sum of 100% of invested capital plus an amount equal to the stockholders’ 8.0% cumulative, non-compounded return. The performance fee, to the extent payable at the time of listing, will not be payable in the event the subordinated incentive listing fee is paid.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 30,000,000 shares sold pursuant to our Dividend Reinvestment Plan of our common stock to the public at $10.00 per share and an additional 3,000,000 shares sold pursuant to our Dividend Reinvestment Plan at $9.50 per share. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering.

(2)	The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “The Offering.”

(3)	If organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $9,877,500.

(4)	The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by our advisor are mutually exclusive of each other. In the event that our common stock is listed and our advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, our advisor shall not be entitled to any such participation in net sale proceeds.

(5)	If at any time our common stock becomes listed on a national exchange or market system, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

(6)	If we terminate the advisory agreement, advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination if the advisory agreement is terminated as follows:

•	in connection with our change of control;

•	by us for any reason other than “cause” as defined in the advisory agreement; or

•	by advisor for “good reason” as defined in the advisory agreement.

Advisor shall also be entitled to the payment of the termination fee. Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to advisor in the event of termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties:

•	shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us;

•	shall not be due and payable until the property to which the fees relate is sold or refinanced; and

•	shall not bear interest until the property to which the fees relate is sold or refinanced.

     The market value of our outstanding stock will be calculated based on the average market value of our common stock issued and outstanding at listing over the 30 trading days beginning 180 days after our common stock is first listed on a national exchange or market system. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our common stock, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

     Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management – The Advisory Agreement.”

STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our common stock has sole voting and dispositive power with regard to such shares. Unless otherwise indicated, the address for each beneficial owner is 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned	All Shares
SKB Advisors, LLC	20,000	100%
ScanlanKemperBard Companies, LLC[1]	20,000	100%
Robert D. Scanlan[2]	10,000	50%
N. Thomson Bard Jr.[2]	10,000	50%
Todd M. Gooding	0	0%
Sandra J. Rankin	0	0%
Robert H. Given	0	0%
Robert J. Holmes	0	0%
Sol L. Rabin	0	0%
All directors and executive officers as a group	20,000	100%

1Consists of shares held by SKB Advisors, LLC. ScanlanKemperBard Companies, LLC owns 100% of SKB Advisors, LLC.

2Consists of shares held by SKB Advisors, LLC. Mr. Scanlan and Mr. Bard each own 50% of ScanlanKemperBard Companies, LLC, which owns 100% of SKB Advisors, LLC.

CONFLICTS OF INTEREST

     We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as officers and directors of us. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we plan to adopt to ameliorate some of the risks posed by these conflicts. The following chart indicates the relationship between us, our advisor and our dealer manager, including their affiliates that will provide services to us.

(1)	SKB Advisors, LLC is 100% owned by ScanlanKemperBard Companies, LLC.

(2)	We are currently owned 100% by our advisor.

(3)	After we form SKB OP, we expect that SKB OP will be owned by us as its sole general partner and by our advisor as its only initial limited partner.

(4)	We expect that each New Series SKB Fund, if any, will be owned by our advisor and other investors.

Our Advisor’s Interests in a Newly Created SKB Real Estate Funds Sponsored Programs

     Our advisor was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds. Accordingly, our advisor in the future expects to form and organize, offer interests in, and manage and promote one or more other SKB Real Estate Funds sponsored programs, each of which is referred to in this prospectus as a New Series SKB Fund. In such event, our advisor and its affiliates will likely be the general partner and/or advisor of the New Series SKB Funds, if any, which will likely have investment objectives similar to ours. Our advisor and such affiliates will have legal and financial obligations with respect to each New Series SKB Fund, if any, that are similar to their obligations to us.

Allocation of Investment Opportunities

     We rely on our advisor to identify suitable investment opportunities. In the future, one or more New Series SKB Funds, if any, will also rely on our advisor for investment opportunities. Many investment opportunities may be suitable for us as well as for one or more New Series SKB Funds, if any. If our advisor directs an investment opportunity to an SKB Real Estate Funds sponsored program, including us or one or more New Series SKB Funds, if any, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. In the event that an investment opportunity becomes available which is equally suitable for us and one or more New Series SKB Funds, if any, then our advisor will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to our advisor that our advisor has not recommended to us. See “Conflicts of Interest – Certain Conflict Resolution Procedures.” In addition, if a New Series SKB Fund, if any, invests in such investment opportunity, then, if located in the vicinity of, or adjacent to, one or more properties owned by us, such other investment opportunities may affect our property’s value as well as its net income.

     Joint Ventures with Affiliates of Our Advisor

     In the future, we may enter into joint venture agreements with one or more New Series SKB Funds, if any, for the acquisition, development, improvement or disbursement of properties. See “Investment Objectives and Criteria – Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which SKB Real Estate Funds sponsored program, including us or a New Series SKB Fund, if any, should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors – Risks Related to Conflicts of Interest.”

Competition for Tenants and Other Third Parties

     In the future, conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where one or more New Series SKB Funds, if any, own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and a New Series SKB Fund, if any, were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and a New Series SKB Fund, if any, were to attempt to sell similar properties at the same time. See “Risk Factors – Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time and our Officers’ and Directors’ Time

     We rely on our advisor and its affiliates for the day-to-day operation of our business. However, our advisor and its affiliates will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. Moreover, in the future, any interest our advisor and its affiliates may have in one or more New Series SKB Funds, if any, and the fact that our advisor and its affiliates may engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and one or more New Series SKB Funds, if any, and activities in which they are involved. In addition, certain of our officers and directors are also an officer and/or director of our advisor and its affiliates. Accordingly, our own officers and directors will be allocating their time between the management and operation of us and one or more New Series SKB Funds, if any, and activities in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

     Our advisor and its affiliates will receive substantial fees from us for the performance of various services. None of the agreements between us and our advisor and its affiliates were the result of arm’s-length negotiations, although all such agreements will require approval by our board of directors as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Nonetheless, these compensation arrangements, including the timing and nature of fees and compensation to be paid to our advisor and its affiliates, could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors.

     Our advisory agreement will provide that our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not presently maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. Accordingly, these fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to underwriting fees and entitle our advisor to increased advisory fees;

•	property purchases and sales, which entitle our advisor to real estate commissions and asset and property management fees and possible success-based sale fees;

•	the leasing of our properties to tenants, which entitles our advisor to leasing fees;

•	the refinancing of existing financing, which entitles our advisor to refinancing fees;

•	property acquisitions from one or more New Series SKB Funds, if any, which might entitle our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for our dealer manager and our advisor;

•	acquisitions of property which require development, which our advisor or its affiliate may serve as a developer and would be entitled to the development fee;

•	whether and when we seek to list our common stock on a national exchange or market system, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our common stock trade; and

•	whether and when we seek to sell our company or our assets, which sale could entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.

     The advisory and acquisition fees and commissions and the management and leasing fees which will be paid to our advisor will be paid irrespective of the quality of its acquisition or property-management services. Moreover, our advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. See “Conflicts of Interest – Certain Conflict Resolution Procedures.” Accordingly, we cannot be sure that our advisor and its affiliates will act in their best interests when performing services for us.

     In addition, our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate our advisor prior to the listing of our common stock on a national exchange or market system or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares of common stock or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. Also, the requirement to pay the fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

Acquisition of Properties from Persons that have a Prior Business Relationship with Our Advisor

     We may purchase properties from or sell properties to persons with whom our advisor or its affiliates have a prior business relationship. In the event that we purchase properties from or sell properties to these third parties, our advisor or its affiliates may experience a conflict between their current interests in us and their interests in preserving any ongoing business relationship.

Fiduciary Duties Owed by Some of Our Affiliates to a New Series SKB Fund

     Our executive officers and some of our directors are also officers and directors of:

•	Our advisor and the various real estate programs sponsored by ScanlanKemperBard Companies, LLC; and

•	Our dealer manager.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

     Our dealer manager is an affiliate of our advisor, and certain of our officers and directors are also officers, directors and registered principals of our dealer manager. This relationship may create conflicts in connection with the fulfillment by our dealer manager of its due diligence obligations under the federal securities laws. Although our dealer manager will examine the information in this prospectus for accuracy and completeness, our dealer manager is an affiliate of us and will not make an independent review of us or this offering. Accordingly, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “The Offering.” Moreover, our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities, including one or more New Series SKB Funds, if any, that may have some or all investment objectives similar to us and is expected to participate in other offerings sponsored by one or more of our officers or directors. Accordingly, our dealer manager may invest more of its time and resources towards the sale of securities offered by other entities and our offering may not be successful.

Affiliated Property Manager

     Since we anticipate that properties we acquire will be managed and leased by our advisor, directly or by subcontracted third parties, we will not have the benefit of independent property management. See “Management – Affiliated Companies.”

Lack of Separate Representation

     Kaye Scholer LLP is counsel both to us and to our advisor and its affiliates, including our dealer manager and SKB OP. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of SKB OP and our advisor and its affiliates, our counsel’s loyalties to SKB OP and our advisor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue.

Charter Provisions Relating to Conflicts of Interest

     Our charter includes many restrictions relating to conflicts of interest required by the states that have adopted the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. Among the restrictions relating to conflicts of interest required by the NASAA Statement of Policy and which will be included in our charter are the following:

     Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the NASAA Statement of Policy. The independent directors will supervise the performance of our advisor and its affiliates and the compensation paid to it by us to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

Subject to the payment of a termination fee under certain circumstances, the independent directors may terminate our advisory agreement with our advisor without cause on 60 days written notice.

     Our Acquisitions. We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by the independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors.

     Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

     Other Transactions Involving Affiliates. The independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer such options or warrants to the general public or (ii) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

     Repurchase of Our Common Stock. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

     Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

     Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

     Ratification of Charter Provisions. Our charter requires that our board of directors and the independent directors review and ratify our charter before the commencement of this offering.

     Allocation of Investment Opportunities. When our advisor presents an investment opportunity to an SKB Real Estate Funds sponsored program, including us or a New Series SKB Fund, if any, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement with our advisor requires that our advisor make this determination in a manner that is fair without favoring any particular SKB Real Estate Funds sponsored program, including us and one or more New Series SKB Funds, if any. In determining the SKB Real Estate Funds sponsored program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

     In the event that an investment opportunity becomes available which is equally suitable for us and one or more New Series SKB Funds, if any, then our advisor will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for another SKB Real Estate Funds sponsored program, our advisor may offer the investment to that other SKB Real Estate Funds sponsored program.

     Our advisory agreement with our advisor requires that our advisor periodically inform our independent directors of the investment opportunities it has offered to a New Series SKB Fund, if any, so that our independent directors can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among one or more New Series SKB Funds, if any, are important criteria in the independent directors’ determination to continue or renew our arrangements with our advisor and its affiliates. The independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the SKB Real Estate Funds sponsored programs, including us and any New Series SKB Funds.

BUSINESS

General

     We were incorporated in the State of Maryland in May 2004. We will be externally managed and advised by our affiliated advisor, SKB Advisors, LLC, pursuant to an advisory agreement which will be entered into with our advisor. Our advisor was organized in the State of Delaware in May 2004 and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds.

     We expect to use substantially all of the net proceeds from this offering to acquire and operate high quality income-generating retail, office and industrial properties which are located in the western United States. In addition, we may invest in other real estate investments, including, but not limited to, properties outside of the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. However, as of the date of this prospectus, neither we nor our advisor has acquired or operated any real estate properties or invested in any entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

     We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income to the extent that we distribute substantially all of our net income to our stockholders.

     For a description of our asset acquisition policy, see “Investment Objectives and Criteria – Acquisition and Investment Policies.”

Competition

     If and when we invest in commercial real estate properties, we will be competing with a variety of institutional investors, including other REITs, insurance companies, federal, state and local governmental entities, companies and other large property owners that invest in the same type of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of commercial real estate properties, resulting in higher prices and lower yields on assets.

Employees

     As of the date of this prospectus, we do not have any employees. As described above, our advisor manages our day-to-day operations pursuant to an advisory agreement, subject to the direction and oversight of our board of directors.

Facilities

     Our office is located at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204.

Company Website

     We maintain an internet site at www.SKBREIT.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Legal Proceedings

     We are not a party to any material legal proceedings.

INVESTMENT OBJECTIVES AND CRITERIA

General

     The following is a discussion of our current objectives and policies with respect to investments, borrowings, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our charter, which may only be modified with a vote or the approval of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

     Decisions relating to our investments will be made by our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

     Our primary investment objectives are:

•	to invest in a diversified portfolio of high quality real estate;

•	to preserve our stockholders’ capital contributions;

•	to make regular distributions to our stockholders that increase over the long term;

•	to increase the cash flow generated by our assets over the long term;

•	to achieve moderate appreciation of our assets over the long term; and

•	to remain qualified as a REIT for U.S. federal income tax purposes.

     We cannot assure you that we will attain these objectives or that our capital will not decrease. Moreover, while there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

     We may return all or a portion of your capital contribution in connection with a sale of our company or all or substantially all of our assets, including the properties we plan to acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares of our common stock.

     We will seek to list our common stock when our board of directors believe listing would be in the best interest of our stockholders. If we do not list our common stock on a national exchange or market system by December 31, 2014, our charter requires that we either:

•	seek approval of our board of directors of an extension or amendment of this listing deadline;

•	seek stockholder approval of the liquidation of our company; or

•	sell a portion of our properties to a third party.

     If we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we will then be required to seek stockholder approval of our liquidation or sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party. If we seek and fail to obtain stockholder approval of our liquidation, our charter does not require us to list or liquidate. If we seek and obtain stockholder approval of our liquidation, we will begin an orderly sale of our properties and distribute our net proceeds to you. Alternatively, if we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we may sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party.

     Our independent directors will review our investment and borrowing policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders. Our charter requires that the independent directors include the basis for their determination in the minutes of the board of directors.

Acquisition and Investment Policies

     We intend to invest primarily in high quality income-generating retail, office and industrial properties which are located in major and secondary U.S. cities (focusing primarily in cities located in the western United States). Moreover, we will seek to acquire properties with space that has been leased or preleased to multiple corporate, governmental or other tenants who satisfy our standards of creditworthiness. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the western United

States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments.

     We will seek to invest in properties that will satisfy the primary objective of providing regular distributions to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing regular distributions to our stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry group of our tenants. We expect that it will take some time before we are able to achieve this diversification objective, if at all. Please see “Risk Factors – Risks Related To An Investment In Us – If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.”

     We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate and other investments and the balance will be used to pay various fees and expenses.

     We anticipate purchasing land for the purpose of developing the types of properties described above. We will not invest more than 10% of the net offering proceeds available for investment in unimproved properties, or mortgage loans on unimproved properties. For purposes of this limitation, we define “unimproved properties” as (1) properties not acquired for the purpose of producing rental or other operating income, or (2) properties with no development or construction in process or planned in good faith to commence within one year.

     Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of owning interests in investment vehicles sponsored by our advisor, holding fee title or a long-term leasehold estate in the properties we acquire or acquiring interests in joint ventures or similar enterprises that own and operate real estate. We expect to acquire such interests through SKB OP. SKB OP may hold interests indirectly by acquiring interests in properties through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with owners of properties, affiliates of our advisor or other persons. We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests or managing general partner interests.

     Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the western United States. We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

     In seeking investment opportunities for us, our advisor will consider relevant real estate property and financial factors, including the creditworthiness of tenants, the leases and other agreements affecting the property, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-term appreciation, its liquidity and income tax considerations. In this regard, our advisor will have substantial discretion with respect to the selection of specific investments. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may be credited against the purchase price if the property is purchased.

     Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

•	We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

•	We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Development and Construction of Properties

     We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the proceeds of this offering available for investment in properties with respect to which construction is not planned to commence within one year from the date of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.

     We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Terms of Leases and Tenant Creditworthiness

     The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, any lease that we enter into with one of our tenants will have a term between two and seven years, some of which may have renewal options, however, depending on the tenant the terms may be longer or shorter in duration. Moreover, our leases may be either what are generally referred to from an economic perspective as “gross” or “net” leases. A net lease typically provides that, in addition to making its lease payments, the tenant will be required to pay or reimburse us for all or a majority of the operating and management costs, including real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs. A gross lease typically provides that the landlord pay for all of the operating and management costs.

     In an attempt to limit or avoid speculative purchases, to the extent possible, our advisor will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

     We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our cash flow. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Joint Venture Investments

     We may enter into joint ventures with third parties or one or more New Series SKB Funds, if any, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third-parties for the purpose of developing, owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

     If we enter into a joint venture with one or more New Series SKB Funds, if any, for the acquisition or development of a specific property, we will supplement this prospectus to disclose the terms of such investment transaction. We intend to enter into joint ventures with one or more New Series SKB Funds, if any, for the acquisition of properties only if:

•	our independent directors approve the transaction as being fair and reasonable to us; and

•	the investment made by us and other third party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

     Our entering into joint ventures with one or more New Series SKB Funds, if any, will result in certain conflicts of interest. Please see “Conflicts of Interest.” Please also see “Risk Factors — Risks Related to Conflicts of Interest.”

Borrowing Policies

     We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements or repairs, tenant buildouts, to refinance existing indebtedness, for the payment of distributions, for the repurchase of shares, or for working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow or number of mortgages we can place for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our borrowing policy limits our borrowings to 60% of the cost (before deducting depreciation or other non-cash reserves) of all properties. However, our board of directors may change our borrowing limit from time to time without stockholder approval and there is no limitation on the amount we may borrow or the percentage of assets we may contribute for the purchase of any single property. While we expect to strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us.

     Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived from our use of such property, leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions resulting from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

     We may not borrow money from any of our directors or from our advisor and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by our independent directors as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

     Except as set forth in our charter regarding debt limits, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

     We generally intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. We may sell a property before the end of the expected holding period if, among other reasons:

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property; or

•	in our judgment, the sale of the property is in the best interests of our stockholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and conditions specific to the condition, and value and financial performance of the property. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

     We may sell assets to third parties or to our affiliates. All transactions with affiliates must be approved by our independent directors as fair, competitive and commercially reasonable and no less favorable to us than comparable transactions between unaffiliated parties.

     We may return all or a portion of your capital contribution in connection with a sale of our company or all or substantially all of our assets, including the properties we plan to acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares of our common stock.

     We will seek to list our common stock when our board of directors believes listing would be in the best interest of our stockholders. If we do not list our common stock on a national exchange or market system by December 31, 2014, our charter requires that we either:

•	seek approval of our board of directors of an extension or amendment of this listing deadline;

•	seek stockholder approval of the liquidation of our company; or

•	sell a portion of our properties to a third party.

     If we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we will then be required to seek stockholder approval of our liquidation or sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party. If we seek and fail to obtain stockholder approval of our liquidation, our charter does not require us to list or liquidate. If we seek and obtain stockholder approval of our liquidation, we will begin an orderly sale of our properties and distribute our net proceeds to you. Alternatively, if we seek and do not obtain approval of our board of directors of an extension or amendment to the listing deadline, we may sell a portion of our properties valued at not less than 40% of the total value of all our properties to a third party.

     We may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders.

Investment Limitations

     Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders. Unless our charter is amended, we will not:

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets; the term “unimproved property” does not include any property under construction, under contract for development or planned for development within one year;

•	invest in equity securities of any entity holding investments or engaging in activities prohibited by our charter;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities which are non-voting or assessable;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940; or

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which restrictions are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Changes in Investment Objectives and Limitations

     Our charter requires that our board of directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by our directors without the approval of our stockholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Real Estate Mortgages

     While we intend to emphasize equity real estate investments, and hence operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Certain Other Policies

     We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act of 1940. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors – Risks Related to Our Business in General — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

     We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

     Subject to restrictions we are subject to in order to qualify to be taxed as a REIT for U.S. federal income tax purposes, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common stock or any of our other securities. We have no present intention of repurchasing any of our common stock except pursuant to our Share Repurchase Program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We are a newly incorporated company and have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our balance sheet and the notes thereto and the other financial data included elsewhere in this prospectus.

Overview

     We were incorporated in the State of Maryland in May 2004. We are externally managed and advised by our affiliated advisor, SKB Advisors, LLC, pursuant to an advisory agreement with our advisor. Our advisor was organized in the State of Delaware in May 2004 and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of SKB Real Estate Funds.

     We expect to use substantially all of the net proceeds from this offering to acquire and operate high quality income-generating retail, office and industrial properties which are located in the western United States. In addition, we may invest in other real estate investments, including, but not limited to, properties outside of the United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. However, as of the date of this prospectus, neither we nor our advisor has acquired or operated any real estate properties or invested in any entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

     We will conduct substantially all of our activities through, and substantially all of our properties will be held directly or indirectly by SKB OP, which we plan to form. Generally, we will contribute the proceeds we receive when we issue common stock for cash (net of selling commissions, dealer-manager fees and organization and offering costs) to SKB OP and SKB OP will, in turn, issue limited partnership units to us, which will entitle us to receive our share of SKB OP’s earnings or losses and net cash flow. Provided we have sufficient cash flow, we will distribute amounts we receive from SKB OP to our stockholders in the form of cash distributions.

     Because we plan to conduct substantially all of our operations through an operating partnership, we plan to be organized as an UPREIT. Generally, a sale of property directly to us is a taxable transaction to the selling property owner. We plan to use an UPREIT structure because a seller of property who desires to defer taxable gain on the sale of the property will generally be able to transfer the property to SKB OP in exchange for limited partnership units in SKB OP on a tax-free basis. Accordingly, sellers of property will generally be able to defer the taxation of gains until they exchange their limited partnership units in SKB OP for our common stock or sell or redeem their units.

     We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income to the extent that we distribute substantially all of our net income to our stockholders.

Critical Accounting Policies

     Management believes our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates. Except where explicitly stated below, the accounting policies discussed below are for financial accounting purposes. Accounting for federal income tax purposes may differ significantly from financial accounting.

Revenue Recognition

     Our revenues, which will be comprised largely of rental income, will include rents that each tenant pays in accordance with the terms of its respective lease reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenues, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate

     We will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 25 years for buildings and 10 to 25 years for building improvements, 3 to 7 years for equipment and fixtures, 20 to 25 years for land improvements and the length of the lease term for tenant improvements and leasehold interests.

     We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

     We will account for our investment in real estate using SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

     When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

     We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

     We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates, and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

     The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship.

     We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we generally expect to range from two to seven years. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Accounting for Derivative Financial Investments and Hedging Activities

     We will account for our derivative and hedging activities, if any, using SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SEAS 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which requires all derivative instruments to be carried at fair value on the balance sheet.

     Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within stockholders’ equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

Income Taxes

     For the year ending December 31, 2004, we expect to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code and, if such election is made, will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates in the year of disqualification and all subsequent years and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted us relief under certain statutory provisions. Such an event could harm our net income and net cash available for distribution to stockholders. However, we intend to be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

Financial Condition, Liquidity and Capital Resources

     We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase properties will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any properties thereafter. We have been initially capitalized by a payment of $10,000 on June 17, 2004 and a payment of $190,000 on    , 2004 by our advisor for which it received 20,000 shares of our common stock. For information concerning the anticipated use of the net proceeds from this offering, please see the “Estimated Use of Proceeds” section of this prospectus.

     Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

     We currently have no outstanding debt. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will approximate 60% of the aggregate value of our real estate investments. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would likely harm the value of an investment in our common stock.

     In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor, our dealer manager and their affiliates during the various phases of the organization and operation of our company. During the organizational and offering stage, these payments will include payments to our dealer manager for selling commissions and the dealer manager fee and payments to our advisor for reimbursement of organization and offering costs. During the acquisition/development and operational stages, certain services related to management of our investments and operations will be provided to us by our advisor pursuant to various agreements we anticipate entering into with our advisor. Pursuant to those agreements, we expect that we will make various payments to our advisor, including acquisition fees, asset management fees, leasing fees, and payments for reimbursements of costs incurred by our advisor in providing related services to us. Please see the “Management Compensation” section of this prospectus for further discussion of compensation to our advisor, our dealer manager and their affiliates.

     In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our ordinary income and short-term capital gains on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional properties. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Qualitative Disclosures About Market Risk

     Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

     We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

     In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

PLAN OF OPERATION

General

     As of the date of this prospectus, we have not commenced operations. After the minimum subscription of 250,000 shares of our common stock is achieved, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

     We have not entered into any arrangements to acquire any specific property. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

     We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties, other than those referred to in this prospectus.

     Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

     The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

     We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2004. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates in the year of disqualification and all subsequent years and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we intend to be organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2004, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

     We will monitor the various qualification tests that we must meet to maintain our qualification as a REIT. Ownership of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of any class or series of our stock is owned, directly or indirectly, by five or fewer individuals at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “United States Federal Income Tax Considerations – Requirements for Qualification” are met.

Liquidity and Capital Resources

     Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our common stock. However, there may be a delay between the sale of our common stock and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor evaluates potential additional property acquisitions and engages in negotiations with sellers and borrowers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from this offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

     Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have no identified sources of such financing currently.

Results of Operations

     As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and development stage. No operations will commence until we have sold at least 250,000 shares of our common stock (or $2,500,000) in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

     The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, we expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Critical Accounting Policies

     Our accounting policies will be established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded; thus, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

     Below is a discussion of the accounting policies that management considers to be critical once we commence operations in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

     Investment in Real Estate Assets

     We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	25 years
Building improvements	10-25 years
Land improvements	20-25 years
Equipment and fixtures	3-7 years
Tenant improvements and leasehold interests	Lease term

     In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

     Valuation of Real Estate Assets

     We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate assets, both operating properties and properties under construction, in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

     Projection of expected future cash flows requires us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income.

     Intangible Lease Asset/Liability

     We will determine whether an intangible asset or liability related to above or below market leases are acquired as part of the acquisition of the real estate assets. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Real Estate Purchase Price Allocation” for a further discussion of our expected treatment of intangible assets.

Distributions

     In order to avoid corporate income and excise tax and to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to: (i) 90% of our REIT taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)); (ii) plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code; and (iii) minus any “excess non-cash income,” as such term is defined in the Internal Revenue Code. We intend to declare regular monthly dividends to be paid out of funds readily available for the payment of dividends. Our board of directors will determine the amount of our distributions, which will generally depend on the amount of distributable funds, current and projected cash requirements, tax considerations, including maintaining our qualification as a REIT, and other factors. Although we are required to make certain minimum distributions to maintain our qualification as a REIT, we have not established a maximum or minimum distribution policy nor do we expect to establish one in the future. See the “Dividend Policy” section of this prospectus for a more detailed description of our distributions.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

     The information presented in this section represents the historical experience of real estate programs managed by affiliates of our advisor. All of such prior programs raised equity through private sales of securities. This offering is the first public offering sponsored by us or our affiliates. Neither we nor any of our affiliates has experience in operating a REIT. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of affiliates of our advisor.

     Messrs. Scanlan and Bard founded ScanlanKemperBard Companies, LLC (“SKB”) in Portland, Oregon in 1993. Initially, SKB primarily provided merchant banking and consulting services. Since 1998, its focus shifted to acquiring and managing real estate investments for high net worth individuals, families, and trusts. Since its formation, SKB has made real estate acquisitions totaling $733 million and in excess of 6 million square feet of real estate assets. Its principal real estate investments have been office, retail, and industrial in the western United States.

     The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows summary information concerning real estate programs sponsored by SKB and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement of which this prospectus forms a part, provides certain additional information relating to properties acquired by SKB’s prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. We are providing this prior performance information to assist you in evaluating the experience of affiliates of our advisor in sponsoring real estate programs. The following discussion summarizes briefly the objectives and performance of these real estate programs.

Summary Information

     Since its inception through December 31, 2003, SKB structured and managed fifty-one acquisition and development investments involving $733 million of real estate assets for which $206 million of equity capital was raised. SKB currently has 426 investors in 23 different investments. Please see Tables I & II of the Prior Performance Tables for details of SKB’s experience in raising funds and compensation for the last three years.

     Of the $733 million invested in real estate assets 79.6% was used to acquire existing properties and 20.4% was used for development projects. Of the investment in existing properties 66.1% was used to acquire office buildings, some with a retail portion, 24.0% for retail properties, and 9.9% for warehouse/industrial properties. All of SKB’s investments were in the western United States of California, Oregon, Washington, Nevada, Colorado, and Utah. The following table presents a summary of these investments by type:

Type of Property	Percent of Total Assets
Office Buildings	52.6%
Retail Properties	19.1%
Warehouse/Industrial	7.9%
Land Acquisition & Development	20.4%

     As of December 31, 2003, SKB had sold properties in 13 of its programs. The aggregate purchase price of the properties sold was $173 million, and the aggregate sales price of the properties was $231 million. Please see Table III for details of operating results and distributions for prior SKB real estate programs for the last five years. Table V contains information on each of the program properties that were sold during the last three years.

     From January 1, 2001 through December 31, 2003, the prior SKB real estate programs acquired 10 office properties, six retail properties, and one warehouse/industrial property. The total acquisition cost of these properties was approximately $237 million, of which $173 million, or 73%, was financed through debt. The remaining $64 million was financed through the private sale of securities. Twelve of these properties are located in California and five are located in Oregon. Please see Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ended December 31, 2003.

     Prior SKB real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends being distributed to shareholders. In such cases, the resale values of such properties may have diminished as the market value of a particular property often depends upon the value of the leases of such properties.

     No assurance can be made that our programs will ultimately be successful in meeting the investment objectives of our shareholders. Table III demonstrates the impact that adverse conditions may have on a particular investment.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material federal income tax considerations to us and our stockholders relating to this registration statement and the treatment of us as a REIT is for general purposes only and is not tax advice. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholders’ particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

     Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

     Beginning with our taxable year that will end December 31, 2004, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We intend to be organized and operate in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

     Kaye Scholer LLP has acted as tax counsel to us in connection with this offering. Kaye Scholer LLP is of the opinion that based on our proposed method of operation, we are in a position to qualify as a REIT for the taxable year ending December 31, 2004. Kaye Scholer LLP’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Kaye Scholer LLP has not independently verified these facts. In addition, our qualification as a REIT is dependent, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2004, or in any future year.

     If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

     First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

     Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

     Third, if we have net income from “foreclosure property” held primarily for sale to customers in the ordinary course of business, including income from the sale or other disposition of such property, we will be subject to tax at the highest corporate rate on such income to the extent that it does not constitute qualifying income for purposes of the 75% income test (discussed below).

     Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a 100% tax on such income.

     Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other conditions have been met, we will be subject to a 100% tax on the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which 90% of our gross income exceeds the amount of income qualifying for the 95% income test, multiplied by (2) a fraction intended to reflect our profitability.

     Sixth, if we fail to distribute each year at least the sum of:

(1)	85% of our ordinary income for such year;

(2)	95% of our capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which income tax is paid at the corporate level.

     Seventh, if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

     Eighth, subject to certain exceptions, we will be subject to a 100% tax if our transactions with our “taxable REIT subsidiaries” are not at arm’s length (i.e., transactions in good faith by parties with independent interests under no compulsion to act).

Requirements for Qualification

     To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

     Organizational Requirements

     The Code defines a REIT as a corporation, trust or association that:

     (1) is managed by one or more trustees or directors;

     (2) uses transferable shares or transferable certificates to evidence beneficial ownership;

     (3) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

     (4) is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

     (5) has at least 100 persons as beneficial owners for all years after the first taxable year for which an election to be taxed as a REIT has been made;

     (6) during the last half of each taxable year (other than the first taxable year for which an election to be taxed as a REIT has been made), is not closely held (i.e., not more than 50% of the value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities);

     (7) files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

     (8) meets other tests described below, including with respect to our assets, income and dividend distributions.

     The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust (the shares are treated as owned directly by the beneficiaries in proportion to their actuarial interests). Our beneficial ownership is evidenced by transferable shares. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our common stock to be nontransferable within the meaning of Section 856(a)(2).

     To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our common stock. To do so, we must require written statements each year from the record holders of significant percentages of our common stock in which the record holders are to disclose the actual owners of our common stock (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this requirement must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our common stock and other information. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

     As a REIT, we are subject to other recordkeeping and reporting requirements, including, for example, information relating to activities performed by independent contractors and distributions.

     In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

     If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

     A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

     Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% excise tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% excise tax on services performed by our taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries. Moreover, all of our taxable REIT subsidiaries cannot total more than 20% of the total value of our assets.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of SKB OP will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, SKB OP’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of SKB OP for purposes of applying and meeting the various REIT requirements.

     Income Tests

     To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest). Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% gross income test, we may invest the proceeds from this offering in less liquid investments approved by our board of directors such as mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” however, so that there can be no assurance that the IRS will agree with this method of calculation.

     Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” excludes any amount received directly or indirectly from any corporation in which we own 10% or more of the total combined voting power of all classes of voting stock or 10% or more of the total value of shares of all classes of stock and from any other person in which we own an interest of 10% or more in the assets or net profits of such person. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can generally be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate any such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services to tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

     We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

     SKB OP may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

     Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or SKB OP also may receive certain other types of income with respect to our properties that will not qualify for either of these tests. We, however, believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

     If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the nature and amount of each item of income to our federal income tax return; and (3) the inclusion of any incorrect information on such schedule is not due to fraud with the intent to evade tax. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “United States Federal Income Tax Considerations – Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

     Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries at the close of each quarter of our taxable year.

     Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are “straight debt” as defined in Section 1361 of the Code and one of the following conditions is met:

▪	the issuer is an individual;

▪	the only securities of the issuer that we hold are straight debt; or

▪	the issuer is a partnership and we hold at least a 20% profits interest in the partnership.

     With respect to each issuer in which we may own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer will not exceed 5% of the total value of our assets and that we will comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

     After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

     To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

     First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)	90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

     We must pay these distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

     Second, we must distribute during each calendar year at least the sum of

(1)	85% of our ordinary income for that year,

(2)	95% of our capital gain net income for that year, and

(3)	any undistributed taxable income from prior periods.

     In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     Third, if we dispose of any asset, which is subject to the Built-In Gain Rules, during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, we expect that the SKB OP partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause SKB OP to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

     Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept that is similar to “retained earnings” under generally accepted accounting principles, but it can differ significantly from retained earnings. Although “earnings and profits” is used extensively throughout corporate tax law, it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. In addition, a REIT cannot have, at the close of any taxable year, accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT.

Failure to Qualify

     If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable to individuals at preferential rates. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

     Some of our investments may be in the form of a sale-leaseback transaction. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized and it is of significant size, we might fail to satisfy the asset tests or the income tests and, consequently, lose our qualification as a REIT effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

     When we use the term “U.S. Stockholder,” we mean a holder of common stock that, for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or of any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

     Distributions Generally

     Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “United States Federal Income Tax Considerations — Federal Income Taxation of the Company” above.

     Capital Gain Distributions

     Distributions to U.S. Stockholders that we properly designated as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

     Certain Dispositions of Shares

     In general, you will realize capital gain or loss on the disposition of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that you held for less than six months (after applying certain holding company rules) will be treated as a long-term capital loss to the extent of any capital gain dividend you received with respect to those shares.

     The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if the stockholder has held the asset for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

     Generally, the repurchase of shares of our common stock by us will result in recognition of ordinary income by the stockholder unless the stockholder’s interest in us is terminated or substantially reduced. Ordinary income is subject to tax rates for individual shareholders that are significantly higher than those that apply to gains recognized on sales of our stock to third parties. In addition, where repurchases are subject to ordinary income treatment the taxable amount is not reduced by a stockholder’s tax basis in his or her shares. Taxable gain on a sale of shares, by contrast, is computed as the amount received in excess of such tax basis. Accordingly, our shareholders may be subject to less favorable tax consequences upon repurchase of their shares by us than upon sales of shares to a third party

     A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under section 302 of the Code unless the repurchase (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Code. Under section 302(b)(2) of the Code a repurchase is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the repurchase. In determining whether or not the repurchase is treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The Service has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

     If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

     Passive Activity Loss and Investment Interest Limitations

     You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

     Treatment of Tax-Exempt Stockholders

     Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry shares of our common stock. Qualified trusts that hold more than 10% (by value) of the shares of so-called pension-held REITs (those “predominantly held” by qualified employee pension benefit trusts) may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our common stock, and we do not expect our common stock to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

     The rules governing United States income taxation of non-U.S. Stockholders are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

     In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding.

     The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income). A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

     Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

     Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against its resulting federal income tax liability an amount equal to its proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent its proportionate share of this tax paid by us were to exceed its actual federal income tax liability.

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

     We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

     Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically-controlled REIT and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA. If we were not a domestically-controlled REIT, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically-controlled REIT. Otherwise, the purchaser of our common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Our common stock will not be “regularly traded” on a national exchange or market system.

     Upon the death of a nonresident alien individual, that individual’s shares of our common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

     U.S. Stockholders

     In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 30% for 2004 (currently scheduled to be reduced to 28% by 2006) on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

     Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

     Non-U.S. Stockholders

     Generally information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 30% (scheduled to be reduced to 28% by 2006) may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

     The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly backup withholding unless the non-U.S. Stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

     Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regards to U.S. information reporting and backup withholding.

Tax Aspects of SKB OP

     General

     We expect that substantially all of our investments will be held through SKB OP, which we plan to form. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of SKB OP’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by SKB OP in the REIT asset tests.

     Tax Allocations with Respect to our Properties

     When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

     SKB OP may be formed by way of contributions of appreciated property, and future contributions to SKB OP may also take the form of appreciated property. Consequently, we expect that the SKB OP agreement will require tax allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners who have contributed their interests in properties to SKB OP (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners and to us generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of SKB OP. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of SKB OP may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “United States Federal Income Tax Considerations —Annual Distribution Requirements.”

     With respect to any property purchased by SKB OP, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

     Basis in Operating Partnership Interest

     Our adjusted tax basis in our interest in SKB OP generally

(1)	will be equal to the amount of cash and the basis of any other property that we contributed to SKB OP,

(2)	will be increased by (a) our allocable share of SKB OP’s income and (b) our allocable share of indebtedness of SKB OP and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by SKB OP, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of SKB OP.

     If the allocation of our distributive share of SKB OP’s loss exceeds the adjusted tax basis of its partnership interest in SKB OP, the recognition of such excess loss will be deferred until such time and to the extent that it has an adjusted tax basis in our partnership interest. To the extent that SKB OP’s distributions, or any decrease in our share of the indebtedness of SKB OP (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in SKB OP has been held for longer than one year, subject to reduced tax rates described above. See “United States Federal Income Tax Considerations — Taxation of U.S. Stockholders—Capital Gain Distributions”. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

     Depreciation Deductions Available to SKB OP

     We expect that SKB OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. SKB OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by SKB OP. We expect that SKB OP will depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, SKB OP generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that SKB OP acquires properties in exchange for units of SKB OP, SKB OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by SKB OP. Although the law is not entirely clear, we expect that SKB OP will generally depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors of such properties.

     Sale of the Properties

     Our share of gain realized by SKB OP on the sale of any property held by SKB OP as inventory or other property held primarily for sale to customers in the ordinary course of SKB OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “United States Federal Income Tax Considerations — Requirements for Qualification—Income Tests.” Such prohibited transaction income also may have an adverse effect upon its ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of SKB OP’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow SKB OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or SKB OP’s trade or business.

State and Local Tax

     We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA Considerations

     The following is a summary of some considerations associated with an investment in our common stock by an employee benefit plan or an individual retirement account (“IRA”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Internal Revenue Code (the “Code”), each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

     Each fiduciary of an employee benefit plan subject to ERISA, such as a profit sharing, Section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our common stock must, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), consider, among other matters:

▪	whether the investment is consistent with the applicable provisions of ERISA and the Code;

▪	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

▪	whether the investment will produce UBTI to the Benefit Plan (see “United States Federal Income Tax Considerations – Taxation of U.S. Stockholders – Treatment of Tax-Exempt Stockholders”); and

▪	the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary’s responsibilities include the following duties:

▪	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

▪	to invest plan assets prudently;

▪	to diversify the investments of the plan unless it is clearly prudent not to do so;

▪	to ensure sufficient liquidity for the plan; and

▪	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

     In addition, the assets of a Benefit Plan that is subject to ERISA must be held in trust, and the trustee, or a duly authorized named fiduciary or investment manager, must have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

     Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

     In order to determine whether an investment in our common stock by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Code defines the term “plan assets,” U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Asset Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities, including REITs, in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

     Specifically, the Plan Assets Regulation provides that the underlying assets of an entity will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

▪	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

▪	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

▪	“freely transferable.”

     Our common stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and is part of a class registered under the Securities Exchange Act. In addition, we anticipate having in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

     Whether a security is “freely transferable” for these purposes depends upon the particular facts and circumstances. For example, our common stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our qualification as a REIT should not cause our common stock to be deemed not “freely transferable.”

     In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our common stock might expose the fiduciary of the Benefit Plan to liability under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our common stock might be deemed to result in an impermissible commingling of IRA assets with other property.

     If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If a prohibited transaction occurred, the Code would impose an excise tax equal to 15% of the amount involved, and the IRS could impose an additional 100% excise tax if the prohibited transaction was not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA (or his or her beneficiary) could cause the IRA to lose its tax-exempt status.

Other Prohibited Transactions

     Regardless of whether our common stock qualifies for the “publicly-offered security” exception of the Plan Asset Regulation, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” In general, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

     Unless and until our common stock is listed on a national exchange or included for quotation on a national market system, it is not expected that a public market for our common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of stock for which a public market does not exist. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our common stock. No independent valuation will be obtained. Until three full fiscal years after we have ceased raising significant funds from equity sales, we intend to use the most recent offering price of our common stock as the estimated per share value.

     You should be cautioned, however, that the annual valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, our advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you:

▪	that the estimated values we obtain could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

▪	that our stockholders could realize these values if they were to attempt to sell their shares; or

▪	that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF CAPITAL STOCK

     We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our capital stock is only a summary and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information About Our Company” below.

General

     Our charter authorizes us to issue up to 170,000,000 shares of stock, 150,000,000 of which are designated as common shares, $0.001 par value per share and 20,000,000 of which are designated as preferred shares, $0.001 par value per share. As of the date of this prospectus, we had 20,000 shares of our common stock issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

     Our charter contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of repurchase for any new class or series of shares.

     Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer. Please see “Risk Factors—Risks Related to our Business in General – A limit on the number of shares of our common stock a person may own may discourage a takeover.”

Common Stock

     All shares of our common stock offered hereby will be duly authorized and, upon receipt by us of the full consideration therefor, will be validly issued, fully paid and non-assessable. Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, the holders of shares of our common stock are entitled to receive such dividends as may be authorized and declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all net assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Moreover, holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption rights. Subject to the provisions of our charter regarding the restrictions on ownership transfer of stock, shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of our stock, the holders of such shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any of our directors.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments necessary to enable us to continue to qualify as a REIT or to create a class or series of shares will not require a shareholder vote.

     Until the initial public offering of our common stock, we will not issue certificates for our shares of common stock, except upon written request of a stockholder. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix American Financial Services, Inc. acts as our registrar and as the transfer agent for our shares of common stock. Transfers can be effected simply by mailing to Phoenix American Financial Services, Inc. a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Stock

     Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of our common stock. If we ever created and issued preferred stock with a dividend preference over our common stock, payment of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage:

▪	a merger, offer or proxy contest;

▪	the assumption of control by a holder of a large block of our securities; or

▪	the removal of incumbent management.

     Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of our common stock.

     We currently have no preferred stock authorized, issued or outstanding. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Power to Issue Additional Shares of Common Stock and Preferred Stock

     We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Transfer Restrictions

     Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit which prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the value or number of shares of any class or series of our stock. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of the outstanding shares of our stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     Our charter further prohibits:

▪	any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

▪	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

     Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):

▪	to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust; and

▪	to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

     Within a reasonable time (but no earlier than 30 days) after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of:

▪	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust; and

▪	the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

     If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then

▪	such shares shall be deemed to have been sold on behalf of the trust; and

▪	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of

▪	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

▪	the market price on the date we, or our designee, accept such offer.

     We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

     All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

     Every owner of more than 1% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, shall be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the stock ownership limits. In addition, each stockholder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.

     These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Dividends

     We intend to distribute all or substantially all of our REIT taxable income (which does not ordinarily equate to net income as calculated in accordance with GAAP) to our stockholders in each year. We intend to declare regular monthly dividends to be paid out of funds readily available for the payment of dividends. Our dividend policy is subject to revision at the discretion of our board of directors without notice to you or stockholder approval. All distributions will be made by us at the discretion of our board of directors and will depend on our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland general corporation law, or MGCL, and such other factors as our board of directors deems relevant.

     In order to avoid corporate income and excise tax and to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to:

▪	90% of our REIT taxable income;

▪	plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code;

▪	minus any excess non-cash income.

     In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. Dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in such a month are treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

     We anticipate that distributions generally will be taxable as ordinary income to our stockholders, although a portion of such distributions may be designated by us as capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

     Our borrowing policy limits our borrowings, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, to 60% of the aggregate value (before deducting depreciation or other non-cash reserves) of all properties calculated on a portfolio basis, unless the excess in borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with the justification for such excess. However, our board of directors may change our borrowing limit from time to time without stockholder approval and there is no limitation on the amount we may borrow for the purchase of any single property. In connection with our borrowings, we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders.

     Our Dividend Reinvestment Plan allows you to have dividends otherwise distributable to you invested in additional shares of our common stock for $9.50 per share during this offering. See the “Dividend Reinvestment Plan and Share Repurchase Program – Dividend Reinvestment Plan” section of this prospectus for a more complete description of our Dividend Reinvestment Plan.

Restrictions on Roll-Up Transactions

     In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-Up Transaction.

     A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. A “Roll-up Entity” is an entity that would be created or would survive after the successful completion of such transaction. The term “Roll-Up Transaction” does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the NASDAQ National Market; or

•	a transaction involving our conversion to a corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor or sponsor; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

     (1) accepting the securities of a Roll-Up Entity offered in the proposed Roll-up Transaction; or

     (2) one of the following:

(A)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rate share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter with respect to annual and special meetings, access to stockholder lists and limitation of liability;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in our charter; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Phoenix American Financial Services, Inc. Their mailing address is 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Investor Services. Their telephone number is (866) 895-5050.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

     The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws, each as amended prior to the commencement of this offering.

Board of Directors

     Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is three). Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Independent directors will nominate replacements for vacancies in the independent director positions. Our bylaws provide that a majority of our board of directors must be independent directors.

     Directors hold office until the next annual meeting of stockholders or until a successor has been duly elected or qualified. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of the directors.

Removal of Directors

     Our charter provides that a director may be removed with or without cause by our stockholders at a meeting called for the purpose of the proposed removal upon the affirmative vote of at least a majority of all the votes entitled to be cast. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Limitation of Liability and Indemnification

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

▪	actual receipt of an improper benefit or profit in money, property or services; or

▪	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     In addition to the requirements of Maryland law, our charter restricts indemnification of officer and director indemnitees if in the case of any indemnitee other than an Independent Director, the loss or liability was the result of negligence or misconduct by the indemnitee, or in the case that the indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the indemnitee. Additionally, prior to any listing of our common stock, we will not indemnify any indemnitee unless the indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in our best interests, and the indemnitee was acting on our behalf or performing services for us.

     Furthermore, we will not indemnify any indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless each claim or count involving alleged violations of federal or state securities laws has been adjudicated in favor of the indemnitee, each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

     Subject to the foregoing, our charter contains such a provision which eliminates liability of its directors and officers to us and our stockholders for money damages to the maximum extent permitted by the MGCL. Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law and our charter, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise.

     The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

▪	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

▪	the director or officer actually received an improper personal benefit in money, property or services; or

▪	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

     The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

▪	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

▪	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws includes expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

     Our charter and bylaws provide for the indemnification of our directors and officers as provided above. Our other employees and agents may be indemnified to such extent as is authorized by our board of directors or our charter or bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:

▪	an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

▪	such person actually received an improper personal benefit in money, property or services; or

▪	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

     We will also enter into indemnity agreements with each of our directors and executive officers, as well as our manager and its officers, director, employees and some of its affiliates. The form of indemnity agreement will be included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements will require, among other things, that we indemnify such persons to the fullest extent permitted by law and our charter, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnity agreement will offer substantially the same scope of coverage afforded our directors and officers by law, it will provide greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it will not be able to be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The partnership agreement of SKB OP, however, indemnifies our directors and officers and our advisor and its employees and affiliates to the maximum extent permitted by Delaware law.

Business Combinations

     Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares, or any affiliate of such a person or entity, or any person or entity that was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question, or any affiliate of such a person or entity. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

     Our Articles of Incorporation exempt us from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, our Articles can be amended by the vote of a majority of our stockholders and a majority of our board of directors.

Control Share Acquisitions

     The MGCL provides that “control shares “of a Maryland corporation acquired in a “control share acquisition “have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares “ are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

▪	one-tenth or more, but less than one-third;

▪	one-third or more, but less than a majority; or

▪	a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition “ means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may repurchase any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply:

▪	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

▪	to acquisitions approved or exempted by our charter or bylaws of the corporation.

     Our bylaws will contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Amendment to the Charter

     Our charter may be amended only if approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

     Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders; Advance Notice of Director Nominations and New Business

     Annual Meetings

     We will hold annual meetings of stockholders. Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:

▪	pursuant to our notice of the meeting;

▪	at the direction of our board of directors; or

▪	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

     For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action.

     To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.

     A stockholder’s notice must set forth:

▪	each person whom the stockholder proposes to nominate for election or reelection as a director, and all information relating to such person that is required to be disclosed by SEC rules in a proxy statement;

▪	a brief description of the business to be brought before the meeting, the reason and any material interest the stockholder might have; and

▪	identification of the stockholder(s) giving notice, as it appears on our stock ownership records, and the class and number of shares of stock owned by the stockholder(s) giving notice.

     Special Meetings

     Special meetings of our stockholders may be called only by our president or by our board of directors, unless otherwise required by law. The date, time and place of any special meetings will be set by our board. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

▪	pursuant to our notice of the meeting;

▪	by or at the direction of our board of directors; or

▪	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

     If the resolution of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on classification of our board of directors and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

DIVIDEND REINVESTMENT PLAN AND
SHARE REPURCHASE PROGRAM

Dividend Reinvestment Plan

     Our Dividend Reinvestment Plan allows you to have dividends otherwise distributable to you invested in additional shares of our common stock. During this offering, you may purchase shares of our common stock under our Dividend Reinvestment Plan for $9.50 per share until all of the shares registered as part of this offering have been sold. Thereafter, our board of directors will determine the fair market value price per share for which shares will be issued under the Dividend Reinvestment Plan based on the consideration of numerous factors including the current offering price, if any. A copy of our Dividend Reinvestment Plan will be included as an exhibit to this prospectus. You should consult with your investment advisor as to such investment advisor’s position regarding participation in our Dividend Reinvestment Plan.

     General

     All shares available for purchase under our Dividend Reinvestment Plan will either be registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to our Dividend Reinvestment Plan. Until this offering has terminated, shares will be available for purchase out of the additional 3,000,000 shares of our common stock which will be registered with the Securities and Exchange Commission. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering.

     Investors participating in our Dividend Reinvestment Plan may purchase fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of our common stock are not available for issuance under our Dividend Reinvestment Plan, we will remit excess dividends of net cash from operations to the participants. Each participant agrees that if, at any time prior to listing of our common stock on a national exchange or market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the then current prospectus, the subscription agreement or our charter, he or she will promptly so notify us in writing.

     Stockholders purchasing shares of our common stock pursuant to the Dividend Reinvestment Plan will have the same rights and will be treated in the same manner as if such shares of our common stock were purchased pursuant to this offering.

     Election to Participate or Terminate Participation

     You may elect to participate in our Dividend Reinvestment Plan by completing the subscription agreement, the enrollment form or by other written authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice, provided it is received at least 10 days prior to the record date for such distribution. You may terminate your participation in our Dividend Reinvestment Plan at any time by providing us with written notice 10 days before the next record date. If you choose to terminate your participation in our Dividend Reinvestment Plan, you must choose to terminate your entire participation in our Dividend Reinvestment Plan. In addition, if you transfer shares of our common stock, your participation in the Dividend Reinvestment Plan will terminate as of the first day of the month in which the transfer is effective. However, the transferee of your shares may be allowed to participate in certain circumstances. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common stock would cause the percentage ownership limitations contained in our charter to be exceeded. Our board of directors reserves the right to prohibit qualified plans from participating in our Dividend Reinvestment Plan if such participation would cause our underlying assets to constitute “plan assets” of qualified plans.

     Voluntary Contributions

     At this time, you will not have the option to make voluntary contributions to our Dividend Reinvestment Plan to purchase shares in excess of the amount of shares that can be purchased with your distributions. Our board of directors reserves the right, however, to amend our Dividend Reinvestment Plan in the future to permit voluntary contributions to our Dividend Reinvestment Plan by you, to the extent consistent with our objectives of qualifying as a REIT.

     Federal Income Tax Considerations

     If you elect to participate in our Dividend Reinvestment Plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to our Dividend Reinvestment Plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see “Risk Factors – Federal Income Tax Risks — You may have current tax liability on distributions you elect to reinvest in our common stock.”

     Amendments and Termination

     We reserve the right to amend or terminate our Dividend Reinvestment Plan without the consent of our stockholders by 10 days prior written notice. We also reserve the right to terminate or limit any participant’s participation in the Dividend Investment Plan for any reason, at any time, by 10 days prior written notice to such participant.

Share Repurchase Program

     Prior to the time that our shares of common stock are listed for trading on a national exchange or market system, stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for repurchase all or any portion of their shares of our common stock to us at any time in accordance with the procedures set forth in our Share Repurchase Program and outlined herein. Subject to the conditions and limitations described below, we may repurchase the shares of our common stock presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase.

     Repurchase of shares of our common stock will be made quarterly, on a first-come, first-serve basis. Our Share Repurchase Program is not available to those who purchase their shares of our common stock from another stockholder.

     We intend to begin repurchasing shares pursuant to the Share Repurchase Program beginning one year from the date of this offering, subject to an annual limitation of the lesser of (i) net proceeds received from the sale of our common stock under our Dividend Reinvestment Plan, or (ii) 3.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year. The foregoing repurchase limit may be decreased by our board of directors for any particular year. Moreover, there is no assurance that there will be sufficient funds available from our Dividend Reinvestment Plan for repurchase and, accordingly, a stockholder’s shares of our common stock may not be repurchased. In the event there are insufficient funds available from our Dividend Reinvestment Plan to repurchase all of the shares of our common stock for which repurchase requests have been submitted, we plan to repurchase our common stock in the order in which such repurchase requests have been received. A stockholder whose shares of our common stock are not repurchased due to insufficient funds can ask that the request to repurchase our common stock be honored at such time, if any, as there are sufficient funds available for repurchase. In such case, the repurchase request will be retained and such shares of our common stock will be repurchased before any subsequently received repurchase requests are honored. Alternatively, a stockholder whose shares of our common stock are not repurchased may withdraw his or her repurchase request. Stockholders will not relinquish their shares of our common stock until such time as we commit to repurchasing such shares of our common stock. Any shares of our common stock acquired pursuant to a repurchase will be retired and no longer available for issuance by us.

     A stockholder who wishes to have his or her shares of our common stock repurchased must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the repurchase agent, which is currently Phoenix American Financial Services, Inc. Within 30 days following the repurchase agent’s receipt of the stockholder’s request, the repurchase agent will forward to such stockholder the documents necessary to effect the repurchase, including any signature guarantee we or the repurchase agent may require. The repurchase agent will effect such repurchase for the calendar quarter provided that it receives the properly completed repurchase documents relating to the shares of our common stock to be repurchased from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to repurchase such shares of our common stock. The effective date of any repurchase will be the last date during a quarter during which the repurchase agent receives the properly completed repurchase documents. As a result, we anticipate that, assuming sufficient funds are available for repurchase, the effective date of repurchases will be no later than 30 days after the quarterly determination of the availability of funds for repurchase.

     Upon the repurchase agent’s receipt of notice for repurchase of our common stock, the repurchase price will be on such terms as we shall determine. During this offering, the repurchase price for shares of our common stock that are repurchased under our Share Repurchase Program will be equal to 90% of the offering price, or $9.00 per share. The net repurchase price approximates the per share net proceeds received by us in this offering after deducting selling commissions and a marketing support fee to our dealer manager and other related fees. After the termination of this offering, our board of directors will determine the repurchase price based on consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price, if any, the then-current Dividend Reinvestment Plan price and general market conditions.

     A stockholder may present fewer than all of his or her shares of our common stock to us for repurchase, provided, however, that (i) the minimum number of shares of our common stock which must be presented for repurchase shall be at least 25% of his or her shares of our common stock, and (ii) if such stockholder retains any shares of our common stock, he or she must retain at least $1,000 worth of our common stock based on the current offering price.

     The shares of our common stock that we repurchase under our Share Repurchase Program will be cancelled and will be held as treasury shares. We will not resell such shares to the public unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

     Our board of directors reserves the right to reject any request for repurchase of shares of our common stock. Additionally, our board of directors may terminate, suspend or amend the Share Repurchase Program at any time without stockholder approval if our directors determine, in their sole discretion, that such termination, suspension or amendment is in our best interest. In the event of a repurchase request after the death of a stockholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares of our common stock that will be repurchased as summarized above.

     Our Share Repurchase Program is only intended to provide limited liquidity for stockholders until a secondary market develops for our common stock. No such market presently exists, and we cannot assure you that any market for our common stock will ever develop. Our Share Repurchase Program will terminate, and we will no longer accept our common stock for repurchase, if and when listing of our common stock on a national exchange or market system occurs.

THE OPERATING PARTNERSHIP AGREEMENT

General

     We formed SKB Operating Partnership, L.P., which we refer to as “SKB OP,” to acquire, own and operate properties on our behalf. As a result of the formation of SKB OP, we are considered to be an Umbrella

Partnership Real Estate Investment Trust (UPREIT), which is a structure generally utilized to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as SKB OP, will be deemed to be assets and income of the REIT.

     The property owner’s goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. Further, we have structured SKB OP to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to our stockholders. Finally, a limited partner in SKB OP may later exchange his or her limited partnership units in SKB OP for shares of our common stock (in a taxable transaction) and, if our common stock is then listed, achieve liquidity for his or her investment.

     Substantially all of our assets will be held by SKB OP, and we intend to make future acquisitions of real properties using the UPREIT structure. We are the sole general partner of SKB OP. Our advisor has purchased $10,000 of limited partnership units in SKB OP and is the only initial limited partner. As the sole general partner, we will have the exclusive power to manage and conduct the business of SKB OP.

     The following is a summary of certain provisions included in the partnership agreement of SKB OP. This summary is qualified by the specific language of the partnership agreement. You should refer to the partnership agreement, itself, which we plan to file as an exhibit to the registration statement, for more detail.

Capital Contributions

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of this offering to SKB OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. SKB OP will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering. If SKB OP requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to SKB OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause SKB OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of SKB OP and us.

Operations

     The partnership agreement of SKB OP provides that SKB OP is to be operated in a manner that will (1) enable us to satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that SKB OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in SKB OP being taxed as a corporation, rather than as a partnership.

     The partnership agreement provides that SKB OP will distribute cash flow from operations to the limited partners of SKB OP in accordance with their relative percentage interests at intervals and in amounts determined by us as general partner such that a holder of one unit of limited partnership interest in SKB OP will receive the same amount of annual cash flow distributions from SKB OP as the amount of annual dividends paid to the holder of one share of our common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

     The partnership agreement of SKB OP provides that taxable income will be allocated to the limited partners of SKB OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in SKB OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in SKB OP.

     Upon the liquidation of SKB OP, after payment of debts and obligations, any remaining assets of SKB OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Exchange Rights

     The limited partners of SKB OP, including our advisor, will have the right to cause SKB OP to redeem their limited partnership units for cash equal to the value of an equivalent number of shares of our common stock, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) until the units have been held for one year.

     Subject to the foregoing, the limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

     We will not be able to (1) voluntarily withdraw as the general partner of SKB OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in SKB OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to SKB OP in return for an interest in SKB OP and agrees to assume all obligations of the general partner of SKB OP. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of SKB OP, other than our advisor. With certain exceptions, the limited partners may not transfer their interests in SKB OP, in whole or in part, without our written consent as the general partner. In addition, our advisor may not transfer its interest in SKB OP as long as it is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for our common stock, in which case similar restrictions on transfer will apply to our common stock received by our advisor.

THE OFFERING

General

     We are offering a minimum of 250,000 shares of our common stock and a maximum of 33,000,000 shares of our common stock to the public through SKB Real Estate Securities, Inc. All investors must meet the suitability standards discussed in the section of this prospectus titled “Suitability Standards.” Of the 33,000,000 shares of our common stock offered by this prospectus, we are offering:

▪	30,000,000 shares of our common stock to the public at a purchase price per share of $10.00; and

▪	3,000,000 shares for issuance pursuant to our Dividend Reinvestment Plan at a price per share of $9.50 during this offering. Any shares not sold pursuant to our Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering.

     Our advisor has purchased 20,000 shares of our common stock at the price of $10.00 per share for a total initial investment by our advisor of $200,000.

     The offering price of our shares of common stock is subjective and was determined by us in our sole discretion based upon the price which we believed investors would pay for our common stock, the fees to be paid to our advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties and other permitted investments. There is no public market for our common stock on which to base market value. In addition, we did not take into account the value of the underlying assets in determining the price per share of our common stock.

     This offering will commence on as of the date of this prospectus. If the minimum offering of 250,000 shares of our common stock is not sold by                    , 2005 (which is one year after the effective date of this prospectus), we will cancel this offering and your investment will be promptly returned to you after cancellation, with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 250,000 shares is sold and if this offering continues thereafter, the offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than                                      , 2006 (two years after the effective date of this prospectus). We reserve the right to terminate this offering at any time. Our board of directors may determine to engage in future offerings of our common stock of up to the number of unissued authorized shares of our common stock available following termination of this offering.

     We have not retained an underwriter in connection with this offering. The shares of our common stock are being offered on a “best efforts” basis, which means that our dealer manager must use only its best efforts to sell our common stock and that no underwriter, broker-dealer or other person will be obligated to purchase any shares of our common stock. Please see “Risk Factors – Risks Related to an Investment In Us — If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.”

Underwriting Compensation and Terms

     Except as provided below, our dealer manager will receive selling commissions of up to 6.75% of the gross offering proceeds. We will pay selling commissions of up to 3.5% of the gross offering proceeds on our shares of our common stock issued pursuant to our Dividend Reinvestment Plan.

     Our dealer manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the NASD to authorize them to sell shares of our common stock. Upon the sale of shares of our common stock by such participating broker-dealers, our dealer manager, in its sole discretion, may reallow up to 100% of its selling commissions to such participating broker-dealers.

     Our dealer manager will also receive a dealer manager fee of up to 2.5% of the gross offering proceeds we raise from the sale of shares of our common stock as compensation for managing and coordinating this offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager, in its sole discretion, may reallow up to 100% of the dealer manager fee to participating broker-dealers as marketing fees, reimbursement of costs and expenses of attending our educational conferences or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common stock. We will not pay dealer manager fees on shares purchased pursuant to our Dividend Reinvestment Plan.

     We will also reimburse our advisor and our dealer manager for all expenses incurred in connection with this offering and our organization not to exceed 3.0% of the gross offering proceeds. Included in these expenses are reimbursements to participating broker-dealers for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering, and in some cases, actual costs of third-party professionals retained to provide due diligence services and advice to participating broker-dealers.

     Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of shares of our common stock in this offering.

     In accordance with the Rules of Fair Practice of the National Association of Securities Dealers, in no event will our total underwriting compensation (including, but not limited to, selling commissions, the dealer manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10.0% of gross offering proceeds, except for the additional 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.

     In the event that an investor (1) has engaged the services of a registered investment adviser or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department, we will sell shares to or for the account of such investor for $9.325 per share, reflecting that selling commissions in the amount of $0.675 per share will not be payable. Additionally, we will waive the selling commissions on shares purchased as a reinvestment of dividends paid on such underlying shares under our Dividend Reinvestment Plan. The net proceeds to us will not be affected by waiving the commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

     We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for $9.325 per share, reflecting that selling commissions in the amount of $0.675 per share will not be payable in consideration of the services rendered by such broker-dealers and registered representatives in this offering. The net proceeds to us from such sales made net of commissions will be identical to the net proceeds we receive from other sales of shares.

     Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, may purchase shares in this offering at a discount. The purchase price for such shares shall be $9.10 per share reflecting the fact that selling commissions in the amount of $0.675 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

     The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold. We have agreed to indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act of 1933, as amended.

Volume Discounts

     In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts are available to investors. In such event, any such reduction will be credited to the investor in the form of the issuance of additional shares. Selling commissions will not be paid on any such shares issued for a volume discount. The following table illustrates the various discount levels available:

		Commissions on Sales per Incremental
		Share in Volume Discount Range
	Purchase Price per
Number of	Incremental Share in	Percentage
Shares Purchased	Volume Discount Range	(based on $10 per share)	Amount
1 to 50,000	$10.00	6.75%	$0.675
50,001 to 100,000	$9.80	4.75%	$0.475
100,001 and Over	$9.60	2.75%	$0.275

     For example, if an investor purchases 200,000 shares the investor would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $960,000 for the remaining 100,000 shares ($9.60 per share). Accordingly, the investor could pay $1,950,000 ($9.75 per share) or $1,920,000 ($9.60 per share) rather than $2,000,000 for the shares. The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

     Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

     For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single “purchaser” or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Procedures

     In order to purchase shares, each subscriber must complete and execute the subscription agreement in the form attached hereto as Exhibit A. Any subscription for shares must be accompanied by check payable to “SKB REIT, Inc.”, in the amount of $10 per share. The subscription price of each share is payable in full upon execution and delivery of the subscription agreement to us. We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by      , 2005 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an interest-bearing escrow account held by the escrow agent, Deutsche Bank AG, in trust for subscribers’ benefit, pending release to us. We will pay to such subscriber, within 30 days after the date a subscriber is admitted to us, the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such escrow agent for at least 20 days. Stockholders otherwise are not entitled to interest earned on our funds or to receive interest on their invested capital. If we do not sell at least 250,000 shares of our common stock by      , 2005, we will return all funds in the escrow account (including interest), and we will stop selling shares.

     Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days, without interest and without deduction. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

     An investor’s initial purchase of shares in us must be for whole shares and for not less than 100 shares ($1,000) except in certain states with higher minimum purchase requirements. See “Suitability Standards and Minimum Purchase Requirements.” After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100) of our common stock, except for purchases made pursuant to our Dividend Reinvestment Plan.

     Our dealer manager and each participating broker-dealer who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards and Minimum Purchase Requirements.” In making this determination, our dealer manager or participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining suitability. Our dealer manager or participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Offering and Escrow Arrangements

     Subscription proceeds will be placed in escrow until such time as subscriptions representing 250,000 shares of our common stock have been received and accepted by us. Any shares of our common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. The escrow agreement between us and Deutsche Bank AG, our escrow agent, provides that escrowed funds will be invested by our escrow agent in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

     If the minimum offering has not been received and accepted by         , 2005 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will promptly return your funds and subscription agreement. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by our escrow agent for at least 20 days. Stockholders will not otherwise be entitled to interest earned on our funds or to receive interest on their invested capital. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for escrow expenses.

     After we receive proceeds from the minimum offering of $2,500,000, funds being held in escrow will be released to us and our escrow agreement will terminate. Thereafter, we will deposit your subscription proceeds into a separate interest bearing account maintained by us. Your subscription proceeds will remain in this holding account and will be held in trust for your benefit until such time as you are admitted as a stockholder. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly. Upon your being admitted as a stockholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses.

Subscription Agreement

     The subscription agreement requires all investors subscribing for shares of our common stock make the following representations:

▪	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

▪	you received a copy of this prospectus;

▪	you meet the minimum income, net worth and other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus; and

▪	you acknowledge that there is no public market for shares of our common stock and, thus, your investment in shares of our common stock is not liquid.

     The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers to make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares of our common stock to you unless you are able to make the above representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

Minimum Investment

     Except as provided below, you initially must purchase at least 100 shares of our common stock, which equals a minimum investment of $1,000. Please see “Suitability Standards – Minimum Purchase Requirements.” The minimum purchase for Maine, New York, Nebraska and North Carolina residents is 500 shares ($5,000) of our common stock. The minimum purchase for Minnesota residents is 250 shares ($2,500) of our common stock, except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000) of our common stock. Following an initial subscription for at least the required minimum investment, any additional purchase must be in increments of 10 shares ($100) of our common stock. However, additional purchases made by residents of Maine, Minnesota, Nebraska and Washington who must still meet the applicable minimum purchase requirement set forth above, except with respect to additional purchases of shares of our common stock purchased pursuant to our Dividend Reinvestment Plan.

SUPPLEMENTAL SALES MATERIAL

     Shares of our common stock are only being offered through this prospectus. In addition to this prospectus, we may utilize certain sales material in connection with this offering of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved in writing by us. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940.

     The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of our common stock.

LEGAL MATTERS

     The validity of the shares of our common stock being offered hereby will be passed upon for us by Kaye Scholer LLP, Los Angeles, California. Kaye Scholer LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future.

EXPERTS

     The balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and is included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT
OUR COMPANY

     We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

     After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

     We also maintain an Internet site at http://www.SKBREIT.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO BALANCE SHEET

Report of Independent Registered Public Accounting Firm	F-2
SKB REIT, Inc. Balance Sheet	F-3
Notes to Balance Sheet	F-4

     All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder
SKB REIT, Inc.
Portland, Oregon

We have audited the accompanying balance sheet of SKB REIT, Inc. (the “Company”) as of June 17, 2004. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at June 17, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

June 30, 2004
Los Angeles, California

SKB REIT, INC.

BALANCE SHEET

JUNE 17, 2004

ASSETS
Cash and cash equivalents	$10,000

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value; 150,000,000 shares authorized, 1,000 shares issued and outstanding	1
Additional paid-in capital	9,999

Total Shareholders’ Equity	10,000

See notes to balance sheet

SKB REIT, INC.

NOTES TO BALANCE SHEET

JUNE 17, 2004

1.	ORGANIZATION

SKB REIT, Inc., (the “Company”), was formed on May 27, 2004 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. Subject to certain restrictions and limitations, the business of the Company will be managed by SKB Advisors, LLC (the “Advisor”), pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

On June 17, 2004, the Advisor as sole shareholder, purchased 1,000 shares of common stock for $10,000 and was admitted as the initial shareholder of the Company. The Company intends to then offer a minimum of 250,000 (the “Minimum Number of Shares”) and a maximum of 33,000,000 common shares for sale to the public (the “Offering”). Up to 30,000,000 shares of the common stock will be offered at a price of $10 per share and up to 3,000,000 shares of the common stock are to be issued pursuant to a Dividend Reinvestment Plan at a purchase price during the offering of $9.50 per share. Any shares not sold pursuant to the Dividend Reinvestment Plan prior to the conclusion of the offering may be sold as part of the offering. The Company intends to retain SKB Real Estate Securities, Inc. (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to use the net proceeds from the Offering to acquire and operate income-generating retail, office and industrial properties which are located in the western United States. In addition, the Company may invest in other real estate investments including, but not limited to, properties outside the western United States, non-office, retail or industrial properties, mortgage loans, ground leases and other real estate related investments. As of June 17, 2004, the Company had neither purchased nor contracted to purchase any real estate investments.

The Company intends to operate in an umbrella partnership REIT structure in which its majority owned subsidiary, SKB Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), or wholly owned subsidiaries of the Operating Partnership, will own and manage substantially all of the properties acquired on behalf of the Company. The Company will be the sole general partner of the Operating Partnership. On June 17, 2004, the Advisor purchased 1,000 operating units of SKB Operating Partnership, LP (the “Operating Partnership”) for total cash consideration of $10,000. Management expects the Company’s ownership in the Operating Partnership to increase significantly as the Company invests net proceeds from the Offering in the Operating Partnership. The Operating Partnership currently has no operations and no assets other than the Advisors’ initial purchase, but the Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company is planning to establish a share repurchase program which will allow share repurchases by the Company when certain criteria are met. Share repurchases will be made at the sole discretion of the Board of Directors.

Prior to the commencement of the Offering, the Company intends to adopt an Independent Director Stock Option Plan (the “Plan”). The Company expects to issue non-qualified stock options to purchase 25,000 shares to each independent director pursuant to the Plan. In addition, the Company expects to issue options to purchase 8,333 shares to each independent director then in office on the date of each annual shareholders’ meeting. Collectively these are referred to as Director Options. The Company may not grant Director Options at any time when the grant, along with grants to other independent directors, would exceed 10% of the issued and outstanding shares. The exercise price for the Initial Options will be $10 per share. The exercise price for the Subsequent Options will be the greater of (1) $10 per share or (2) the fair market value of our common stock on the date they are granted.

The Company plans to authorize and reserve a total of 1,000,000 shares for issuance under the Plan. Director Options shall lapse on the first to occur of (1) the tenth anniversary of the grant date, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. No Director Option issued may be exercised if such exercise would jeopardize the Company’s qualification as a REIT under the Internal Revenue Code.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents consist of temporary bank deposits and money market instruments with an original maturity of three months or less at the date of purchase.

Organizational and Offering Costs—Organizational and offering costs of the Company have been paid by an affiliate of the Advisor, on behalf of the Company. These costs consist of actual legal, accounting, printing, marketing and other offering-related expenses. In the event that the Minimum Number of Shares of the Company’s common shares is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor or its affiliates for any organizational and offering costs.

As of June 17, 2004, organizational and offering costs of approximately $330,000 had been incurred on behalf of the Company. These costs are not recorded in the financial statements of the Company as of June 17, 2004 because such costs are not a liability of the Company until (1) the Advisory Agreement is executed and the terms related to the reimbursement of such costs are determined and (2) subscriptions for the Minimum Number of Shares are received and accepted by the Company. When recorded by the Company, organizational and internal offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to the Advisor or its affiliate from the gross proceeds of the Offering.

Income Taxes—For the year ending December 31, 2004, the Company intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s annual ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to shareholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

3.	RELATED PARTY TRANSACTIONS

The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager which will entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate investments, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor and its affiliates on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement had not been finalized as of June 17, 2004.

The Company expects to also incur various fees, such as property management, leasing and others, that are expected to be paid to an affiliate of the Advisor. The amounts of such fees and terms and conditions of the associated agreements have not been finalized as of June 17, 2004.

On June 30, 2004, the Advisor advanced the Company $150,586 to be used by the Company to pay filing fees.

APPENDIX A

PRIOR PERFORMANCE TABLE

The following tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table IV - Results of Completed Programs

Table V - Sales of Disposals of Properties

Table VI - Acquisition of Properties by Programs

Table I
Experience in Raising and Investing Funds (Unaudited)
December 31, 2003

	Camino					Sunrise
	Del Rio	San Diego	Portland	Valley	SKB	Corridor
	Investments,	Office	Office	Trade	Chesapeake	Investments,
	LLC	Portfolio	Portfolio	Properties	LLC	LLC
Dollar Amount Offered	$2,550,000	$11,125,000	$12,150,000	$7,000,000	$5,575,000	$3,100,000

Dollar Amount Raised	2,550,000	11,102,690	12,262,554	7,201,242	5,575,000	3,125,000

Percentage Amount Raised	100.0%	99.8%	100.9%	102.9%	100.0%	100.8%

Less Offering Expenses:
Selling Commissions	2.5%	1.8%	1.5%	2.1%	2.5%	2.5%
Marketing Support & Due Diligence Reimbursement	0.5%	0.6%	3.0%	1.3%	0.2%	2.1%
Organization & Offering Expenses	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Due Diligence Allowance	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves
Percent Available for Investment	97.1%	97.6%	95.5%	96.7%	97.3%	95.4%
Acquisition Cost:
Cash Down Payment	75.8%	81.8%	80.5%	77.6%	77.4%	60.9%
Loan Fees	6.3%	2.6%	2.2%	3.3%	2.8%	3.0%
Acquisition Fees Paid to Affiliates	2.5%	3.2%	3.4%	2.9%	2.5%	2.5%

Total Acquisition Cost	84.5%	87.7%	86.2%	83.8%	82.7%	66.4%

Leveraged	72%	74%	75%	75%	74%	72%
Date Offering Began	28-Dec-01	6-Feb-03	27-Sep-02	2-Mar-01	25-Jul-03	16-Sep-02
Date Offering Ended	20-Feb-02	16-Apr-03	30-Dec-02	30-Apr-01	3-Oct-03	7-Nov-02
Length of Offering (days)	54	69	94	59	70	52
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	54	69	94	59	70	52
Number of Investors	30	85	86	56	59	32

[Additional columns below]

[Continued from above table, first column(s) repeated]

	SKB	SKB	Plaza de	Crenshaw
	Uptown	Palms to	Monterey	Santa Fe	800
	Investments,	Pines,	Investments,	Investments,	Wilshire
	LLC	LLC	LLC	LLC (1)	Property (2)
Dollar Amount Offered	$6,900,000	$3,925,000	$4,800,000	$17,171,181	$8,870,393

Dollar Amount Raised	6,915,000	4,100,000	4,900,000	17,171,181	8,870,393

Percentage Amount Raised	100.2%	104.5%	102.1%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	2.2%	2.5%	2.5%	0.6%	0.0%
Marketing Support & Due Diligence Reimbursement	0.1%	0.3%	1.5%	0.0%	0.0%
Organization & Offering Expenses	0.0%	0.0%	0.0%	0.0%	0.0%
Due Diligence Allowance	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves
Percent Available for Investment	97.7%	97.2%	96.0%	99.4%	100.0%
Acquisition Cost:
Cash Down Payment	89.8%	85.7%	76.5%	70.9%	69.1%
Loan Fees	3.0%	4.8%	4.6%	1.7%	2.6%
Acquisition Fees Paid to Affiliates	2.9%	2.5%	2.5%	0.0%	0.0%

Total Acquisition Cost	95.6%	93.0%	83.5%	72.6%	71.7%

Leveraged	69%	68%	62%	67%	70%
Date Offering Began	12-Apr-02	7-Aug-03	18-Apr-03	23-Jan-02	6-Dec-01
Date Offering Ended	6-Jun-02	26-Sep-03	27-May-03	19-Mar-02	19-Jun-02
Length of Offering (days)	55	50	39	55	195
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	55	50	39	55	57
Number of Investors	54	61	53	57	58

1) The sponsor’s entity, Crenshaw SantaFe Investments, LLC, was a minority owner in Crenshaw SantaFe Associates, LLC. The sponsor’s entity raised $5,537,706 and owned 32.25 % of the investment. The Tables present results for the entire entity, Crenshaw SantaFe Associates, LLC.

2) The sponsor’s entity, SKB Wilshire Investments, LLC, was a minority owner in 800 Wilshire Associates, LLC. The sponsor’s entity raised $4,795,000 and owned 47.99% of the investment. The Tables present results for the entire entity, 800 Wilshire Associates, LLC.

Table II
Compensation to Sponsor (Unaudited)
December 31, 2003

	Camino					Sunrise
	Del Rio	San Diego	Portland	Valley	SKB	Corridor
	Investments,	Office	Office	Trade	Chesapeake	Investments,
	LLC	Portfolio	Portfolio	Properties	LLC	LLC
Date Offering Commenced	28-Dec-01	6-Feb-03	27-Sep-02	2-Mar-01	25-Jul-03	16-Sep-02
Dollar Amount Raised to sponsor from Proceeds of Offering	$2,550,000	$11,102,690	$12,262,554	$7,201,242	$5,575,000	$3,125,000

Amounts Paid to sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$62,500	$200,000	$190,000	$150,000	$139,375	$78,125
Marketing Support & Due Diligence Reimbursement	11,671	67,272	363,974	90,723	9,717	64,449
Organization & Marketing Expenses		—	—	—		—
Due Diligence Allowance		—	—	—		—
Acquisition Fees	62,500	356,250	422,500	210,000	139,375	78,125

Totals	136,671	623,522	976,474	450,723	288,467	220,699

Dollar Amount of Cash Generated from Operations Before Deducting Payments to sponsor	$762,308	$1,066,725	$1,753,446	$2,582,078	$110,213	$407,135

Amounts Paid to sponsor from Operations
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	35,555	117,713	122,620	151,886	20,457	53,909
Leasing Fees	—	13,223	23,509	—	—	27,940
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to sponsor
Cash	$—	$—	$—	$3,104,790	$—	$—
Notes	—
Amount Paid to sponsor from Property Sales and Refinancing
Real Estate Commissions	$—	$—	$—	$—	$—	$—
Back End Fees	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	SKB	SKB	Plaza de	Crenshaw		All
	Uptown	Palms to	Monterey	Santa Fe	800	Other
	Investments,	Pines,	Investments,	Investments,	Wilshire	Programs
	LLC	LLC	LLC	LLC (1)	Property (2)	(10 Props)
Date Offering Commenced	12-Apr-02	7-Aug-03	18-Apr-03	23-Jan-02	6-Dec-01
Dollar Amount Raised to sponsor from Proceeds of Offering	$6,915,000	$4,100,000	$4,900,000	$17,171,181	$8,870,393

Amounts Paid to sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$152,750	$102,500	$122,500	$—	$100,000	$163,500
Marketing Support & Due Diligence Reimbursement	8,000	14,041	75,000	1,829	—	—
Organization & Marketing Expenses	—	—	—	—	—	—
Due Diligence Allowance	—	—	—	—	—	—
Acquisition Fees	197,250	102,500	122,500	364,740	—	125,000

Totals	358,000	219,041	320,000	366,569	100,000	288,500

Dollar Amount of Cash Generated from Operations Before Deducting Payments to sponsor	$962,993	$(6,185)	$(49,700)	$4,095,208	$1,801,534	$31,269,694

Amounts Paid to sponsor from Operations
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	162,695	16,229	40,636	71,276	35,500	1,012,688
Leasing Fees	—	—	3,120	—	—	—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to sponsor
Cash	$—	$—	$—	$9,232,997	$—	$20,093,394
Notes
Amount Paid to sponsor from Property Sales and Refinancing
Real Estate Commissions	$—	$—	$—	$—	$—	$—
Back End Fees	—	—	—	2,500,831	—	3,074,260

1) The sponsor’s entity, Crenshaw SantaFe Investments, LLC, was a minority owner in Crenshaw SantaFe Associates, LLC. The sponsor’s entity raised $5,537,706 and owned 32.25 % of the investment. The Tables present results for the entire entity, Crenshaw SantaFe Associates, LLC.

2) The sponsor’s entity, SKB Wilshire Investments, LLC, was a minority owner in 800 Wilshire Associates, LLC. The sponsor’s entity raised $4,795,000 and owned 47.99% of the investment. The Tables present results for the entire entity, 800 Wilshire Associates, LLC.

Table III
Operating Results of Prior Programs by Year (Unaudited)
Year Ending December 31, 2003

	Camino					Sunrise	SKB
	Del Rio	San Diego	Portland	Valley	SKB	Corridor	Uptown
	Investments,	Office	Office	Trade	Chesapeake	Investments,	Investments,
	LLC	Portfolio	Portfolio	Properties	LLC	LLC	LLC
Gross Revenues	$1,394,411	$3,646,863	$5,390,300	$3,377,514	$463,712	$1,237,174	$2,468,973
Profit on Sale of Properties	—	—	—	3,104,790	—	—	—
Less: Operating Expenses	580,367	1,503,391	1,810,753	1,550,779	186,997	577,362	856,928
Interest Expense	372,646	1,076,747	1,794,195	1,182,476	166,503	298,399	1,007,031
Depreciation & Amortization	262,677	520,443	838,183	483,339	90,850	152,143	250,309
Net Income (Loss)—GAAP Basis	$178,721	$546,283	$947,169	$3,265,709	$19,363	$209,269	$354,705

Taxable Income (Loss) From:
Operations	178,721	546,283	947,169	160,919	19,363	209,269	354,705
Gain on Sale	—	—	—	3,104,790	—	—	—
Cash Generated From:
Operations	441,397	1,066,725	1,785,352	644,259	110,213	361,413	605,014

Sale	—	—	—	3,104,790	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$441,397	$1,066,725	$1,785,352	$3,749,049	$110,213	$361,413	$605,014
Less: Cash Distributions to Investors From:
Operating Cash Flow	217,559	555,550	779,409	179,538	—	270,744	541,700
Sales	—	—	—	7,100,000	—	—	—
Refinancing	—	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	223,838	511,176	1,005,943	(3,530,489)	110,213	90,668	63,314

Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$223,838	$511,176	$1,005,943	$(3,530,489)	$110,213	$90,668	$63,314
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$70.09	$49.20	$77.24	$22.35	$3.47	$66.97	$51.29
—From Recapture	$—	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$985.94	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—	$—	$—
—Operations	$85.32	$50.04	$63.56	$24.93	$—	$86.64	$78.34
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	31%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	SKB	Plaza de	Crenshaw		2201	Carson	2040
	Palms to	Monterey	Santa Fe	800	Broadway	Street	Addison
	Pines,	Investments,	Investments,	Wilshire	Investments,	Investments,	Investments,
	LLC	LLC	LLC	Property	LLC	LLC	LLC
Gross Revenues	$220,103	$498,754	$5,434,859	$3,938,330	$3,821,292	$1,845,886	$2,689,939
Profit on Sale of Properties	—	—	9,232,997	—	—	—	—
Less: Operating Expenses	107,810	268,079	1,955,360	2,168,723	1,824,217	999,401	1,212,836
Interest Expense	118,478	280,374	1,025,980	533,567	1,118,486	664,786	515,866
Depreciation & Amortization	45,563	155,950	703,532	644,646	919,568	339,903	418,274
Net Income (Loss)—GAAP Basis	$(51,748)	$(205,649)	$10,982,983	$591,394	$(40,980)	$(158,203)	$542,963

Taxable Income (Loss) From:
Operations	(51,748)	(205,649)	1,749,987	591,394	(40,980)	(158,203)	542,963
Gain on Sale	—	—	9,232,997	—	—	—	—
Cash Generated From:
Operations	(6,185)	(49,700)	2,453,519	1,236,040	878,589	181,699	961,236

Sale	—	—	9,232,997	—	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$(6,185)	$(49,700)	$11,686,516	$1,236,040	$878,589	$181,699	$961,236
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	4,106,224	—	244,703	—	476,274
Sales	—	—	16,723,469	—	—	—	—
Refinancing	—	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	(6,185)	(49,700)	(9,143,177)	1,236,040	633,886	181,699	484,963

Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$(6,185)	$(49,700)	$(9,143,177)	$1,236,040	$633,886	$181,699	$484,963
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$(12.62)	$(41.97)	$101.91	$66.67	$(10.86)	$(56.50)	$93.45
—From Recapture	$—	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$973.93	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—	$—	$—
—Operations	$—	$—	$239.13	$—	$64.82	$—	$81.97
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	52%	100%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	SKB					200 South		Santa’s
	Equity	Reno	Mission	Orinda	Shoreline	Virginia	Pullman	Village
	Fund,	Industrial	Center	Investments,	Investments,	Investments,	Investments,	Investments,
	LLC	Portfolio	Property	LLC	LLC	LLC	LLC	LLC
Gross Revenues	4,151,771	$1,144,552	$—	$2,536,668	$2,795,402	$2,470,090	$530,426	9,576,290
Profit on Sale of Properties	8,254,754	3,066,606	—	—	—	—	370,636	—
Less: Operating Expenses	1,439,228	237,086	(47,592)	1,055,342	1,320,261	1,280,797	171,514	4,868,430
Interest Expense	1,428,161	336,130	—	1,019,095	1,278,960	756,469	285,493	2,974,362
Depreciation & Amortization	989,024	216,838	—	414,470	696,958	451,587	133,057	1,524,334
Net Income (Loss)—GAAP Basis	$8,550,113	$3,421,105	$47,592	$47,761	$(500,777)	$(18,763)	$310,998	$209,164

Taxable Income (Loss) From:
Operations	295,358	354,499	47,592	47,761	(500,777)	(18,763)	(59,638)	209,164
Gain on Sale	8,254,754	3,066,606	—	—	—	—	370,636	—
Cash Generated From:
Operations	1,284,382	571,337	47,592	462,231	196,180	432,824	73,420	1,733,498	15,471,037

Sale	8,254,754	3,066,606	—	—	—	—	370,636	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$9,539,136	$3,637,943	$47,592	$462,231	$196,180	$432,824	$444,055	$1,733,498
Less: Cash Distributions to Investors From:
Operating Cash Flow	869,334	393,282	—	—	—	—	—	884,844
Sales	8,517,055	11,147,175	—	—	—	—	1,710,000	—
Refinancing	—	—	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	152,747	(7,902,514)	47,592	462,231	196,180	432,824	(1,265,945)	848,654

Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$152,747	$(7,902,514)	$47,592	$462,231	$196,180	$432,824	$(1,265,945)	$848,654
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$37.27	$33.92	$8.58	$7.61	$(95.84)	$(5.42)	$(26.27)	$14.23
—From Recapture	$—	$—	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$1,074.71	$1,066.72	$—	$—	$—	$—	$753.30	$—
—Refinancing	$—	$—	$—	$—	$—	$—	$—	$—
—Operations	$109.70	$37.63	$—	$—	$—	$—	$—	$60.19
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	62%	0%	0%	100%	100%	100%	0%	100%

Table III
Operating Results of Prior Programs by Year (Unaudited)
Year Ending December 31, 2002

	Camino			Sunrise	SKB	Crenshaw
	Del Rio	Portland	Valley	Corridor	Uptown	Santa Fe	800
	Investments,	Office	Trade	Investments,	Investments,	Investments,	Wilshire
	LLC	Portfolio	Properties	LLC	LLC	LLC	Property
Gross Revenues	$1,061,630	$26,211	$4,182,183	$185,451	$1,365,534	$4,001,994	$2,437,235
Profit on Sale of Properties	—		—	—	—	—	—
Less: Operating Expenses	411,439	—	1,625,937	94,641	430,071	1,488,827	1,504,038
Interest Expense	329,280	58,117	1,346,747	45,087	577,484	871,478	367,704
Depreciation & Amortization	215,017	—	519,843	22,724	140,840	535,170	352,639
Net Income (Loss)—GAAP Basis	$105,894	$(31,906)	$689,657	$22,999	$217,139	$1,106,519	$212,855
Taxable Income (Loss) From:
Operations	105,894	(31,906)	689,657	22,999	217,139	1,106,519	212,855
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	320,911	(31,906)	1,209,500	45,723	357,979	1,641,689	565,494
Sale	—	—	—	—	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$320,911	$(31,906)	$1,209,500	$45,723	$357,979	$1,641,689	$565,494
Less: Cash Distributions to Investors From:
Operating Cash Flow	202,377	—	861,564	—	177,327	258,034	—
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	118,534	(31,906)	347,935	45,723	180,652	1,383,655	565,494
Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$118,534	$(31,906)	$347,935	$45,723	$180,652	$1,383,655	$565,494
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$41.53	$(2.60)	$95.77	$7.36	$31.40	$64.44	$24.00
—From Recapture	$—	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—	$—	$—
—Operations	$79.36	$—	$119.64	$—	$25.64	$15.03	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2201	Carson	2040	SKB
	Broadway	Street	Addison	Equity	Reno	Mission
	Investments,	Investments,	Investments,	Fund,	Industrial	Center
	LLC	LLC	LLC	LLC	Portfolio	Property
Gross Revenues	$4,111,848	$2,004,189	$3,107,240	4,941,411	$4,844,906	$2,452,816
Profit on Sale of Properties	—	—	—	—	644,594	3,773,270
Less: Operating Expenses	1,824,450	988,382	1,198,536	1,823,098	921,554	1,028,785
Interest Expense	1,180,667	638,027	587,809	1,675,346	1,258,218	516,157
Depreciation & Amortization	867,802	338,343	398,999	900,465	874,022	489,747
Net Income (Loss)—GAAP Basis	$238,930	$39,438	$921,896	$542,501	$2,435,706	$4,191,397
Taxable Income (Loss) From:
Operations	238,930	39,438	921,896	542,501	1,791,112	418,127
Gain on Sale	—	—	—	—	644,594	3,773,270
Cash Generated From:
Operations	1,106,732	377,780	1,320,895	1,442,966	2,665,134	907,874
Sale	—	—	—	—	644,594	3,773,270
Refinancing
Cash Generated From Operations, Sales & Refinancing	$1,106,732	$377,780	$1,320,895	$1,442,966	$3,309,728	$4,681,144
Less: Cash Distributions to Investors From:
Operating Cash Flow	490,750	—	719,051	951,000	1,566,208	733,426
Sales	—	—	—	—	1,015,023	7,695
Refinancing	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	615,982	377,780	601,844	491,966	728,497	(3,747,282)
Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$615,982	$377,780	$601,844	$491,966	$728,497	$(3,747,282)
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$63.29	$14.08	$158.67	$68.45	$171.40	$75.34
—From Recapture	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$97.13	$1,386.49
—Refinancing	$—	$—	$—	$—	$—	$—
—Operations	$130.00	$—	$123.76	$120.00	$149.88	$132.15
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%	0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

			200 South		Santa’s
	Orinda	Shoreline	Virginia	Pullman	Village
	Investments,	Investments,	Investments,	Investments,	Investments,
	LLC	LLC	LLC	LLC	LLC
Gross Revenues	$2,303,928	$3,687,026	$2,673,700	$1,121,088	11,093,275
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	1,347,022	1,421,982	1,310,913	327,828	5,010,054
Interest Expense	933,478	1,290,293	763,888	480,534	2,726,573
Depreciation & Amortization	388,315	692,971	442,518	172,853	1,668,843
Net Income (Loss)—GAAP Basis	$(364,887)	$281,779	$156,381	$139,873	$1,687,805
Taxable Income (Loss) From:
Operations	(364,887)	281,779	156,381	139,873	1,687,805
Gain on Sale	—	—	—	—	—
Cash Generated From:
Operations		974,751	598,899	312,726	3,356,648	17,173,793
Sale	—	—	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$—	$974,751	$598,899	$312,726	$3,356,648
Less: Cash Distributions to Investors From:
Operating Cash Flow	123,781	—	53,327	—	2,064,386
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	(123,781)	974,751	545,572	312,726	1,292,262
Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$(123,781)	$974,751	$545,572	$312,726	$1,292,262
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$(58.15)	$53.93	$45.20	$61.62	$114.82
—From Recapture	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—
—Operations	$19.73	$—	$15.41	$—	$140.43
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%

Table III
Operating Results of Prior Programs by Year (Unaudited)
Year Ending December 31, 2001

		2201	Carson	2040	SKB
	Valley	Broadway	Street	Addison	Equity
	Trade	Investments,	Investments,	Investments,	Fund,
	Properties	LLC	LLC	LLC	LLC
Gross Revenues	$2,565,900	$3,715,718	$2,031,660	$1,368,311	4,763,197
Profit on Sale of Properties	—	—	—	1,972,161	—
Less: Operating Expenses	918,650	1,747,425	971,823	498,449	1,683,961
Interest Expense	918,931	874,912	646,626	343,545	1,695,910
Depreciation & Amortization	321,243	646,653	391,209	174,276	864,037

Net Income (Loss)—GAAP Basis	$407,077	$446,727	$22,002	$2,324,202	$519,289

Taxable Income (Loss) From:
Operations	407,077	446,727	22,002	352,041	519,289
Gain on Sale	—	—	—	1,972,161	—
Cash Generated From:
Operations	728,320	1,093,380		526,316	1,383,326
Sale	—	—	—	1,972,161	—
Refinancing		6,900,000
Cash Generated From Operations, Sales & Refinancing	$728,320	$7,993,380	$—	$2,498,477	$1,383,326

Less: Cash Distributions to Investors From:
Operating Cash Flow	341,102	678,133	—	153,333	816,164
Sales	—	—	—	—	—
Refinancing	—	4,588,792	—	—	—
Cash Generated (Deficiency) after Cash Distributions	387,217	2,726,455	—	2,345,144	567,162

Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$387,217	$2,726,455	$—	$2,345,144	$567,162

Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$56.53	$118.34	$7.86	$60.59	$65.53
—From Recapture	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$—
—Refinancing	$—	$1,215.57	$—	$—	$—
—Operations	$47.37	$179.64	$—	$26.39	$102.99
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Reno	Mission	Kent Campus	Orinda
	Industrial	Center	Investments,	Investments,
	Portfolio	Property	LLC	LLC
Gross Revenues	$5,148,747	$3,146,978	$311,621	$2,489,182
Profit on Sale of Properties	—	—	2,011,374	—
Less: Operating Expenses	957,987	1,365,695	75,853	1,184,238
Interest Expense	2,210,531	1,029,132	110,923	959,267
Depreciation & Amortization	931,914	473,702	37,728	369,873

Net Income (Loss)—GAAP Basis	$1,048,316	$278,449	$2,098,489	$(24,196)

Taxable Income (Loss) From:
Operations	1,048,316	278,449	87,116	(24,196)
Gain on Sale	—	—	2,011,374	—
Cash Generated From:
Operations	1,980,229	752,151	124,844
Sale	—	—	2,011,374	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$1,980,229	$752,151	$2,136,217	$—

Less: Cash Distributions to Investors From:
Operating Cash Flow	1,362,250	420,884	114,079	533,633
Sales	—	—	3,175,000	—
Refinancing	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	617,979	331,267	(1,152,862)	(533,633)

Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$617,979	$331,267	$(1,152,862)	$(533,633)

Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$100.32	$50.17	$52.80	$(3.86)
—From Recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$1,924.24	$—
—Refinancing	$—	$—	$—	$—
—Operations	$130.36	$75.83	$69.14	$85.05
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	0%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		200 South		Santa’s
	Shoreline	Virginia	Pullman	Village
	Investments,	Investments,	Investments,	Investments,
	LLC	LLC	LLC	LLC
Gross Revenues	$4,142,596	$2,665,326	$1,465,892	10,474,343
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	1,368,063	1,131,944	494,062	4,337,979
Interest Expense	1,300,723	758,709	487,120	3,347,506
Depreciation & Amortization	696,469	435,174	175,241	1,655,778

Net Income (Loss)—GAAP Basis	$777,341	$339,499	$309,470	1,133,000

Taxable Income (Loss) From:
Operations	777,341	339,499	309,470	$1,133,000
Gain on Sale	—	—	—
Cash Generated From:
Operations	1,473,810	774,674	484,711	2,788,858
Sale	—	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$1,473,810	$774,674	$484,711	$2,788,858

Less: Cash Distributions to Investors From:
Operating Cash Flow	—	362,695	110,000	1,504,620
Sales	—	—	—	—
Refinancing	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	1,473,810	411,978	374,711	234,238

Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,473,810	$411,978	$374,711	$234,238

Tax & Distribution Data Per $1,000 Invested Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$148.77	$98.12	$136.33	$77.08
—From Recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$71.43
—Operations	$—	$104.83	$48.46	$102.36
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%

Table III
Operating Results of Prior Programs by Year (Unaudited)
Year Ending December 31, 2000

	2201	Carson	2040	SKB
	Broadway	Street	Addison	Equity	Reno	Mission
	Investments,	Investments,	Investments,	Fund,	Industrial	Center
	LLC	LLC	LLC	LLC	Portfolio	Property
Gross Revenues	$3,051,099	$1,756,382	$1,281,062	5,142,383	$1,286,607	$569,109
Profit on Sale of Properties	—	—	—	—	—	—
Less: Operating Expenses	1,226,132	997,645	439,808	1,748,353	198,403	203,947
Interest Expense	1,042,976	578,993	410,439	1,718,463	744,243	280,588
Depreciation & Amortization	470,468	413,209	221,791	802,355	198,932	99,391
Net Income (Loss)—GAAP Basis	$311,522	$(233,465)	$209,024	$873,213	$145,030	$(14,817)
Taxable Income (Loss) From:
Operations	311,522	(233,465)	209,024	873,213	145,030	(14,817)
Gain on Sale	—	—	—	—	—	—
Cash Generated From:
Operations	781,990	179,744	430,815	1,675,568	343,961	84,574
Sale						—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$781,990	$179,744	$430,815	$1,675,568	$343,961	$84,574
Less: Cash Distributions to Investors From:
Operating Cash Flow	434,923	148,260	253,945	823,161	—	—
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	347,067	31,484	176,870	852,407	343,961	84,574
Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$347,067	$31,484	$176,870	$852,407	$343,961	$84,574
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$82.52	$(83.38)	$35.98	$110.18	$13.88	$(2.67)
—From Recapture	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—	$—
—Operations	$115.21	$52.95	$43.71	$103.87	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

				200 South		Santa's
	Kent Campus	Orinda	Shoreline	Virginia	Pullman	Village
	Investments,	Investments,	Investments,	Investments,	Investments,	Investments,
	LLC	LLC	LLC	LLC	LLC	LLC
Gross Revenues	$1,180,995	$824,651	$3,610,545	$2,569,159	$1,450,360	5,446,626
Profit on Sale of Properties	—	—	—	—	—	—
Less: Operating Expenses	427,486	271,432	1,379,889	1,093,827	464,457	3,630,367
Interest Expense	340,143	322,383	1,313,875	845,440	490,476	2,822,197
Depreciation & Amortization	152,992	107,790	711,278	471,062	205,520	977,856
Net Income (Loss)—GAAP Basis	$260,375	$123,046	$205,504	$158,829	$289,907	$(1,983,795)
Taxable Income (Loss) From:
Operations	260,375	123,046	205,504	158,829	289,907	(1,983,795)
Gain on Sale	—	—	—	—	—	—
Cash Generated From:
Operations	413,367	230,836	916,782	629,892	495,427	(1,005,938)
Sale	—	—	—	—	—	—
Refinancing
Cash Generated From Operations, Sales & Refinancing	$413,367	$230,836	$916,782	$629,892	$495,427	$(1,005,938)
Less: Cash Distributions to Investors From:
Operating Cash Flow	387,783	—	615,222	415,200	300,000	—
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	25,584	230,836	301,560	214,692	195,427	(1,005,938)
Less: Special Items (not including Sales & Refinancing)
Cash Generated (Deficiency) after Cash Distributions and Special Items	$25,584	$230,836	$301,560	$214,692	$195,427	$(1,005,938)
Tax & Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$157.80	$19.61	$39.33	$45.90	$127.71	$(134.95)
—From Recapture	$—	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—	$—	$—
—Operations	$235.02	$—	$117.75	$120.00	$132.16	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%	100%	100%

Table III
Operating Results of Prior Programs by Year (Unaudited)
Year Ending December 31, 1999

	2201	Carson	2040	SKB
	Broadway	Street	Addison	Equity
	Investments,	Investments,	Investments,	Fund,
	LLC	LLC	LLC	LLC
Gross Revenues	$22,155	$325,340	$1,155,214	4,460,756
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	4,392	136,876	329,409	1,426,953
Interest Expense	50,015	194,172	417,092	1,783,086
Depreciation & Amortization	25,644	70,514	214,686	737,737

Net Income (Loss)—GAAP Basis	$(57,896)	$(76,222)	$194,027	$512,980
Taxable Income (Loss) From:
Operations	(57,896)	(76,222)	194,027	512,980
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	(32,252)	(5,708)	408,713	1,250,717
Sale	—	—	—	—
Refinancing

Cash Generated From Operations, Sales & Refinancing	$(32,252)	$(5,708)	$408,713	$1,250,717

Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	151,771	606,640
Sales	—	—	—	—
Refinancing	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	(32,252)	(5,708)	256,942	644,077

Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(32,252)	$(5,708)	$256,942	$644,077

Tax & Distribution Data Per $1,000 Invested Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$(15.34)	$(27.22)	$33.40	$64.73
—From Recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—
—Operations	$—	$—	$26.12	$76.55
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Kent Campus	Shoreline	200 South Virginia	Pullman
	Investments,	Investments,	Investments,	Investments,
	LLC	LLC	LLC	LLC
Gross Revenues	$662,096	$1,237,371	$1,193,979	$1,438,115
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	271,231	364,514	565,513	501,615
Interest Expense	200,402	512,097	437,037	452,849
Depreciation & Amortization	78,468	278,140	270,756	212,434

Net Income (Loss)—GAAP Basis	$111,995	$82,620	$(79,327)	$271,217
Taxable Income (Loss) From:
Operations	111,995	82,620	(79,327)	271,217
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	190,463	360,761	191,429	483,650
Sale	—	—	—	—
Refinancing

Cash Generated From Operations, Sales & Refinancing	$190,463	$360,761	$191,429	$483,650

Less: Cash Distributions to Investors From:
Operating Cash Flow	106,213	80,522	162,667	240,000
Sales	—	—	—	—
Refinancing	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions	84,250	280,238	28,761	243,650

Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$84,250	$280,238	$28,761	$243,650

Tax & Distribution Data Per $1,000 Invested Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$67.88	$15.81	$(22.93)	$119.48
—From Recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investor
Sources (on GAAP basis)
—Investment Income	$—	$—	$—	$—
—Return of Capital	$—	$—	$—	$—
Sources (on Cash basis)
—Sales	$—	$—	$—	$—
—Refinancing	$—	$—	$—	$—
—Operations	$64.37	$15.41	$47.01	$105.73
Amount (in percentage terms) remaining invested in program properties at the end of the last year in table.	100%	100%	100%	100%

1) The sponsor’s entity, Crenshaw Santa Fe Investments, LLC, was a minority owner in Crenshaw Santa Fe Associates, LLC.

The sponsor’s entity raised $5,537,706 and owned 32.25% of the investment.

The Tables present results for the entire entity, Santa Fe Associates, LLC.

2) The sponsor’s entity, SKB Wilshire Investments, LLC, was a minority shareholder in 800 Wilshire Associates, LLC.

The sponsor’s entity raised $4,795,000 and owned 47.99% of the investment.

The Tables present results for the entire entity, 800 Wilshire Associates, LLC.

3) The sponsor’s entity, Santa’s Village Investments, LLC, was a minority owner in Enterprise Way Associates, LLC.

The sponsor’s entity raised $5,750,000 and owned 27.26% of the investment.

The Tables present results for the entire entity, Enterprise Way Associates, LLC.

Table IV
Results of Completed Programs (Unaudited)
December 31, 2003

Pullman
Investments,
LLC
Dollar Amount Raised	$2,270,000
Number of Properties Purchased	1
Date of Closing of Offering	20-Oct-97
Date of First Sale of Property	9-Jul-03
Date of Final Sale of Property	9-Jul-03
Tax & Distribution Data Per $1,000 Investment
Federal Income Tax Results
Ordinary Income (Loss)
—From Operations	$418.87
—From Recapture	$—
Capital Gain (Loss)	$370,636
Deferred Gain
Capital
Ordinary
Cash Distributions to Investors
Source (on GAAP basis)
—Investment Income	$—
—Return of Capital	$—
Source (on Cash basis)
—Sales	$753.30
—Refinancing	$—
—Operations	$286.34
—Other	$—

Table V
Sales of Disposals of Properties (Unaudited)
December 31, 2003

				Selling Price, Net of Closing Costs and GAAP Adjustments
				Cash		Purchase	Adjustments
				Received	Mortgage	Mortgage	Resulting
				Net of	Balance	Taken	From
		Date	Date	Closing	at Time of	Back by	Application
Property		Acquired	of Sale	Costs	Sale	Program	of GAAP
Kent Campus	Kent, WA	May-99	Mar-01	$3,175,367	$4,338,213	$—	$—
2040 Addison	Berkeley, CA	Dec-98	Jun-01	$4,158,011	$5,775,422	$—	$—
Mission Center	San Diego, CA	Oct-00	Oct-02	$8,187,203	$15,400,000	$—	$—
Reno Industrial Properties	Reno, NV	Oct-00	2002-03	$11,410,545	$32,058,617	$—	$—
Paragon Building	Federal Way, WA	Oct-97	Jul-03	$1,919,202	$6,168,599	$—	$—
Margarita Plaza	Huntington Park, CA	Jul-02	Jul-03	$5,185,238	$5,862,672	$—	$—
Jefferson Square	West Seattle, WA	Sep-98	Jul-03	$9,033,570	$9,673,614	$—	$—
Crenshaw Imperial	Inglewood, CA	Jun-02	Aug-03	$8,638,948	$4,709,703	$—	$—
Valley Corporate Park	Van Nuys, CA	May-01	Oct-03	$7,386,808	$12,472,639	$—	$—
SantaFe Springs	Whittier, CA	Mar-02	Dec-03	$8,739,746	$14,419,284	$—	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Closing &
				Soft Costs
				Total
				Acquisition
				Costs, Capital
			Original	Improvements		Gain on
			Mortgage	& Soft		Sale of
Property		Total	Financing	Costs, Capital	Total	Investment
Kent Campus	Kent, WA	$7,513,580	$4,400,000	$1,293,348	$5,693,348	$1,820,232
2040 Addison	Berkeley, CA	$9,933,433	$6,000,000	$2,343,267	$8,343,267	$1,590,166
Mission Center	San Diego, CA	$23,587,203	$15,400,000	$4,840,265	$20,240,265	$3,346,938
Reno Industrial Properties	Reno, NV	$43,469,162	$32,058,618	$9,316,049	$41,374,667	$2,094,495
Paragon Building	Federal Way, WA	$8,087,801	$6,525,000	$2,111,095	$8,636,095	$(548,294)
Margarita Plaza	Huntington Park, CA	$11,047,910	$5,988,556	$2,363,922	$8,352,478	$2,695,432
Jefferson Square	West Seattle, WA	$18,707,184	$10,200,000	$2,720,539	$12,920,539	$5,786,645
Crenshaw Imperial	Inglewood, CA	$13,348,651	$4,833,780	$5,312,904	$10,146,684	$3,201,967
Valley Corporate Park	Van Nuys, CA	$19,859,447	$12,750,000	$4,686,363	$17,436,363	$2,423,084
SantaFe Springs	Whittier, CA	$23,159,030	$15,000,000	$5,172,116	$20,172,116	$2,986,914

Table VI
Acquisitions of Properties by Programs (Unaudited)
December 31, 2003

	Camino
	Del Rio	San Diego
	Investments,	Office
	LLC	Portfolio		Portland Office Portfolio
Name Of Property	Camino Del Rio North	Kearny Mesa Crossroads	Rio Vista	American Bank Building	Jackson Tower	Mohawk Building
Location	San Diego, CA	San Diego, CA	San Diego, CA	Portland, OR	Portland, OR	Portland, OR
Type of Property	Office	Office	Office	Office/Retail	Office/Retail	Office/Retail
Gross Leaseable Space (SF) or number of units	71,763	129,071	108,477	162,194	53,097	68,617
Date of Purchase	20-Feb-02	17-Apr-03	18-Apr-03	30-Dec-02	30-Dec-02	30-Dec-02
Mortgage Financing at Date of Purchase	$5,600,000	$15,000,000	$13,000,000	$17,650,000	$7,700,000	$6,700,000
Cash Down Payment	1,932,500	4,924,500	4,156,750	4,362,837	2,252,309	3,257,353
Contract Purchase Price plus Acquisition Fee	7,532,500	9,924,500	17,156,750	22,012,837	9,952,309	9,957,353
Other Cash Expenditures Expensed Other Cash Expenditures Capitalized	234,621	298,995	262,337	433,282	195,893	195,992
Total Acquisition Cost	$7,767,121	$20,223,495	$17,419,087	$22,446,119	$10,148,202	$10,153,345

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Sunrise	SKB	SKB
	Valley		SKB	Corridor	Uptown	Palms to
	Trade		Chesapeake	Investments,	Investments,	Pines,
	Properties		LLC	LLC	LLC	LLC
Name Of Property	Trade Center I&II	Valley Corporate Park	Chesapeake Park Plaza	Sunrise Corridor Business Center	Uptown Shopping Center	Palms to Pines
Location	Redlands, CA	VanNuys, CA	SanDiego, CA	Clackamas, OR	Portland, OR	PalmDesert, CA
Type of Property	Office	Office	Office	Warehouse	Retail/Residential	Retail
Gross Leaseable Space (SF) or number of units	93,787	153,131	93,229	160,707	71,838	81,722
Date of Purchase	30-Apr-01	1-May-01	3-Oct-03	7-Nov-02	7-Nov-02	26-Sep-03
Mortgage Financing at Date of Purchase	$5,409,671	$12,750,000	$12,925,000	$5,475,000	$14,750,000	$8,290,000
Cash Down Payment	1,975,329	3,610,000	4,314,375	1,903,125	6,207,250	3,512,500
Contract Purchase Price plus Acquisition Fee	7,385,000	16,360,000	17,239,375	7,378,125	20,957,250	11,802,500
Other Cash Expenditures Expensed Other Cash Expenditures Capitalized	162,189	317,532	310,331	235,324	367,848	313,652
Total Acquisition Cost	$7,547,189	$16,677,532	$17,549,706	$7,613,449	$21,325,098	$12,116,152

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Plaza de
	Monterey				800
	Investments,				Wilshire
	LLC	Crenshaw Santa Fe Investments, LLC (1)			Property (2)
Name Of Property	Plaza de Monterey	Santa Fe Springs Plaza	Margarita Plaza	Crenshaw Inperial	800 Wilshire Boulevard
Location	Palm Desert, CA	Whittier, CA	Huntington Park, CA	Inglewood, CA	Los Angeles, CA
Type of Property	Retail	Retail	Retail	Retail	Office
Gross Leaseable Space (SF) or number of units	84,588	163,399	71,591	160,281	213,281
Date of Purchase	8-Jul-03	19-Mar-02	10-Jul-02	12-Jun-02	7-May-02
Mortgage Financing at Date of Purchase	$6,675,000	$15,000,000	$5,988,556	$4,833,780	$15,000,000
Cash Down Payment	3,747,500	4,856,315	2,211,684	5,109,405	6,129,979
Contract Purchase Price plus Acquisition Fee	10,422,500	19,856,315	8,200,240	9,943,185	21,129,979
Other Cash Expenditures Expensed Other Cash Expenditures Capitalized	421,050	131,639	17,650	139,009	326,963
Total Acquisition Cost	$10,843,550	$19,987,954	$8,217,890	$10,082,194	$21,456,942

1) SKB’s entity, Crenshaw SantaFe Investments, LLC, was a minority owner in Crenshaw SantaFe Associates, LLC. SKB’s entity raised $5,537,706 and owned 32.25 % of the investment. The Tables present results for the entire entity, Crenshaw SantaFe Associates, LLC.

2) SKB’s entity, SKB Wilshire Investments, LLC, was a minority owner in 800 Wilshire Associates, LLC. SKB’s entity raised $4,795,000 and owned 47.99% of the investment. the Tables present results for the entire entity. 800 Wilshire Associates, LLC.

APPENDIX B

INSTRUCTIONS TO
SKB REIT, INC.

SUBSCRIPTION AGREEMENT

     Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

     Purchase Information. (Section 4 of Subscription Agreement)

•	A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.

•	A check for the full purchase price of the shares subscribed for should be made payable to the order of “Deutsche Bank AG, as Escrow Agent for SKB REIT, Inc.” For custodial accounts, checks should be made payable to the custodian and sent, with a signed copy of this agreement, to the custodian.

•	Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made.

Type of Ownership. (Section 5 of Subscription Agreement)

•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration and Contact Information. (Section 6 of Subscription Agreement)

•	Please enter the exact name in which the Shares are to be held.

–	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

–	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

–	Trusts should include the name of the trustee.

•	All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes). By signing in Section 7, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

•	For each individual registered owner, include a copy of a government issued identification document evidencing residence or nationality and bearing a photograph or similar safeguard, such as a driver’s license, identification card, or passport.

Investor Representatives. (Section 7 of Subscription Agreement)

•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:

–	Individual: One signature required.

–	Joint Tenants with Right of Survivorship: All parties must sign.

–	Tenants In Common: All parties must sign.

–	Community Property or Married Person, Separate Property: Only one investor’s signature required.

–	Qualified Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

–	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

B-2

–	Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

–	Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board’s resolution authorizing the investment.

–	IRA: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

–	Keogh (HR 10): Same rules as those applicable to IRAs.

–	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

•	Please note that these signatures do not have to be notarized.

Dividends. (Section 9 of Subscription Agreement)

•	By electing the Dividend Reinvestment Plan, the investor elects to reinvest all of the dividends otherwise payable to such investor in Shares of the Company.

•	Each investor who elects the Dividend Reinvestment Plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 3.5% of reinvested dividends, less any discounts authorized by the Prospectus.

Broker-Dealer or Independent Investment Adviser. (Section 10 of Subscription Agreement)

•	This Section is to be completed by the investor’s Registered Representative. Please complete all requested broker-dealer information, including suitability certification.

•	Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Registered Investment Advisor (RIA). (Item 11 of Subscription Agreement)

•	Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor.

If the Investor is an entity, the signature page must be signed by an authorized representative of the entity.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to SKB REIT, Inc., 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL                 AT (   )    -    .

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY-CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

          (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1) to the issuer;

          (2) pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

          (5) to holders of securities of the same class of the same issuer;

          (6) by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

          (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     “IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SUBSCRIPTION AGREEMENT
SKB REIT, Inc.

     THIS SUBSCRIPTION AGREEMENT is made and entered into between SKB REIT, Inc, a Maryland real estate investment trust (the “Company”), and the investor whose signature appears below (“Investor”). The Investor should read this Subscription Agreement carefully, provide the information requested, and execute the signature page.

1. Subscription Amount and Payment. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company’s $0.001 par value per share common shares (the “Shares”) set forth on the signature page of this Subscription Agreement, upon payment to Deutsche Bank AG, as Escrow Agent, of the subscription price for the Shares. The subscription price shall be $10.00 per Share. Payment for the Shares will be held in escrow in accordance with the Escrow Agreement between the Company and the Escrow Agent until the Company has received and accepted subscriptions for at least $2,500,000 in Shares. If the Investor intends to purchase more than 50,000 Shares, the Investor may request a volume discount in writing and submit such request to the Company simultaneously with the submission of this Subscription Agreement. The volume discount is described in the prospectus of the Company dated         , 2004, as supplemented to date (the “Prospectus”) under the heading “PLAN OF DISTRIBUTION.”

2. Acceptance by the Company. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion. Neither the Company nor any person or entity acting on behalf of the Company may accept the Investor’s subscription until at least five business days after the date that the Investor receives the Prospectus. This Subscription Agreement will be accepted or rejected by the Company within 30 days of the Company’s receipt of a completed copy hereof executed by the Investor. If the Company rejects the Investor’s subscription, all funds submitted to the Company by the Investor in payment for the Shares will be returned to the Investor within 10 business days of such rejection.

3. Disclosures by the Company.

     Prospective investors are hereby advised of the following:

•	All prospective investors are urged to carefully read the prospectus of the Company dated , 2004, as supplemented to date (the “Prospectus”). Prospective investors should rely solely on the Prospectus in deciding whether or not to invest in the Company, and not on any other information or representations from other sources.

•	Prospective investors should understand the risks associated with an investment in the Company and the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

•	The assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus.

•	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

•	There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

4. Purchase Information. Please complete requested information.

# of Shares	Total $ Invested	Except for Custodial Accounts, Make Investment Check Payable to: Deutsche Bank AG, as Escrow Agent for SKB REIT, Inc.

(# Shares x $10.00 = Total $ Invested)		☐ Initial Investment (Minimum $1,000)
Minimum purchase: $1,000 or 100 Shares		☐ Additional Investment (Minimum $__) State in which sale was made:

5. Type of Ownership. Please check one of the following:

☐ Individual	☐ Other Qualified Plan:
☐ IRA Type:	☐ MPPP ☐ Profit Sharing

☐ Tenants in Common	☐ Keogh (H.R.10)
☐ Joint Tenants with Right of Survivorship	☐ Trust/Trust Type:

☐ Community Property	(Please specify, i.e., Family, Living, Revocable, etc.)
☐ Married Person, Separate Property
☐ UGMA State of

☐ UTMA State of
☐ Corporation or Partnership
☐ Other:

6. Registration and Contact Information.

     Please print name(s) in which Shares are to be registered. Include trust name, if applicable. If IRA or a qualified plan, include both investor and trustee or custodian names and Taxpayer I.D. numbers.

If this is a legal entity, check this box  ☐

Name	Taxpayer ID. (FEIN or Social Security Number)
	-	-

Additional Name (if applicable)	Taxpayer ID. (FEIN or Social Security Number)
	-	-

Mailing Address

City	State		Zip Code

Home Telephone No. ( )	Business Telephone No.	( )

Email Address (Optional)	Country of Citizenship

7. Investor Representations. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement.

Initials	Initials

(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income. In addition, if applicable, I meet any higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under “Suitability Standards.”

Initials	Initials

(c)	I am purchasing the Shares for my own account.

Initials	Initials

(d)	I acknowledge that there is no public market for the Shares and, thus, my investment in the Shares is not liquid.

Initials	Initials

(e)	Under penalties of perjury, I certify that (1) my Taxpayer Identification Number as set forth in this Subscription Agreement is accurate and correct and (2) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or if I have been subject to such back-up withholding the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Initials	Initials

(f)	I accept and agree to be bound by the terms and conditions of the Company’s Articles of Incorporation and Bylaws.

Initials	Initials

(g)	I am in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

Initials	Initials

(h)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of

California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

Initials	Initials

(i)	If I am If I am an Ohio or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.

Initials	Initials

     By signing this Subscription Agreement, I hereby certify and declare, under penalty of perjury, that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company.

     Notice is hereby given to each subscriber that you do not waive any rights you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing this Subscription Agreement.

Signature of Investor or Custodian/Trustee, if applicable	Signature of Joint Owner, if applicable	Date

8. Electronic Delivery of Reports and Updates.

     I authorize SKB REIT, Inc. to make available on its website at www.SKBREIT.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (you must provide an e-mail address if you choose this option).

E-Mail Address:

(May not be initially available)

9. Dividends.

     (Please check one of the following.)

     ☐ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.

     ☐ I prefer dividends be paid by check to me at my address listed under Section 6 (not available for qualified plans).

     ☐ I prefer to direct dividends to a party other than the registered owner per my instructions below.

     ☐ I prefer dividends be paid to me by deposit directly into my account identified below (i.e. a bank, brokerage firm or savings and loan, etc.)

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Company is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Company has received written notification of its termination at such time and in such manner as to give the

Company reasonable time to act. In the event that the Company deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

     To direct dividends to a party other than the registered owner, please provide the following information, as applicable:

Institution Name                                                           Account Number

Name on Account

Mailing Address

City                                                           State                     Zip Code

10. Broker-Dealer or Independent Investment Adviser.

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

     The broker-dealer or the Investor’s authorized representative (the “Registered Representative”) must sign below to complete the order. The undersigned Registered Representative confirms by their signature that they recognize and have complied with their obligations under the NASD’s Conduct Rules, and that they (1) have reasonable grounds to believe that the information and representations concerning the Investor are true, correct and complete in all respects; (2) have discussed the Investor’s prospective purchase of Shares with the Investor; (3) have advised the Investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares as required by Section 4 of such Rules of Fair Practice of the NASD Manual; (4) have delivered a current Prospectus and related supplements, if any, to the Investor at least five days prior to the date that her or she will deliver this Subscription Agreement to the Company; (5) have reasonable grounds to believe that the Investor is purchasing the Shares for their own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Investor, that the Investor meets the suitability standards applicable to the Investor set forth in the Prospectus and related supplements, if any, and that the Investor is in a financial position to enable the Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Registered Representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the Investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name (Name of Entity)	Financial Advisor Name

Registered Representative Signature	Date

Registered Representative Account Number

Individual Representative Name	Telephone No.	( )

Registered Representative Mailing Address

Advisor Number	Branch Number

City                                                           State                                        Zip Code

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

A.	☐ Through or its affiliates without the participation of another Broker-Dealer

B.	☐ Through a participating Broker-Dealer – indicate the correct commission rate below:

                         (1) Full commission

                         (2) Waiver of selling commission, purchased through affiliated investment adviser

                         (3) Waiver of selling commission; purchase is for participating Broker-Dealer or its retirement plan, or for a representative of participating Broker-Dealer or his or her retirement plan or family members

C.	☐ Through investment adviser unaffiliated with a Broker-Dealer – Certification of Client Suitability form must be attached

                                                                 Date
Representative Signature

11. Registered Investment Advisor (RIA).

Check the following box if this investment is made through an RIA: [ ]
(If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.)

For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to “ Deutsche Bank AG, as Escrow Agent for SKB REIT, Inc.” to: SKB REIT, Inc., 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204.

FOR INTERNAL USE ONLY:

Accepted by:

SKB REIT, Inc.	Date:

By:	Amount:

Name:

Title:

APPENDIX C

SKB REIT, INC.

DIVIDEND REINVESTMENT PLAN

     SKB REIT, Inc., a Maryland Corporation (the “Company”) has adopted the following Dividend Reinvestment Plan (the “Plan”). Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation (the “Articles”) unless otherwise defined herein.

1. Reinvestment of Dividends. The Company or a third party designated and approved by the Company’s Board of Directors as agent (the Company or such third party, the “Plan Administrator”) for holders of shares of common stock of the Company, par value $.001 per share (the “Shares”) owned by each stockholder who elects to participate in the Plan (each a “Participant”), will receive all cash dividends paid by the Company with respect to Participants’ Shares (collectively, the “Dividends”) and, except as expressly limited herein, will use all such funds to purchase Shares for the benefit of the Participants pursuant to the terms and conditions of this Plan. Participants may only elect dividend reinvestment with respect to 100% of the Shares registered in such Participant’s name on the records of the Company. Shares acquired pursuant to this Plan will entitle their holders to the same rights and the same treatment as accorded to other holders of common stock of the Company.

2. Available Shares. Shares to be purchased by the Plan Administrator on behalf of Participants may (but are not required to) be supplied from (a) the 3,000,000 Shares which will be registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s initial public offering of Shares (the “Initial Offering”) for issuance under the Plan, (b) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (c) Shares purchased by the Plan Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.

3. Price of Shares. Prior to the termination of the Company’s Initial Offering, the Plan Administrator will invest Dividends in Shares at a fixed price of $9.50 per Share. After termination of the Initial Offering, the Board of Directors of the Company will determine the fair market value price per share for which shares will be issued under the Dividend Reinvestment Plan based on the consideration of numerous factors including the current offering price, if any, and the prevailing market price of the Shares on the Secondary Market, if applicable. Shares acquired by the Plan Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares pursuant to the Initial Offering. If the Plan Administrator acquires Shares in the Secondary Market for use in the Plan, the Plan Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Plan Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Plan Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Plan Administrator nor the Company is in any way obligated to do either, in its sole discretion.

4. Election to Participate. Any holder of Shares who has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Commission, may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Shares. Any stockholder who has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Commission, and who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Plan Administrator. Participation in the Plan will commence with the next Dividend payable after receipt of the Participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, the election to participate in the Plan will apply to all Dividends attributable to the fiscal quarter in which the Stockholder makes such written election to participate in the Plan and to all fiscal quarters thereafter.

5. Suitability. Each Participant agrees that if, at any time prior to the listing of the Shares on the Secondary Market, such Participant fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, the then

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current Prospectus, the Articles or other applicable enrollment form, such Participant will promptly so notify the Company in writing.

6. Costs. If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 3.5%. No dealer manager fee will be payable with respect to the issuance of Shares under the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Dividends reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to Dividends which are then being reinvested. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

7. Purchases of Shares.

     (a) Dividends shall be invested by the Plan Administrator within 30 days after the payment date with respect to such Dividends (the “Investment Date”) to the extent Shares are available for purchase under the Plan. Any Dividends not so invested will be returned to Participants in the Plan. Any interest earned on accounts holding such Dividends will be paid to the Company and will become the property of the Company. The Company will allocate the purchased Shares among the Participants based on the portion of the aggregate Dividends received on behalf of each Participant, as reflected on the Company’s books.

     (b) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant’s account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places.

8. Account Statements. Within 90 days after the end of the fiscal year, the Company shall provide each Participant with a statement of account containing a report of all transactions with respect to such account since the last statement, including information with respect to the dividends reinvested during the year, the purchase date, purchase price and number of Shares purchased during the year, as well as the dates of all Dividends declared and amounts of Dividends paid with respect to Shares held by such Participant during the prior fiscal year. In addition, tax information with respect to the Participant’s participation in the Plan for the year will be included in the account statements.

9. Certificates for Shares. The ownership of Shares purchased under the Plan will be noted in book-entry form only unless and until the Board of Directors of the Company determines otherwise.

10. Termination of Participation.

     (a) A Participant may terminate participation in the Plan at any time without penalty by notifying the Plan Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the Plan Administrator after such cutoff date will not be effective until the next following Investment Date. To be effective for a Dividend, such notice must be received by the Plan Administrator at least ten days prior to the record date for such Dividend. In addition, a transfer of any of Shares by a Participant will terminate the transferor’s participation in the Plan as of the first day of the quarter in which the transfer is effective.

     (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on the Nasdaq Stock Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Plan Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Plan Administrator.

     (c) A Participant’s participation in this Plan will be terminated if reinvestment in Shares of Dividends payable to Participant would cause the percentage ownership limitations contained in the Company’s Articles of Incorporation, as amended from time to time, (the “Articles”) to be exceeded. Upon the issuance of any Dividend which would cause a Participant to exceed the ownership limitations contained in the Articles, termination will be immediately effective as to that portion of any Dividend payable to Participant which would cause the Participant to exceed the ownership limitations contained in the Articles.

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     (d) After termination of the Plan or termination of a Participant’s participation in the Plan, the Reinvestment Agent will send to each Participant a check for the amount of any Dividends in the Participant’s account that have not been reinvested in Shares. Any future Dividends with respect to such former Participant’s Shares made after the effective date of the termination will be sent directly to the former Participant.

11. Amendment or Termination of the Plan. The Board of Directors of the Company may, in its sole discretion, amend or terminate the Plan, for any reason, at any time, by 10 days prior written notice to all Plan Participants. The Plan Administrator or the Board of Directors of the Company also may terminate or limit any Participant’s participation in the Plan at any time by 10 days prior written notice to such Participant for any reason including, without limitation, if continued participation could, in the opinion of the Plan Administrator or the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

12. Voting of Shares Held Under the Plan. Each Participant will be entitled to vote all whole Shares acquired by the Participant under the Plan. Fractional Shares will not be voted.

13. Absence of Liability. Neither the Company nor the Plan Administrator will be liable for any act done in good faith or any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a Participant’s participation in the Plan upon a Participant’s death and (b) with respect to the prices at which Shares are purchased, the times when purchases are made, or fluctuations in the market price of Shares.

14. Governing Law. This Plan and Participant’s election to participate in the Plan shall be governed by the State of Maryland.

15. Interpretation and Regulation of the Plan. The Company reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

16. Tax Consequences of Participation in the Plan. Participants may incur a tax liability for Dividends payable with respect to their Shares even though they have elected not to receive Dividends in cash, but rather to have Dividends held in their account under the Plan.

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ENROLLMENT FORM

SKB REIT, Inc.

DIVIDEND REINVESTMENT PLAN

To Join the Dividend Reinvestment Plan (the “Plan”):

     (1) Complete this card. Be sure to include your social security or tax identification number and signature.

     (2) Staple or tape the card closed so that your signature is enclosed.

     Please indicate your participation below. It is not necessary to return this card if you do not wish to participate in the Plan.

     I hereby appoint SKB REIT, Inc. (the “Company”) (or any designee or successor), acting as Plan Administrator, as my agent to receive cash dividends that may hereafter become payable to me on Shares of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full Shares and fractional interests in Shares.

     I understand that the purchases will be made under the terms and conditions of the Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to terminate my participation.

[_]	Yes, I would like to participate in the Dividend Reinvestment Plan for 100% of my Shares.

[_]	No, I do not wish to participate in the Dividend Reinvestment Plan.

Signature	Date
Please Print Full Legal Name(s)	Social Security or Tax Identification Number

If your Shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the Plan.

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[LOGO]

SKB REIT

Up to 33,000,000 Shares
of Common Stock
Offered to the Public

PROSPECTUS

, 2004

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$41,621
NASD filing fee	30,500
Legal fees and expenses	*
Blue sky fees and expenses	*
Accounting fees and expenses	*
Sales and advertising expenses	*
Seminars	*
Miscellaneous expenses	*

Total	*

*	To be filed by amendment.

Item 32. Sales to Special Parties

     Not applicable.

Item 33. Recent Sales of Unregistered Securities

     SKB Advisors, LLC purchased 20,000 shares of our common stock on June 17, 2004 in exchange for aggregate consideration of $200,000 ($10,000 paid on June 17, 2004 and $190,000 paid on                     2004). The offering was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

     The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

▪	actual receipt of an improper benefit or profit in money, property or services; or

▪	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     Subject to certain limitations, our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. Subject to certain limitations, our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

     The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

▪	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

▪	the director or officer actually received an improper personal benefit in money, property or services; or

▪	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

▪	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

▪	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Subject to certain limitations, our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our other employees and agents may be indemnified to such extent as is authorized by our board of directors or our charter or bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:

▪	an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

▪	such person actually received an improper personal benefit in money, property or services; or

▪	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

     We will also enter into indemnity agreements with each of our directors and executive officers, as well as our manager and its officers, director, employees and some of its affiliates. The form of indemnity agreement is included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements will require, among other things, that we indemnify such persons to the fullest extent permitted by law and our charter, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, subject to certain limitations. Although the form of indemnity agreement offers substantially the same scope of coverage afforded our directors and officers by law, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The partnership agreement of SKB OP provides for indemnification of our directors and officers and our advisor and its employees and affiliates to the maximum extent permitted by Delaware law.

Item 35. Treatment of Proceeds From Stock Being Registered

     Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements Schedule

Report of Independent Registered Public Accounting Firm	F-2
SKB REIT, Inc. Balance Sheet	F-3
Notes to Balance Sheet	F-4

(b) The following exhibits are filed as part of this registration statement:

Ex.	Description
3.1	Articles of Incorporation

3.2	Bylaws

4.1	Form of Dealer Manager Agreement

4.2*	Form of Common Stock Certificate

4.3	Form of Subscription Agreement (included as Appendix B to Prospectus)

4.4	Form of Dividend Reinvestment Plan (included as Appendix C to Prospectus)

4.5*	Form of Escrow Agreement

5*	Form of Opinion of Kaye Scholer LLP re legality

8*	Form of Opinion of Kaye Scholer LLP re tax matters

10.1*	Form of Advisory Agreement

10.2*	Form of Agreement of Limited Partnership of SKB Operating Partnership, L.P.

23.1	Consent of Deloitte & Touche LLP

23.2*	Consent of Kaye Scholer LLP (included in Exhibit 5)*

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	Consent of Robert H. Given

99.2	Consent of Robert J. Holmes

99.3	Consent of Craig N. Longfield

99.4	Consent of Sol L. Rabin

*	To be filed by amendment

Item 37. Undertakings

     (a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) The registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (c) The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (d) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in this prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of this offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of this offering has ended.

     (f) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

     (g) The registrant undertakes to furnish to each stockholder, within forty-five (45) days after the close of each quarterly period, the information specified by Form 10-Q.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 30, 2004.

SKB REIT, INC.
By:	/S/ ROBERT D. SCANLAN

Name: Robert D. Scanlan
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ROBERT D. SCANLAN	President, Chief Executive Officer and Director	June 30, 2004
Robert D. Scanlan

/s/ N. THOMSON BARD, JR.	Executive Vice President and Director	June 30, 2004
N. Thomson Bard, Jr.

/s/ TODD M. GOODING	Executive Vice President, Chief Investment Officer and Director	June 30, 2004
Todd M. Gooding

/s/ SANDRA RANKIN	Chief Financial Officer and Secretary	June 30, 2004
Sandra Rankin